Exhibit 4(b)

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 9, 2010

by and among

BLOUNT, INC.,

GEAR PRODUCTS, INC, OMARK PROPERTIES, INC. and

WINDSOR FORESTRY TOOLS LLC,

as Borrowers,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

THE LENDERS SIGNATORY HERETO

FROM TIME TO TIME,

as Lenders,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent and Lender,

and

GE CAPITAL MARKETS, INC.,

as Lead Arranger and Bookrunner

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

INDEX OF APPENDICES

Annex A (Recitals)	-	Definitions
Annex B (Section 1.2)	-	Letters of Credit
Annex C (Section 1.8)	-	Cash Management System
Annex D (Section 2.1(a))	-	Closing Checklist
Annex E (Section 4.1(a))	-	Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))	-	Collateral Reports
Annex G (Section 6.10)	-	Financial Covenants
Annex H (Section 9.9(a))	-	Lenders’ Wire Transfer Information
Annex I (Section 11.10)	-	Notice Addresses
Annex J (from Annex A - Commitments definition)		Commitments as of Closing Date
Annex K	-	From of Loan Auction Procedures

Exhibit 1.1(a)(i)	-	Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)	-	Form of Revolving Note
Exhibit 1.1(b)(i)	-	Form of Term Loan B Note
Exhibit 1.1(b)(ii)	-	Form of Term Loan A Note
Exhibit 1.1(c)(ii)	-	Form of Swing Line Note
Exhibit 1.5(f)(i)	-	Form of Notice of Conversion/Continuation-LIBOR
Exhibit 5.13	-	Form of Credit Agreement Joinder Agreement
Exhibit 9.1(c)	-	Form of Assignment Agreement
Exhibit B-1	-	Application for Standby Letter of Credit
Exhibit B-2	-	Application for Documentary Letter of Credit
Schedule 1.1	-	Agent’s Representatives
Schedule E-1	-	Existing Letters of Credit
Disclosure Schedule 1.4	-	Sources and Uses; Funds Flow Memorandum
Disclosure Schedule 3.1	-	Type of Entity; State of Organization
Disclosure Schedule 3.2	-	Executive Offices, Collateral Locations, FEIN, Organizational Identification Number
Disclosure Schedule 3.3(e)	-	Conflicts
Disclosure Schedule 3.4(a)	-	Financial Statements
Disclosure Schedule 3.4(b)	-	Pro Forma
Disclosure Schedule 3.4(c)	-	Projections
Disclosure Schedule 3.6	-	Real Estate and Leases
Disclosure Schedule 3.7	-	Labor Matters
Disclosure Schedule 3.8	-	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule 3.11	-	Tax Matters
Disclosure Schedule 3.12	-	ERISA Plans
Disclosure Schedule 3.13	-	Litigation
Disclosure Schedule 3.15	-	Intellectual Property
Disclosure Schedule 3.17	-	Hazardous Materials
Disclosure Schedule 3.18	-	Insurance
Disclosure Schedule 3.19	-	Deposit and Disbursement Accounts
Disclosure Schedule 3.20	-	Government Contracts
Disclosure Schedule 3.21	-	Customer and Trade Relations
Disclosure Schedule 3.22	-	Material Agreements

-vi-

Disclosure Schedule 5.1	-	Trade Names
Disclosure Schedule 6.3	-	Indebtedness
Disclosure Schedule 6.4(a)	-	Transactions with Affiliates
Disclosure Schedule 6.7	-	Existing Liens

-vii-

EXECUTION VERSION

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 9, 2010, by and among BLOUNT, INC., a Delaware corporation (“Blount, Inc.”), GEAR PRODUCTS, INC., an Oklahoma corporation (“Gear”), OMARK PROPERTIES, INC., an Oregon corporation (“Omark”), WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company (“Windsor”) (Gear, Omark, Windsor and Blount, Inc. are sometimes referred to herein collectively as “Borrowers” and individually as “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), in its capacity as Agent for the Lenders; and the other Lenders party hereto.

RECITALS

WHEREAS, Borrowers, the other Credit Parties signatory thereto, Lenders (as defined in the Prior Credit Agreement), and Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of December 4, 2009 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Prior Credit Agreement”); and

WHEREAS, Lenders (as defined in the Prior Credit Agreement) and Agent are hereinafter referred to as the “Prior Lender Group”; and

WHEREAS, Borrowers desire that the Prior Lender Group amend and restate the Prior Credit Agreement to, among other things, modify the credit facilities to provide for a Revolving Loan Commitment of $75,000,000, a Term Loan B Commitment of $275,000,000 and a Term Loan A Commitment of $75,000,000, and the Requisite Lenders (as defined in the Prior Credit Agreement) and the other Lenders party hereto are willing to do so in accordance with, and subject to the terms and conditions set forth in, this Agreement; and

WHEREAS, each Borrower acknowledges and agrees that the security interest granted to Agent for the benefit of Prior Lender Group, or any of them, pursuant to the Loan Documents (as defined in the Prior Credit Agreement), shall remain outstanding and in full force and effect in accordance with the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement), as modified herein and in the other Loan Documents, and shall continue to secure the Obligations; and

WHEREAS, Borrowers and Lenders acknowledge and confirm that: (i) the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Credit Agreement) arising in connection with the Prior Credit Agreement and other Loan Documents (as defined in the Prior Credit Agreement); (ii) the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Obligations (as defined in the Prior Credit Agreement) under the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) as amended, restated, renewed, extended, consolidated or modified hereunder and under the other Loan Documents, together with all other Obligations hereunder; (iii) all Liens evidenced by the Loan Documents (as defined in the Prior Credit Agreement) are hereby ratified, confirmed and continued as modified, amended or restated under the Loan Documents; and (iv) this Agreement is intended to restate, renew, extend, consolidate, amend and modify the Prior Credit Agreement in its entirety; and

WHEREAS, Borrowers and Lenders intend that: (i) the provisions of the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement), to the extent restated, renewed, extended, consolidated, amended or modified hereby and by the other Loan Documents, be hereby superseded and replaced by the provisions hereof and of the other Loan Documents; and (ii) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation and shall in no way adversely affect or impair the priority of Liens granted by the Loan Documents (as defined in the Prior Credit Agreement); and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified in this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute a single agreement. These Recitals shall be construed as part of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto hereby amend and restate the Prior Loan Agreement in its entirety and further agree as follows:

1. AMOUNT AND TERMS OF CREDIT

1.1 Credit Facilities.

(a) Revolving Credit Facility.

(i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances under the Revolving Loan Commitment (each, a “Revolving Credit Advance”). All “Revolving Credit Advances” under, and as defined in, the Prior Credit Agreement that are outstanding on the Closing Date shall be deemed to be Revolving Credit Advances hereunder. The Pro Rata Share of the Revolving Loan of any Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 1.1(a)(i); provided that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time. Each Revolving Credit Advance shall be made on notice by Borrower Representative on behalf of the applicable Borrower to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 1:00 p.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan in an aggregate principal amount less than $25,000,000, (2) 1:00 p.m. (New York time) on the date which is one (1) Business Day prior to the proposed Revolving Credit Advance, in the case of an Index Rate Loan in an aggregate principal amount equal to or greater than $25,000,000 or (3) 1:00 p.m. (New York time) on the date which is three (3) Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a “Notice of Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be reasonably required by Agent. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower Representative must comply with Section 1.5(f).

(ii) Upon request by any Revolving Lender, each Borrower shall execute and deliver to such Lender a note to evidence the Revolving Loan Commitment of that Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a “Revolving Note” and, collectively, the “Revolving Notes”). Each Revolving Note (or, if a Revolving Note is not requested, this Agreement) shall represent the joint and several obligation of Borrowers to pay the amount of the applicable Lender’s Revolving Loan Commitment or, if less, such Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrowers, together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations with respect to the Revolving Loan Commitment shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date (and the Revolving Loan Commitment, for purposes of this Agreement, shall thereafter be zero).

(b) Term Loans.

(i) Term Loan B.

(1) Subject to the terms and conditions hereof, each Lender with a Term Loan B Commitment agrees to make a term loan (collectively, the “Term Loan B”) on the Closing Date to Borrowers in an amount of the applicable Lender’s Term Loan B Commitment. The obligations of each Lender hereunder shall be several and not joint. Upon request by any Lender with a Term Loan B Commitment, each Borrower shall execute and deliver to such Lender a promissory note substantially in the form of Exhibit 1.1(b)(i) (each a “Term Loan B Note” and collectively, the “Term Loan B Notes”). Each Term Loan B Note (or, if a Term Loan B Note is not requested, this Agreement) shall represent the joint and several obligation of Borrowers to pay the applicable Lender’s Term Loan B Commitment, together with interest hereon as prescribed in Section 1.5.

(2) Borrowers shall repay the principal balance of the Term Loan B in consecutive quarterly installments on the first day of January, April, July and October of each year, commencing January 1, 2011, as follows:

Payment Dates	Installment Amounts
January 1, 2011	$687,500
April 1, 2011	$687,500
July 1, 2011	$687,500
October 1, 2011	$687,500
January 1, 2012	$687,500
April 1, 2012	$687,500
July 1, 2012	$687,500
October 1, 2012	$687,500
January 1, 2013	$687,500
April 1, 2013	$687,500
July 1, 2013	$687,500
October 1, 2013	$687,500
January 1, 2014	$687,500
April 1, 2014	$687,500
July 1, 2014	$687,500
October 1, 2014	$687,500
January 1, 2015	$687,500
April 1, 2015	$687,500
July 1, 2015	$687,500
October 1, 2015	$687,500
January 1, 2016	$687,500
April 1, 2016	$687,500
July 1, 2016	$687,500
August 9, 2016	$259,187,500

The final installment due August 9, 2016 shall be in the amount of $259,187,500 or, if different, the remaining principal balance of the Term Loan B, together with accrued interest and all fees, costs, expenses and other charges due by Borrowers with respect to the Term Loan B.

(3) Notwithstanding Section 1.1(b)(i)(2), the aggregate outstanding principal balance of the Term Loan B shall be due and payable in full in immediately available funds on the Commitment Termination Date applicable to the Term Loan B, if not sooner paid in full. No payment with respect to the Term Loan B may be reborrowed.

(ii) Term Loan A.

(1) Subject to the terms and conditions hereof, each Lender with a Term Loan A Commitment agrees to make a term loan (collectively, the “Term Loan A”) on the Closing Date to Borrowers in an amount of the applicable Lender’s Term Loan A Commitment. The obligations of each Lender hereunder shall be several and not joint. Upon request by any Lender with a Term Loan A Commitment, each Borrower shall execute and deliver to such Lender a promissory note substantially in the form of Exhibit 1.1(b)(ii) (each a “Term Loan A Note” and collectively, the “Term Loan A Notes”). Each Term Loan A Note (or, if a Term Loan A Note is not requested, this Agreement) shall represent the joint and several obligation of Borrowers to pay the applicable Lender’s Term Loan A Commitment, together with interest hereon as prescribed in Section 1.5.

(2) Borrowers shall repay the principal balance of the Term Loan A in consecutive quarterly installments on the first day of January, April, July and October of each year, commencing January 1, 2011, as follows:

Payment Dates	Installment Amounts
January 1, 2011	$1,875,000
April 1, 2011	$1,875,000
July 1, 2011	$1,875,000
October 1, 2011	$1,875,000
January 1, 2012	$1,875,000
April 1, 2012	$1,875,000
July 1, 2012	$1,875,000
October 1, 2012	$1,875,000
January 1, 2013	$1,875,000
April 1, 2013	$1,875,000
July 1, 2013	$1,875,000
October 1, 2013	$1,875,000
January 1, 2014	$1,875,000
April 1, 2014	$1,875,000
July 1, 2014	$1,875,000
October 1, 2014	$1,875,000
January 1, 2015	$1,875,000
April 1, 2015	$1,875,000
July 1, 2015	$1,875,000
August 9, 2015	$39,375,000

The final installment due August 9, 2015 shall be in the amount of $39,375,000 or, if different, the remaining principal balance of the Term Loan A, together with accrued interest and all fees, costs, expenses and other charges due by Borrowers with respect to the Term Loan A.

(3) Notwithstanding Section 1.1(b)(ii)(2), the aggregate outstanding principal balance of the Term Loan A shall be due and payable in full in immediately available funds on the Commitment Termination Date applicable to the Term Loan A, if not sooner paid in full. No payment with respect to the Term Loan A may be reborrowed.

(c) Swing Line Facility.

(i) Agent shall notify the Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment

Termination Date advances (each, a “Swing Line Advance”) in accordance with any such notice. The provisions of this Section 1.1(c) shall not relieve the Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by the Revolving Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) the Maximum Amount, in each case under clauses (A) and (B) of this sentence, less the outstanding balance of the Revolving Loan at such time (“Swing Line Availability”). Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative on behalf of the applicable Borrower in accordance with Section 1.1(a). Any such notice must be given no later than 1:00 p.m. (New York time) on the Business Day of the proposed Swing Line Advance. Unless the Swing Line Lender has received at least one Business Day’s prior written notice from Requisite Revolving Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Sections 2.2, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent.

(ii) Upon request by the Swing Line Lender, Borrowers shall execute and deliver to the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(c)(ii) (the “Swing Line Note”). The Swing Line Note (or, if the Swing Line Note is not requested, this Agreement) shall represent the joint and several obligation of Borrowers to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to Borrowers, together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full.

(iii) If no Revolving Lender is a Non-Funding Lender, then the Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but not less frequently than weekly, shall on behalf of Borrowers (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrowers (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender’s Pro Rata Share of the principal amount of Borrowers’ Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. If any Revolving Lender is a Non-Funding Lender, that Non-Funding Lender’s reimbursement obligations with respect to the Swing Line Loans shall be reallocated to and assumed by the other Revolving Lenders in accordance with their Pro Rata Share of the Revolving Loans (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Revolving Lender’s Pro Rata Share had been increased proportionately). If any Revolving Lender is a Non-Funding Lender, upon receipt of the demand described above, each Revolving Lender that is not a Non-Funding Lender will be obligated to pay to Agent for the account of the Swing Line Lender its Pro Rata Share of the outstanding Swing Line Loans (increased as described above); provided that no Revolving Lender shall be required to fund any amount in excess of its Revolving Loan Commitment. Unless any of the events described in Sections 8.1(h) or 8.1(i) has occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of Borrowers.

(iv) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 8.1(h) or 8.1(i) has occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of the Borrowers, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to Borrowers in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v) Each Revolving Lender’s obligation to make Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Lender does not make available to Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 1.1(c)(iii) or 1.1(c)(iv), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two (2) Business Days and at the Index Rate thereafter.

(d) Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation-LIBOR Rate or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Blount, Inc. as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation-LIBOR Rate, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative, on behalf of the applicable Borrower, shall have the right to request, and the Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of each Borrower.

1.2A. Swap Related Reimbursement Obligations.

(a) Borrowers, jointly and severally, agree to reimburse GE Capital in immediately available funds in the amount of any payment made by GE Capital under a Swap Related L/C (such reimbursement obligation, whether contingent upon payment by GE Capital under the Swap Related L/C or otherwise, being herein called a “Swap Related Reimbursement Obligation”). No Swap Related Reimbursement Obligation for any Swap Related L/C may exceed the amount of the payment obligations owed by any Borrower under the interest rate protection or hedging agreement or transaction supported by the Swap Related L/C.

(b) A Swap Related Reimbursement Obligation shall be due and payable by Borrowers within one (1) Business Day after the date on which the related payment is made by GE Capital under the Swap Related L/C.

(c) Any Swap Related Reimbursement Obligation shall, during the period in which it is unpaid, bear interest at the rate per annum equal to the LIBOR Rate applicable to Revolving Loans plus one percent (1%), as if the unpaid amount of the Swap Related Reimbursement Obligation were a LIBOR Loan, and not at any otherwise applicable Default Rate. Such interest shall be payable upon demand. The following additional provisions apply to the calculation and charging of interest on Swap Related Reimbursement Obligations by reference to the LIBOR Rate applicable to Revolving Loans:

(i) The LIBOR Rate applicable to Revolving Loans shall be determined for each successive one-month LIBOR Period during which the Swap Related Reimbursement Obligation is unpaid, notwithstanding the occurrence of any Event of Default and even if the LIBOR Period were to extend beyond the Commitment Termination Date.

(ii) If a Swap Related Reimbursement Obligation is paid during a monthly period for which the LIBOR Rate applicable to Revolving Loans is determined, interest shall be pro-rated and charged for the portion of the monthly period during which the Swap Related Reimbursement Obligation was unpaid. Section 1.13(b) shall not apply to any payment of a Swap Related Reimbursement Obligation during the monthly period.

(iii) Notwithstanding anything to the contrary in the definition of “LIBOR Rate”, if the LIBOR Rate applicable to Revolving Loans is no longer available from Reuters, the LIBOR Rate with respect to Swap Related Reimbursement Obligations shall be determined by GE Capital from such financial reporting service or other information available to GE Capital as in GE Capital’s reasonable discretion indicates GE Capital’s cost of funds.

(d) Except as provided in the foregoing provisions of this Section 1.2A and in Section 11.3, Borrowers shall not be obligated to pay to GE Capital or any of its Affiliates any letter of credit fee, or any other fees, charges or expenses, in respect of a Swap Related L/C or arranging for any interest rate protection or hedging agreement or transaction supported by the Swap Related L/C. GE Capital and its Affiliates shall look to the beneficiary of a Swap Related L/C for payment of any such letter of credit fees or other fees, charges or expenses and such beneficiary may factor such fees, charges, or expenses into the pricing of any interest rate protection or hedging arrangement or transaction supported by the Swap Related L/C.

(e) If any Swap Related L/C is revocable prior to its scheduled expiry date, GE Capital agrees not to revoke the Swap Related L/C unless the earliest of the Commitment Termination Date applicable to the Term Loan B or an Event of Default has occurred.

(f) GE Capital or any of its Affiliates shall be permitted to (i) provide confidential or other information furnished to it by any of the Credit Parties (including, without limitation, copies of any documents and information in or referred to in the Closing Checklist, Financial Statements and Compliance Certificates) to a beneficiary or potential beneficiary of a Swap Related L/C and (ii) receive confidential or other information from the beneficiary or potential beneficiary relating to any agreement or transaction supported or to be supported by the Swap Related L/C. However, no confidential information shall be provided to any Person under this paragraph unless the Person has agreed to comply with the covenant substantially as contained in Section 11.8 of this Agreement.

1.3 Prepayments.

(a) Voluntary Prepayments; Reductions in Revolving Loan Commitment. Borrowers may at any time on at least two (2) days’ (or such shorter period as is acceptable to Agent) prior written notice by Borrower Representative to Agent (i) voluntarily prepay all or part of the Term Loan B and/or the Term Loan A and/or (ii) permanently reduce (but not terminate) the Revolving Loan Commitment so long as the aggregate amount of all such reductions to the Revolving Loan Commitment does not exceed $25,000,000; provided that (A) any such prepayments or reductions shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of such amount, (B) the Revolving Loan Commitment shall not be reduced to an amount less than the amount of the Revolving Loan then outstanding and (C) after giving effect to such reductions in the Revolving Loan Commitment, Borrowers shall comply with Section 1.3(b)(i). In addition, Borrowers may at any time on at least five (5) days’ prior written notice by Borrower Representative to Agent terminate the Revolving Loan Commitment; provided that upon termination of the Revolving Loan Commitment, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto. Any voluntary prepayment of Loans and any reduction or termination of the Revolving Loan Commitment must be accompanied by payment of any LIBOR Rate breakage costs in accordance with Section 1.13(b) and any fees required under Section 1.9(c), if applicable. Upon any such reduction or termination of the Revolving Loan Commitment, each applicable Borrower’s right to request (I) Revolving Credit Advances, (II) that Letter of Credit Obligations be incurred on its behalf, or (III) Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall not require a reduction in the L/C Sublimit unless the Revolving Loan Commitment is reduced to an amount below the L/C Sublimit. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied; provided that any partial prepayments of any Term Loan B or Term Loan A made by or on behalf of any Borrower shall be applied to reduce the remaining scheduled installments of the applicable Borrowers’ Term Loan B or Term Loan A, as applicable, on a pro rata basis. The notice of any prepayment shall not thereafter be revocable by Borrowers or Borrower Representative (provided that a notice of prepayment in full of the Loans and termination of the Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to Agent on or prior to the specified effective date) if such condition is not satisfied) and Agent shall promptly notify each Lender thereof and of such Lender’s Commitment percentage of such prepayment.

(b) Mandatory Prepayments.

(i) If at any time the aggregate outstanding balances of the Revolving Loan and the Swing Line Loan exceed the Maximum Amount, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

(ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition or any sale of Stock of any Subsidiary of any Credit Party (excluding Excluded Proceeds), it shall forward such proceeds to the Borrowers and Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses (including reasonable attorney’s fees and investment banking fees) properly attributable to such transaction and payable by Credit Parties in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, goods and services taxes and sales taxes, as applicable, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith and (E) cash amounts required to be maintained as a reserve or in escrow against any such asset sale or sale of Stock in an amount not to exceed twenty percent (20%) of the purchase price of such assets or

Stock, until such amounts are received by such Credit Party. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing or would result therefrom, Credit Parties may elect to reinvest such net proceeds from any asset disposition by delivering a certificate of the Borrower Representative to Agent that (1) states that the Credit Parties intend to reinvest such net proceeds in the business of a Credit Party within 365 days of the date of such sale and (2) confirms that such net proceeds have been (x) deposited into an account that is subject to a Control Letter or a control agreement meeting the requirements of Annex C, which net proceeds when so deposited (i) shall constitute Collateral, securing the payment of the Obligations then outstanding, (ii) may be withdrawn by the applicable Credit Party solely to reinvest in other assets of such Credit Party that are useful in the business of such Credit Party and (iii) upon the occurrence and during the continuance of an Event of Default, an amount equal to such net proceeds shall be applied to the repayment of the Obligations as set forth above or (y) used to repay the Revolving Loan (in whole or in part) on a temporary basis and if so used to repay the Revolving Loan and notwithstanding anything herein to the contrary such amount may be reborrowed only for the purpose of funding such reinvestment or if the Reinvestment Period (as defined below) has expired and such amount has not been reinvested pursuant to this Section to make the mandatory prepayment required by this Section; provided, that (a) such reinvestment must be made within 365 days (the “Reinvestment Period”) after the date of such sale, and (b) no Event of Default shall have occurred and be continuing at the time of such reinvestment or after giving effect thereto. If and to the extent such net proceeds are not fully reinvested during the Reinvestment Period, an amount equal to such net proceeds is required to be applied to repay the Obligations as set forth above.

(iii) If Holdings issues Stock (other than Excluded Stock Issuances), no later than the Business Day following the date of receipt of the proceeds thereof, Holdings shall contribute such proceeds to Blount, Inc. and Blount, Inc. shall prepay the Obligations in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs (including reasonable attorney’s fees and investment banking fees) paid to non-Affiliates in connection therewith; provided, however, if the Leverage Ratio is less than 3.75 to 1.00 at the time of such Stock issuance, then Borrowers shall not be required to make such prepayment in connection with such Stock issuance.

(iv) Until the Termination Date, Blount, Inc. shall prepay the Obligations on the date that is ten (10) days after the earlier of (A) the date on which Holdings’ and its Subsidiaries’ annual audited Financial Statements for the immediately preceding Fiscal Year (commencing with the Fiscal Year ending December 31, 2011) are delivered pursuant to Annex E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex E, in an amount equal to fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year; provided, however, if the Leverage Ratio is less than or equal to 3.00 to 1.00 at the time of such required prepayment, then Borrowers shall only be required to prepay the Obligations in an amount equal to twenty-five percent (25%) of Excess Cash Flow for the immediately preceding Fiscal Year. Each such prepayment shall be accompanied by a certificate signed by Borrower Representative’s chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to Agent.

(v) If one or more of the Credit Parties shall fail to (A) enter into a binding purchase agreement with respect to a Permitted Acquisition within 30 days following the Closing Date or (B) consummate a Permitted Acquisition (including payment of a cash purchase price of not less than $50,000,000) within 90 days following the Closing Date, then Borrowers shall immediately repay the Term Loan A in an amount equal (i) $75,000,000 less (ii) the actual cash purchase price paid with respect to any such Permitted Acquisition.

(c) Status of Commitments after Mandatory Prepayments. The Revolving Loan Commitment or the Swing Line Commitment shall not be permanently reduced by the amount of any prepayments under Section 1.3(b).

(d) Status of Commitments after Prepayments from Insurance and Condemnation Proceeds. The Revolving Loan Commitment or the Swing Line Commitment shall not be permanently reduced by the amount of any prepayments made from insurance or condemnation proceeds.

(e) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

1.4 Use of Proceeds. Borrowers shall utilize the proceeds of the Loans solely for the Refinancing (and to pay any related transaction expenses), to fund Fees and expenses incurred in connection with the Loans and for the financing of Borrowers’ ordinary working capital and general corporate needs, including, without limitation, capital expenditures and acquisitions permitted hereunder. Disclosure Schedule (1.4) contains a description of Borrowers’ sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

1.5 Interest and Applicable Margins.

(a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum, based on the aggregate Swing Line Loans outstanding from time to time; (iii) with respect to the Term Loan B, the Index Rate plus the Applicable Term Loan B Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan B LIBOR Margin per annum, based on the aggregate Term Loan B outstanding from time to time; and (iv) with respect to the Term Loan A, the Index Rate plus the Applicable Term Loan A Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan A LIBOR Margin per annum, based on the aggregate Term Loan A outstanding from time to time.

The Applicable Margins are as follows:

Applicable Revolver Index Margin	2.50%
Applicable Revolver LIBOR Margin	3.50%
Applicable Term Loan B Index Margin	3.00%
Applicable Term Loan B LIBOR Margin	4.00%
Applicable Term Loan A Index Margin	2.50%
Applicable Term Loan A LIBOR Margin	3.50%
Applicable Revolver Unused Line Fee Margin	0.50%

(b) For purposes of clarity, (i) for each day prior to the Closing Date, the Applicable Margins shall be deemed to be the Applicable Margins as defined in the Prior Credit Agreement and (ii) for each day on and after the Closing Date, the Applicable Margins shall be deemed to be the Applicable Margins set forth in Section 1.5(a).

(c) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(d) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

(e) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i) or so long as any other Event of Default with respect to Annex C, E, F or G has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, subject to applicable law, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2.00%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder (the “Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is waived and shall be payable upon demand.

(f) Borrower Representative shall have the option to (A) request that any Revolving Credit Advance be made as a LIBOR Loan, (B) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Index Rate Loans to LIBOR Loans, (C) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (D) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued; provided, however, that no Loan or group of Loans shall be made as, converted to, or continued at the end of the LIBOR Period therefor as a LIBOR Loan if any Default or Event of Default has occurred and is continuing and no Loan may be made as a LIBOR Loan until the earlier of sixty (60) days following the Closing Date or the date the Administrative Agent has determined that the syndication of the Commitments has been completed. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $100,000 in excess of such amount. Any such election must be made by 1:00 p.m. (New York time) on the 3rd Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 1:00 p.m. (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation-LIBOR Rate”) in the form of Exhibit 1.5(f)(i). Notwithstanding anything to the contrary contained herein, no Loan may be made as or converted into a LIBOR Loan until the earlier of (i) 30 days after the Closing Date or (ii) notification from Agent that LIBOR Loans are available to Borrowers.

(g) Anything herein to the contrary notwithstanding, the obligations of Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event Borrowers shall pay such Lender interest at the highest rate permitted by applicable law (the “Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (f), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum

Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(g), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

1.6 Intentionally Omitted.

1.7 Intentionally Omitted.

1.8 Cash Management Systems. On or prior to the Closing Date, Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the “Cash Management Systems”).

1.9 Fees.

(a) Fee Letter Fees. Blount, Inc. shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of the Closing Date by and between Blount, Inc. and GE Capital (as amended, restated, supplemented or otherwise modified from time to time, the “GE Capital Fee Letter”), at the times specified for payment therein.

(b) Unused Line Fees. As additional compensation for the Revolving Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date (in respect of the Revolving Loan Commitment) and on the Commitment Termination Date (in respect of the Revolving Loan Commitment), a Fee for Borrowers’ non-use of available funds in an amount equal to the Applicable Revolver Unused Line Fee Margin per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the aggregate Revolving Loan and the Swing Line Loan outstanding during the period for which such Fee is due. For purposes of calculating the Fee pursuant to this Section, (A) for each day prior to the Closing Date, the Maximum Amount shall be deemed to be the Maximum Amount as determined under the Prior Credit Agreement and (B) for each day on and after the Closing Date, the Maximum Amount shall be deemed to be the Maximum Amount as determined under this Agreement.

(c) Prepayment Fee. If, prior to the first anniversary of the Closing Date, the Borrowers (i) pay, after the occurrence of an Event of Default and the acceleration of the Obligations pursuant to Section 8.2, the Term Loan B or (ii) voluntarily prepay all or any portion of the Term Loan B, then the Borrowers shall pay to Agent, for the pro rata benefit of the Term Loan B Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to one percent (1.00%) multiplied by the sum of the principal amount of the Term Loan B so repaid after acceleration or voluntarily prepaid prior to the first anniversary of the Closing Date. The Borrowers agree that the fees required under this Section 1.9(c) are a reasonable calculation of Term Loan B Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from a voluntary prepayment and/or an early repayment of the Term Loan B.

(d) Intentionally Omitted.

(e) Borrowers shall pay to Agent, for the ratable benefit of the Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

1.10 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due by wire transfer or ACH transfer (which shall be the exclusive means of payment hereunder) in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which the wire transfer or ACH transfer was received in the applicable Collection Account prior to 2:00 p.m. (New York time). Payments received after 2:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in Dollars. If Agent receives any payment from or on behalf of any Credit Party in a currency other than the currency in which such Obligation is denominated, Agent may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the currency of the relevant Obligation at the exchange rate that Agent would be prepared to sell the currency in which the relevant Obligation is denominated against the currency received on the Business Day immediately preceding the date of actual payment. The Obligations shall be satisfied only to the extent of the amount actually received by Agent upon such conversion.

1.11 Application and Allocation of Payments.

(a) So long as no Event of Default has occurred and is continuing, (i) (A) payments consisting of proceeds of Accounts received in the ordinary course of business and (B) proceeds from asset sales under Section 6.8(f) up to an amount not to exceed $25,000,000 during the term of this Agreement, shall be applied, in the case of receipt by or on behalf of any Borrower, first, to the Swing Line Loan and, second, the Revolving Loan; (ii) payments (other than mandatory prepayments) matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) voluntary prepayments shall be applied as set forth in Section 1.3(a) hereof; and (iv) mandatory prepayments shall be applied as set forth in Sections 1.11(b) and 1.11(c) hereof (other than with respect to mandatory prepayments under Section 1.3(b)(v), which shall applied to the Term Loan A). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrowers hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of Borrowers, and Borrowers hereby irrevocably agree that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent’s expenses reimbursable hereunder and to all obligations owing to Agent, the Swing Line Lender, any L/C Issuer or any other Lender by any Non-Funding Lender under the Loan Documents; (2) to interest on the Swing Line Loan; (3) to principal payments on the Swing Line Loan; (4) to interest on the other Loans and unpaid Swap Related Reimbursement Obligations, ratably in proportion to the interest accrued as to each Loan and unpaid Swap Related Reimbursement Obligation, as applicable; (5) to principal payments on the other Loans and unpaid Swap Related Reimbursement Obligations and other unpaid Obligations under Hedge Agreements permitted under Section 6.3(a)(viii) and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans, unpaid Swap Related Reimbursement Obligations and outstanding Letter of Credit Obligations; and (6) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

(b) Any prepayments made by any Borrower pursuant to Section 1.3(b)(ii) (other than proceeds from asset sales under Section 6.8(f) in an aggregate amount not to exceed $25,000,000 during the term of this Agreement) and any prepayments made by any Borrower from insurance or condemnation proceeds in accordance with Section 5.4(c) and the Mortgage(s) shall be applied as follows: (i) proceeds from the sale of Inventory and Accounts and insurance proceeds from casualties or losses to cash or Inventory shall be applied, first, to the Swing Line Loans; and second, to the Revolving Credit Advances, and (ii) all other proceeds and any proceeds from the sale of Inventory and Accounts or from casualties or losses to cash or Inventory remaining after application to the Swing Line Loans and the Revolving Credit Advances shall be applied, first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents and to all obligations owing to Agent, the Swing Line Lender, any L/C Issuer or any other Lender by any Non-Funding Lender under the Loan Documents; second, to interest then due and payable on the Term Loans on a pro rata basis; third, to prepay the principal installments of the Term Loan B; fourth, to prepay the principal installments of the Term Loan A; fifth, to interest then due and payable on Borrowers’ Swing Line Loan; sixth, to the principal balance of the Swing Line Loan outstanding until the same has been repaid in full; seventh, to interest then due and payable on Revolving Credit Advances; eighth, to the principal balance of Revolving Credit Advances outstanding until the same have been paid in full; ninth, to any Letter of Credit Obligations of Borrower to provide cash collateral therefor in the manner set forth in Annex B; tenth, to all other Obligations then due and payable. Each Term Loan B Lender may elect not to accept any such prepayments on its Term Loan B, in which case such prepayment shall be applied to the Term Loan A; provided, however, if there is no outstanding balance under the Term Loan A, such prepayment shall be applied to any outstanding Revolving Credit Advances. Any prepayments of any Term Loan B or Term Loan A made by or on behalf of any Borrower pursuant to this paragraph (b) shall be applied to reduce the remaining scheduled amortization payments under Term Loan B or the Term Loan A, as applicable, on a pro rata basis. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, any such prepayments shall be applied as set forth in Section 1.11(a).

(c) Any prepayments made by Blount, Inc. pursuant to Sections 1.3(b)(iii) or (b)(iv) shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents and to all obligations owing to Agent, the Swing Line Lender, any L/C Issuer or any other Lender by any Non-Funding Lender under the

Loan Documents; second, pro rata to interest then due and payable on the Term Loans; third, to prepay the principal installments of the Term Loans on a pro rata basis; fourth, to interest then due and payable on Borrowers’ Swing Line Loan; fifth, to the principal balance of the Swing Line Loan outstanding until the same has been repaid in full; sixth, to interest then due and payable on Revolving Credit Advances; seventh, to the principal balance of Revolving Credit Advances outstanding until the same have been paid in full; eighth, to any Letter of Credit Obligations of Borrower to provide cash collateral therefor in the manner set forth in Annex B; ninth, to all other Obligations then due and payable. Each Term Loan B Lender may elect not to accept any such prepayments on its Term Loan B, in which case such prepayment shall be applied to the Term Loan A; provided, however, if there is no outstanding balance under the Term Loan A, such prepayment shall be applied to any outstanding Revolving Credit Advances. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, any such prepayments shall be applied as set forth in Section 1.11(a). Any prepayments of any Term Loan B or Term Loan A made by or on behalf of any Borrower pursuant to this paragraph (c) shall be applied to reduce the remaining scheduled amortization payment under Term Loan B or the Term Loan A, as applicable, on a pro rata basis.

1.12 Loan Account and Accounting. Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Revolving Credit Advances, Swing Line Advances, Letters of Credit, the Term Loan B and the Term Loan A, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account and for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on the applicable Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by the applicable Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the applicable Loan Account as evidence of the amount of the applicable Obligations from time to time owing to it. Regardless of whether any Note or Notes are issued, each Borrower promises to pay the Obligations as and when due.

1.13 Indemnity.

(a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives, (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation, defense or enforcement, including those incurred upon any appeal or in connection with the enforcement of the indemnification obligations of the Credit Parties under the Loan Documents) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall indemnify and hold harmless each affected Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (but excluding any loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the applicable LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

1.14 Access. Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon one Business Day’s prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its respective officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. Notwithstanding the foregoing or anything else herein or any other Loan Document to the contrary, if a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall use reasonable efforts to provide Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent and their counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as may be reasonably requested from time to time, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least five (5) days’ prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent’s representatives on regularly scheduled audits at no charge to Borrowers.

1.15 Taxes.

(a) All payments by each Credit Party hereunder or under the Notes or under any other Loan Document will be made without setoff, counterclaim or defense. In addition, any and all payments by each Credit Party hereunder (including any payments made pursuant to Section 12) or under the Notes or under any other Loan Document shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all Taxes. If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 1.15) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such withholdings and deductions been made, (ii) such Borrower shall make such withholdings and deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Within 30 days after the date of any such payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, each Credit Party agrees to pay any present or future stamp, recording or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made under this Agreement or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents and any other agreements and instruments contemplated hereby or thereby (“Other Taxes”). Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of any circumstances referred to above which would result in additional payments under this Section 1.15, it shall notify Borrowers thereof.

(c) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by Agent or such Lender on or with respect to any payment by or on account of any obligation of the Credit Parties hereunder, as appropriate, and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

(d) Each Lender, and the successors and assignees of such Lender, organized under the laws of a jurisdiction outside of the United States (“Foreign Lender”) to whom payments to be made under this Agreement or under the Notes may be exempt from, or eligible for a reduced rate of, United States withholding tax (as applicable) under the law of the jurisdiction in which the relevant Borrower is located or under any tax treaty to which such jurisdiction is a party shall, at the time or times prescribed by applicable law, provide to Borrower Representative (with a copy to Agent) a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States.

(e) If any of Agent or any Lender, as applicable, determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 1.15, it shall pay over such refund to such Credit Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 1.15 with respect to the Taxes giving rise to such refund), net all out-of-pocket expenses of such Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).

1.16 Capital Adequacy; Increased Costs; Illegality.

(a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrowers, shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent for the account of such Lender, additional amounts sufficient to compensate such Lender for such rate of return reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

(c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower, in the case of LIBOR Loans that are Loans shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrowers to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrowers, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans. For purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement.

(d) Within 15 days after receipt by Borrower Representative of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.15(c), 1.16(a) or 1.16(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within 90 days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement

Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers’ notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within 90 days thereafter, Borrowers’ rights under this Section 1.16(d) shall terminate with respect to such Affected Lender for such request for additional amounts or increased costs and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.15(c), 1.16(a) and 1.16(b). Notwithstanding the foregoing, with respect to a Lender that is an Impacted Lender, Borrowers or Agent (in consultation with Borrowers) may (but shall have no obligation to) obtain a Replacement Lender and execute an Assignment Agreement on behalf of such Impacted Lender at any time and without prior notice to such Impacted Lender.

1.17 Single Loan. All Loans to Borrowers and all of the other Obligations of Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrowers secured, until the Termination Date, by all of the Collateral.

1.18 Loan Repurchases.

(a) Subject to the terms and conditions set forth or referred to below, Borrowers may from time to time, at their discretion, conduct modified Dutch auctions in order to purchase Term Loans of one or more Classes (as determined by Borrowers) (each, a “Purchase Offer”) in an aggregate amount not to exceed $35,000,000 during the term of this Agreement, each such Purchase Offer to be managed exclusively by an investment bank of recognized standing selected by the Borrowers following consultation with Agent (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:

(i) each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 1.18 and the Auction Procedures;

(ii) no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Purchase Offer;

(iii) the maximum principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that Borrowers offer to purchase in any such Purchase Offer shall be no less than $10,000,000 (unless another amount is agreed to by Agent) (across all such Classes);

(iv) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by Borrowers shall automatically be cancelled and retired by Borrowers on the settlement date of the relevant purchase (and may not be resold);

(v) no more than one Purchase Offer with respect to any Class of Term Loans may be ongoing at any one time and no more than 2 Purchase Offers (regardless of Class) may be made in any one year;

(vi) Borrowers represent and warrant that no Credit Party shall have any Borrower Restricted Information that (A) has not been previously disclosed in writing to Agent and the Lenders (other than because such Lender does not wish to receive such Borrower Restricted Information) prior to such time and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to participate in the Purchase Offer;

(vii) at the time of each purchase of Term Loans through a Purchase Offer, Borrowers shall have delivered to the Auction Manager an officer’s certificate of a Responsible Officer certifying as to compliance with preceding clause and (vi); and

(viii) Borrowers shall not fund any portion of the Purchase Offer with the proceeds of Revolving Loans.

(b) Borrowers must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If Borrowers commence any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement Borrowers reasonably believe that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then Borrowers shall have no liability to any Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by Borrowers pursuant to this Section 1.18, (x) Borrowers shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by Borrowers and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 1.3.

(c) Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 1.18 (provided that no Lender shall have an obligation to participate in any such Purchase Offer). For the avoidance of doubt, it is understood and agreed that the provisions of Section 9.1 and Section 9.8 will not apply to the purchases of Term Loans pursuant to Purchase Offers made pursuant to and in accordance with the provisions of this Section 1.18. Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

2. CONDITIONS PRECEDENT

2.1 Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

(a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

(b) New Subordinated Debt. Agent shall have received satisfactory evidence that Blount, Inc. has concurrently with the closing of this Agreement provided notice to the trustee under the New Subordinated Debt Indenture in accordance with the terms of the New Subordinated Debt Indenture for the voluntary redemption of all outstanding New Subordinated Notes with a redemption closing date on or before the New Subordinated Debt Repayment Date.

(c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(d) Minimum Credit Rating. Agent shall have received satisfactory evidence that the corporate family rating and the corporate credit rating, as applicable, with respect to the Credit Parties is Ba3/BB- (or better) and has a stable outlook as reported by Moody’s and S&P, respectively.

(e) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date in accordance with the GE Capital Fee Letter and this Agreement.

(f) Intentionally Omitted.

(g) Intentionally Omitted.

(h) Maximum Leverage Ratio. Agent shall have received satisfactory evidence that the Leverage Ratio as of June 30, 2010 (for purposes of clarity, determined without giving pro forma effect to the amendment and restatement of the Prior Credit Agreement pursuant hereto) is not greater than 3.00 to 1.00.

2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof:

(a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect (with respect to any representation or warranty that is not otherwise qualified as to materiality, in any material respect) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement;

(b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof;

(c) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation); or

(d) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), the outstanding principal amount of the Revolving Loan would exceed the Maximum Amount less the then outstanding principal amount of the Swing Line Loan.

The request and acceptance by any Borrower of the proceeds of any Advance or the incurrence of any Letter of Credit Obligation shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the provisions set forth in Section 12 and of the granting and continuance of Agent’s Liens pursuant to the Collateral Documents. The extension of credit by any Lender after the occurrence of any Default or Event of Default shall not result in a waiver of such Default or Event of Default.

3. REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities which could, in the aggregate, reasonably be expected to result in a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own and operate in all material respects its properties, to lease the property it operates under lease and to conduct its business in all material respects as now, heretofore and proposed to be conducted and has the requisite power and authority and the legal right to pledge, mortgage, hypothecate or otherwise encumber the Collateral; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2 Jurisdiction of Organization; Executive Offices, Collateral Locations, FEIN. As of the Closing Date, the current location of each Credit Party’s jurisdiction of organization, chief executive office, principal place of business and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule (3.2), and, except as set forth on such schedule, none of such locations has changed within the 12 months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number and organizational identification number, if any, of each Credit Party.

3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) except as set forth on Disclosure Schedule (3.3(e)), do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those which will have been duly obtained, made or complied with prior to the Closing Date pursuant to Section 2.1(c). Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

3.4 Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Holdings and its Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(a)) have been delivered on the date hereof:

(i) The audited consolidated balance sheets at December 31, 2009 and the related statements of income and cash flows of Holdings and its Subsidiaries for the Fiscal Years then ended, certified by PricewaterhouseCoopers LLP.

(ii) The unaudited balance sheet(s) at June 30, 2010 and the related statement(s) of income and cash flows of Holdings and its Subsidiaries for the Fiscal Month then ended.

(b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(b)) was prepared by Holdings giving pro forma effect to the Related Transactions, was based on the unaudited consolidated balance sheets of Holdings and its Subsidiaries dated June 30, 2010, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

(c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(c)) have been prepared by Holdings in light of the past operations of their businesses and reflect projections for the period beginning on April 1, 2010 and continuing through December 31, 2016 on a quarter-by-quarter basis for periods in calendar years 2010 and 2011 and on a year-by-year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein.

3.5 Material Adverse Effect. Between December 31, 2009 and the Closing Date: (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers’ knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 2009 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

3.6 Ownership of Property; Liens. As of the Closing Date, the real estate (“Real Estate”) listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party. Except as set forth in the title insurance policies accepted by Agent, each Credit Party owns good and marketable fee simple title to all of its material owned Real Estate (including, without limitation, the Mortgaged Properties), and valid and marketable leasehold interests in all of its material leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Except as set forth in the title insurance policies accepted by Agent with respect to each of the Mortgages and immaterial defects in title, each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its material personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Except as set forth in Disclosure Schedule (3.6) or in the title insurance policies accepted by Agent with respect to each of the Mortgages, each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party’s right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.7 Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party or any Material Subsidiary of any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party and each of their Material Subsidiaries comply in all material respects with the Fair Labor Standards Act and each other federal, state, provincial, local or foreign law applicable to such matters; (c) all payments due from any Credit Party or any Material Subsidiary of any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party or such Material Subsidiary; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party nor any Material Subsidiary of any Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements (or, with respect to employment agreements for employees who are not executive officers, copies of the templates for such employment agreements) described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party or any Material Subsidiary of any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party’s knowledge, threatened with the National Labor Relations Board or any other applicable labor relations board, and no labor organization or group of employees of any Credit Party or any Material Subsidiary of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure Schedule (3.7), there are no material complaints or charges against any Credit Party or any Material Subsidiary of any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party or any Material Subsidiary of any Credit Party of any individual.

3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date is permitted by Section 6.3. None of the Credit Parties other than Borrowers has any assets (except Stock of their Subsidiaries) or, except as set forth on Disclosure Schedule (6.3), any Indebtedness or Guaranteed Indebtedness (except the Obligations).

3.9 Government Regulation. No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Federal Power Act, or any other United States or state statute or law that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission or any other securities regulation authority or securities exchange.

3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11 Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Taxes have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Taxes or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable United States federal, state and local laws and all applicable foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date (i) those taxable years

(A) for which any Credit Party has received notice, in writing, that such Credit Party’s tax returns were to be audited, and (B) for which tax returns are, as of the Closing Date, being audited by the IRS or any other applicable Governmental Authority, (ii) any assessments or threatened assessments in connection with such audit, and (iii) those taxable years the tax returns for which are otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), no Credit Party has executed or filed with the IRS or any other domestic or foreign Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes. Except as set forth on Disclosure Schedule (3.11), none of the Credit Parties or any of their respective predecessors are liable for any Taxes: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party’s knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

3.12 ERISA and Benefit Plans.

(a) Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status, except for qualification failures which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23, except for such failures which, in the aggregate, could not reasonably be likely to result in a Material Adverse Effect. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan, except for contributions and amounts due which, in the aggregate, do not exceed $500,000. As of the Closing Date, no Lien has been imposed against any Credit Party or ERISA Affiliate under Section 412 of the IRC or Section 302 or 4068 of ERISA. Neither any Credit Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC, except for prohibited transactions or excise taxes which, in the aggregate, could not reasonably be likely to result in a Material Adverse Effect.

(b) Except as set forth in Disclosure Schedule (3.12) or as could not reasonably be likely to result in a Material Adverse Effect: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit

Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or an equivalent rating by another nationally recognized rating agency.

3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party or any Material Subsidiary of any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party or any Material Subsidiary of any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or, to any Credit Party’s knowledge, threatened, that could reasonably be likely to result in damages in excess of $5,000,000 (net of insurance coverages for such damages) or injunctive relief against, or alleges criminal misconduct of, any Credit Party or any Material Subsidiary of any Credit Party.

3.14 Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Design, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any material infringement claim against it by any other Person with respect to any Intellectual Property.

3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement (as modified or supplemented by other information so furnished), as of the applicable date of delivery, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

3.17 Environmental Matters.

(a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate of each Credit Party and each of their Material Subsidiaries is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and except for such contamination that would not result in Environmental Liabilities that could reasonably be expected to exceed $5,000,000; (ii) no Credit Party nor any Material Subsidiary of any Credit Party has caused to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, except for such Release that would not result in Environmental Liabilities that could reasonably be expected to exceed $5,000,000; (iii) the Credit Parties and each of their Material Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $5,000,000; (iv) the Credit Parties and each of their Material Subsidiaries (A) have obtained, (B) possess as valid, uncontested and in good standing, and (C) are in compliance with all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain, possess or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $5,000,000; (v) to the knowledge of any Credit Party, no Credit Party nor any Material Subsidiary of any Credit Party is involved in operations nor are there any facts, circumstances or conditions, including any Releases of Hazardous Materials, and no Credit Party nor any Material Subsidiary of any Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations, any of which are likely to result in any Environmental Liabilities of such Credit Party or such Material Subsidiary which could reasonably be expected to exceed $5,000,000; (vi) there is no Litigation arising under or related to any Environmental Laws or Environmental Permits or otherwise relating to the release of or exposure to Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $5,000,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party or any Material Subsidiary of any Credit Party; (vii) no written notice has been received by any Credit Party or any Material Subsidiary of any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes or Canadian federal or provincial statues or any other Environmental Laws; and (viii) to the Credit Parties’ knowledge, the Credit Parties and each of their Material Subsidiaries have provided to Agent copies of all existing Phase I or Phase II environmental reports or their equivalent, corrective action work plans or reports, on the most recent environmental compliance audits, in each case relating to and in the possession of any Credit Party or any Material Subsidiary of any Credit Party.

(b) Each Credit Party hereby acknowledges and agrees that none of Agent, any other secured party under the Loan Documents or any of their respective officers, directors, employees, attorneys, agents and representatives (i) is now, or has ever been, in control of any of the Real Estate or any Credit Party’s or any Material Subsidiary of any Credit Party’s affairs, and (ii) has the capacity or the authority through the provisions of the Loan Documents or otherwise to direct or influence any (A) Credit Party’s or any Material Subsidiary of any Credit Party’s

conduct with respect to the ownership, operation or management of any of its Real Estate, (B) undertaking, work or task performed by any employee, agent or contractor of any Credit Party or any Material Subsidiary of any Credit Party or the manner in which such undertaking, work or task may be carried out or performed, or (C) compliance with Environmental Laws or Environmental Permits.

3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party and each Material Subsidiary, as well as a summary of the terms of each such policy.

3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement in excess of $250,000 with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar United States state or local law.

3.21 Customer and Trade Relations. As of the Closing Date, except as disclosed on Disclosure Schedule (3.21), there exists no actual or, to the actual knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Credit Party or any Material Subsidiary of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of Holdings and its Subsidiaries, taken as a whole, or the business relationship of any Credit Party or any Material Subsidiary of any Credit Party with any supplier material to its operations.

3.22 Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agent or its counsel accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule (3.22): (a) supply agreements and purchase agreements not terminable by such Credit Party within 60 days following written notice issued by such Credit Party and involving transactions in excess of $5,000,000 per annum; (b) leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $1,000,000 per annum; (c) licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; (d) instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

3.23 Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred; (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative; (c) the Refinancing and the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, Holdings and its Subsidiaries are and will be Solvent.

3.24 Status of Holdings. Prior to the Closing Date, Holdings will not have engaged in any business other than holding the Stock of Blount, Inc. and the issuance of securities to its shareholders or, except as disclosed on Disclosure Schedule (6.3), incurred any Indebtedness or any other liabilities (except in connection with its corporate formation, the Related Transactions Documents and this Agreement).

3.25 Subordinated Debt. The subordination provisions of the New Subordinated Debt Documents are enforceable against the holders of the New Subordinated Notes by Agent and Lenders. All Obligations, including the Letter of Credit Obligations, constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the New Subordinated Debt Documents. Borrowers acknowledge that Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of the New Subordinated Debt Documents and this Section 3.25.

3.26 Senior Debt. Credit Parties hereby represent and warrant to Agent and Lenders, and hereby declare that, the Obligations constitute “Senior Debt” and “Designated Senior Debt” under the New Subordinated Debt Documents and that this Agreement constitutes the “Credit Agreement” and a “Credit Facility” under the New Subordinated Debt Documents.

3.27 Foreign Assets Control Regulations and Anti-Money Laundering. Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, executive orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary or Affiliate of a Credit Party (a) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (b) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (c) is controlled by (including without limitation by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

3.28 Patriot Act. Credit Parties, each of their Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot

Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

4. FINANCIAL STATEMENTS AND INFORMATION

4.1 Reports and Notices.

(a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

(b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports at the times, to the Persons and in the manner set forth in Annex F.

4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes (a) Agent and, together with Agent, any Lender and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with such Credit Party’s independent certified or chartered public accountants, including Pricewaterhouse Coopers LLP, and authorizes and, at Agent’s request, such Credit Party shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party; provided, however, that Agent will endeavor to notify Borrowers of any communication with such accountants at any time that no Default or Event of Default exists.

5. AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

5.1 Maintenance of Existence and Conduct of Business. Each Credit Party shall, and shall cause each of its Material Subsidiaries to,: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1) or in such other trade names as shall be disclosed to Agent in writing from time to time.

5.2 Payment of Charges.

(a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges (other than charges in an aggregate amount not to exceed $500,000 the non-payment of which could not reasonably be expected to result in a Material Adverse Effect) payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security, employer contributions and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due.

(b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met; and (v) Agent has not advised Borrowers in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

5.4 Insurance; Damage to or Destruction of Collateral.

(a) The Credit Parties shall, and shall cause each of their Material Subsidiaries to, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance). Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy.

If any Credit Party or any Material Subsidiary of any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall not have any obligation to obtain insurance for any Credit Party or any Material Subsidiary of any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s or any Material Subsidiary of any Credit Party’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b) Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent’s opinion, adequately protect Agent’s and Lenders’ interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party and each of their Material Subsidiaries shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent with respect to its insurance policies. Notwithstanding the requirement in subsection (a) above, Flood Insurance shall not be required for (x) a Mortgaged Property not located in a Special Flood Hazard Area, or (y) a Mortgaged Property located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(c) Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all “All Risk” and business interruption insurance naming Agent as loss payee, and (ii) all general liability and other liability policies naming Agent as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $5,000,000, as such Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance. Agent shall not have any duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $2,000,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(d) and Section 1.11(b) or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $10,000,000 in the aggregate or, to the extent that the proceeds from a sale of such assets would have been deemed Excluded Proceeds had such assets been disposed of prior to the loss, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 365 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(d) and Section 1.11(b). All insurance proceeds that are to be made available to Borrowers to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment). All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to Borrowers or other Credit Parties, as applicable, to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower Representative shall request a Revolving Credit Advance to be made to Borrowers or a release from the cash collateral account to be made to Credit Parties in the amount requested to be released; and (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or, so long as no Default or Event of Default has occurred and is continuing, Agent shall release funds from the cash collateral account. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied as agreed among the Lenders.

5.5 Compliance with Laws. Each Credit Party shall, and shall cause each of its Material Subsidiaries to, comply with all United States federal, state and local laws, regulations and decrees and all foreign laws, regulations and decrees, in each case, applicable to it, including those relating to ERISA, employment and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made prior to the second anniversary of the Closing Date or more than once during the term of this Agreement, in each case, absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

5.7 Intellectual Property. Each Credit Party shall, and shall clause each of its Material Subsidiaries to, conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

5.8 Environmental Matters. Each Credit Party shall, and shall cause each of its Material Subsidiaries to, and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to result in Environmental Liabilities in excess of $5,000,000; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; provided, that no Credit Party nor any Material Subsidiary of any Credit Party shall be required to undertake such actions to the extent that its obligations to do so are being contested in good faith and by proper proceedings and adequate reserves therefor have been established in accordance with GAAP; (c) notify Agent promptly after such Credit Party or such Material Subsidiary becomes aware of any violation of Environmental Laws or Environmental Permits, or any Release on, at, in, under, above, to, from or about any Real Estate, that is reasonably likely to result in Environmental Liabilities in excess of $250,000; and (d) promptly forward to Agent a copy of any written order, notice, request for information or any other written communication or report received by such Credit Party or such Material Subsidiary in connection with any violation or Release which is the subject of subpart 5.8(c) above, in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation or Release. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Material Subsidiary of any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, is in breach of Section 3.17 or this Section 5.8 and could reasonably be expected to result in Environmental Liabilities in excess of $5,000,000 (unless an Event of Default under Section 8.1(a)(i) shall have occurred and be continuing, in which case such $5,000,000 threshold shall not apply), then (i) the relevant Credit Party shall, and shall cause its Material Subsidiaries to, upon Agent’s written request, cause the performance of such environmental audits including reasonable subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent and (ii) if, upon Agent’s reasonable request, the relevant Credit Party or the Material Subsidiary shall fail to take reasonable steps to commence such audits within 30 days of such request, then the relevant Credit Party shall, and shall cause its Material Subsidiaries to, permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing reasonably appropriate, including subsurface sampling of soil and groundwater; provided, that (x) Agent use a reputable environmental consulting firm reasonably acceptable to the Credit Party or the Material Subsidiary of the Credit Party, (y) such firm carry appropriate levels of insurance and (z) such audit not unreasonably interfere with the Credit Party’s or the Material Subsidiary of the Credit Party’s operations. Borrowers shall reimburse Agent for the reasonable costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.1

[1]	GE will provide a side letter regarding required actions in connection with environmental issues noted in its diligence review.

5.9 Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use commercially reasonable efforts to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its material obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage, debenture or deed of trust granting Agent a first priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent. In addition, if any Credit Party proposes to acquire a Real Estate leasehold interest for any manufacturing facility with a fair market value in excess of $2,000,000 after the Closing Date, it shall first provide to Agent environmental audits and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

5.10 Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party’s expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document, including, without limitation, within forty-five (45) days of receipt of notice from Agent that any Mortgaged Property is located in a Special Flood Hazard Area, Borrowers shall deliver to Agent, at Borrowers’ sole cost and expense, Flood Insurance as required by Section 5.4.

5.11 Credit Rating. The Credit Parties shall maintain a public corporate rating and ratings with respect to the credit facilities under this Agreement from both Moody’s and S&P.

5.12 Repayment of New Subordinated Debt. Blount, Inc. shall repay all outstanding New Subordinated Notes in full in cash on or before the New Subordinated Debt Repayment Date.

5.13 New Subsidiaries. At the time of the formation of any Subsidiary of any Credit Party or acquisition of a Subsidiary of any Credit Party pursuant to Section 6.1(a), Credit Parties, or any of them, as appropriate, shall (a) cause each such new United States domestic Subsidiary to join this Agreement by providing to Agent a joinder agreement in the form of Exhibit 5.13 hereto (a “Credit Agreement Joinder Agreement”), (b) cause each such new United States domestic Subsidiary to deliver to Agent a supplement to the Guaranty, a supplement to the Security Agreement, a supplement to the Pledge Agreement (as applicable), and such other security documents (including, without limitation, any mortgage, deed to secure debt or deed of trust where such Subsidiary owns real property and an appraisal (which shall be compliant with FIRREA to the extent required by applicable law as determined by Agent), Flood Insurance with respect to any Mortgaged Property as required by Section 5.4, as applicable) requested by Agent in its discretion, together with appropriate UCC-1 financing statements, all in form and substance satisfactory to Agent and subject to Permitted Encumbrances, (c) with respect to all new Subsidiaries that are owned in whole or in part by a Credit Party, provide to Agent a supplement to the Pledge Agreement, as applicable, or such other Pledge Agreements, in each case, providing for the pledge (subject to Permitted Encumbrances) of the direct and beneficial interests in such new Subsidiary (or, in the case of the pledge of a direct Foreign Subsidiary, 65% of all of the Stock of such Subsidiary) as shall be requested by Agent, together with appropriate certificates and powers or financing statements under the Code or other applicable personal property or movable property registries or other documents necessary to perfect such pledge, in form and substance satisfactory to Agent; provided, that no such pledge shall be required with respect to the Stock of a new Foreign Subsidiary of a Credit Party unless and until such Subsidiary has assets with a value of $1,000,000 or more, and (d) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation referred to above. Upon execution and delivery of a Credit Agreement Joinder Agreement by each new United States domestic Subsidiary, such Subsidiary shall become a Credit Party hereunder with the same force and effect as if originally named as a Credit Party herein. The execution and delivery of any Credit Agreement Joinder Agreement shall not require the consent of any Credit Party or Lender hereunder. The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any Credit Party hereunder. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a “Loan Document” for purposes of this Agreement.

5.14 Interest Rate Protection. Not later than the 180th day after the Closing Date, Borrowers shall enter into, and for a minimum of two (2) years thereafter maintain, Hedge Agreements with terms and conditions reasonably acceptable to Agent that result in at least thirty-five percent (35%) of the aggregate principal amount of the Term Loans outstanding from time to time being effectively subject to a fixed or maximum interest rate acceptable to Agent.

6. NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties and their respective Subsidiaries that from and after the date hereof until the Termination Date:

6.1 Mergers, Subsidiaries, Etc. No Credit Party shall, or shall permit any Subsidiary to, directly or indirectly, by operation of law or otherwise,

(a) form any Subsidiary after the Closing Date; provided, however, that Credit Parties and their Subsidiaries may form new Subsidiaries after the Closing Date so long as (i) no Default or Event of Default has occurred and is continuing, (ii) each Foreign Subsidiary so formed is at least 80% owned by a Credit Party, (iii) each United States domestic Subsidiary so formed is wholly owned by a Credit Party, (iv) contemporaneously with the formation of any such new Subsidiary, Credit Parties and each new Subsidiary, as applicable, comply with the provisions of Section 5.13; or

(b) merge with, consolidate with, amalgamate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except that (i) any Credit Party (other than Holdings) may merge into a Borrower and any Credit Party that is not a Borrower or Holdings may merge into another Credit Party that is not a Borrower or Holdings, provided that Borrower Representative shall be the survivor of any such merger to which it is a party and, in the event of a merger between a Credit Party that is not a Borrower and a Borrower, such Borrower shall be the survivor of any such merger and (ii) any Foreign Subsidiary may merge into another Foreign Subsidiary; provided, however, that Borrower Representative shall provide Agent with 30 days prior written notice of such merger under this clause (ii) and Credit Parties shall deliver to Agent on the date of consummation of any such merger any additional Pledge Agreements or amendments to the Pledge Agreements, as applicable, as shall be reasonably requested by Agent in connection with such merger. Notwithstanding the foregoing, any Credit Party or direct Foreign Subsidiary (so long as, with respect to any acquisition by (A) Holdings, contemporaneously therewith, all assets so acquired are transferred to one or more Credit Parties, and (B) a direct Foreign Subsidiary, such acquisition complies with the limits on acquisitions that involve assets located in a jurisdiction outside of the United States set forth in clause (v) of this Section 6.1(b) and is in the form of an asset acquisition unless the Subsidiary so acquired is contemporaneously therewith merged into a direct Foreign Subsidiary of a Credit Party), may acquire all or substantially all of the assets or Stock of any Person (the “Target”) (in each case, a “Permitted Acquisition”) subject to the satisfaction of each of the following conditions (provided, that condition (vi) may be waived by Agent):

(i) Agent shall receive at least ten (10) Business Days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(ii) such Permitted Acquisition by a Credit Party or a direct Foreign Subsidiary shall comprise a business, or those assets of a business, of a type reasonably related to the type engaged in by Borrowers as of the Closing Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrowers prior to such Permitted Acquisition;

(iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors;

(iv) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise reflected on a consolidated balance sheet of Credit Parties and Target after giving effect to such Permitted Acquisition, except, without duplication, (A) Loans made hereunder, (B) ordinary course trade payables, accrued expenses and unsecured or secured Indebtedness of the Target to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and (C) Indebtedness permitted under Section 6.3(a)(xii) and Section 6.3(a)(xiii);

(v) the sum of all amounts payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrowers and Target) shall not exceed $125,000,000 per acquisition and $300,000,000 in the aggregate during the term of this Agreement, of which $75,000,000 may be used for acquisitions that involve assets located in a jurisdiction outside of the United States, plus the amount of Stock issued by Holdings to any seller in connection with, and as the purchase price or portion of the purchase price for, any Permitted Acquisition;

(vi) the Target shall not have negative earnings before income, taxes, interest, depreciation and amortization (with such adjustments thereto as may be consented to by Agent, such consent not to be unreasonably withheld) for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target’s financial statements for its most recently completed four fiscal quarter period for which financial statements are available;

(vii) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

(viii) to the extent the assets being acquired in connection with any Permitted Acquisition are located in the United States, at or prior to the closing of such Permitted Acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto, and Credit Parties shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

(ix) concurrently with delivery of the notice referred to in clause (i) above, Borrowers shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

(1) a pro forma consolidated balance sheet, income statement and cash flow statement of Holdings and its Subsidiaries (the “Acquisition Pro Forma”), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its

Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, (A) no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and (B) Borrowers would have been in compliance with the financial covenants set forth in Annex G for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

(2) updated versions of the most recently delivered Projections covering the 3-year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the “Acquisition Projections”) and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition; and

(3) a certificate of the chief financial officer of Holdings and each Borrower to the effect that: (w) each Borrower (after taking into consideration all rights of contribution and indemnity such Borrower has against Holdings and each other Subsidiary of Holdings) will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Holdings and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Holdings and its Subsidiaries subsequent to the date thereof based upon the historical performance of Holdings and its Subsidiaries and the Target and show that Holdings and its Subsidiaries shall continue to be in compliance with the financial covenants set forth in Annex G for the 3-year period thereafter; and (z) Holdings and Borrowers have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

(x) on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent including those specified in the last sentence of Section 5.9;

(xi) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing; and

(xii) after giving effect to any Permitted Acquisition, the aggregate amount of investments in Subsidiaries that are not Credit Parties shall not exceed the amount set forth in Section 6.2(g) (after giving effect to all other investments made under such Section 6.2(g)).

Notwithstanding anything to the contrary contained herein, if operating income of the Target for the most recently ended twelve fiscal months is greater than or equal to $5,000,000 and the purchase price of the Permitted Acquisition, including, without limitation, any assumed Indebtedness, is less than or equal to $20,000,000, Borrowers shall not be required to deliver the items required in Section 6.1(b)(ix); provided that Borrowers shall be required to deliver (a) a balance sheet, income statement and cash flow statement of the Target for the Fiscal Year most recently ended and interim financial statements, to the extent available, for the period from the most recently ended Fiscal Year to the date of such Permitted Acquisition, (b) projections of the Target covering the 1 year period commencing on the date of such Permitted Acquisition and (c) a certificate of the chief financial officer of Holdings and each Borrower to the effect that (i) each Borrower (after taking into consideration all rights of contribution and indemnity such Borrower has against Holdings and each other Subsidiary of Holdings) will be Solvent upon the consummation of the Permitted Acquisition, (ii) Holdings and Borrowers have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders and (iii) after giving effect to such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing.

6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall, or shall permit any Subsidiary of a Credit Party to, make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise (collectively, “investments”), except that:

(a) Borrowers and Foreign Subsidiaries may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to any Borrower or Foreign Subsidiary, as applicable, pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers and Foreign Subsidiaries does not exceed $3,000,000 (provided that this limitation may, upon the request of Borrowers, be waived by Agent in its reasonable discretion);

(b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date;

(c) each Credit Party and any direct Foreign Subsidiary may make any investment that constitutes or is otherwise permitted in connection with a Permitted Acquisition;

(d) Borrowers may make minority investments in an aggregate amount with respect to all such investments not to exceed $5,000,000 (plus an amount equal to any returns of capital or sale proceeds actually received by Borrowers in cash in respect of any such investments, which amount shall not exceed the amount of such investment valued at cost at the time such investment is made) in a Person that is a corporation or limited liability company, subject to the following conditions (in each case, as may be waived by Agent):

(i) Intentionally Omitted;

(ii) such corporation or limited liability company shall be formed under the laws of the United States or Canada or any state or province thereof and its assets shall be located in the United States or Canada and comprise a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date;

(iii) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise reflected on a consolidated balance sheet of Credit Parties after giving effect to such investment, except (1) Loans made hereunder and (2) Indebtedness permitted under Section 6.3(a)(xiii), and no Credit Party shall have any obligation to make additional investments in such corporation or limited liability company after its initial investment therein;

(iv) the corporation or limited liability company shall not have negative earnings before income, taxes, interest, depreciation and amortization (with such adjustments thereto as may be consented to by Agent, such consent not to be unreasonably withheld) for the trailing twelve-month period preceding the date of the investment, as determined based upon the corporation or limited liability company’s financial statements for its most recently completed four fiscal quarter period for which financial statements are available;

(v) at or prior to the closing of any such investment, to the extent not prohibited by the corporate or limited liability company documents, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in Credit Parties’ interest in such corporation or limited liability company and Credit Parties shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

(vi) on or prior to the date of such investment, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the articles of incorporation or formation, by-laws or operating agreement and related agreements and instruments, and all opinions, certificates and other documents reasonably requested by Agent; and

(vii) at the time of such investment and after giving effect thereto, no Default or Event of Default has occurred and is continuing;

(e) Foreign Subsidiaries (other than Foreign Subsidiaries operating in Brazil) and, so long as Agent has not delivered an Activation Notice, Borrowers may make investments, subject to Control Letters, with respect to investments of any Credit Party, in favor of Agent or otherwise subject to a perfected security interest in favor of Agent in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or Canada or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America or Canada, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks, (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above, (vi) money market funds that invest substantially in one or more of the investments described in clauses (i) through (iv) above and (vii) substantially similar investments to those set forth in clauses (i) through (vi) above denominated in (A) Euro or Sterling, or (B) other foreign currencies in an aggregate amount not to exceed $5,000,000 (or the applicable Dollar equivalent); provided that references to the United States shall be deemed to mean foreign countries having a sovereign rating of “A” or better from either S&P or Moody’s;

(f) in the case of Foreign Subsidiaries operating in Brazil, investments made in the ordinary course of business in export notes in Dollars issued by a Brazilian commercial bank with maturities of one year or less from the date of acquisition thereof (or, if export notes are not available, certificates of deposit issued by a Brazilian commercial bank with maturities of one year or less from the date of acquisition thereof and denominated in Brazilian reals swapped for Dollars pursuant to a hedge agreement permitted hereunder) and overnight investments in short term Brazilian government securities made in the ordinary course of business;

(g) (i) investments by any Credit Party in another Credit Party, and by any Foreign Subsidiary in another Foreign Subsidiary and (ii) investments by Credit Parties in Subsidiaries that are not Credit Parties so long as the aggregate amount of all such investments (excluding any such investments that are assumed and exist on the date any Permitted Acquisition is consummated and that are not made, incurred or created in contemplation of or in connection with such Permitted Acquisition) made pursuant to this clause (ii) shall not exceed $30,000,000 (plus an amount equal to any returns of capital or sale proceeds actually received in cash by the Credit Parties in respect of any such investments, which amount shall not exceed the amount of such investment valued at cost at the time such investment is made);

(h) investments in an aggregate amount of up to $25,000,000 (plus an amount equal to any returns of capital or sale proceeds actually received in cash by the Credit Parties (or, if not a Credit Party, the Subsidiary that made the applicable investment) in respect of any such investments, which amount shall not exceed the amount of such investment valued at cost at the time such investment is made) in Blount China, so long as no Default or Event of Default exists at the time of such investment or would be caused thereby;

(i) Intentionally Omitted; and

(j) other investments not exceeding $7,500,000 (plus an amount equal to any returns of capital or sale proceeds actually received in cash by the Credit Parties (or, if not a Credit Party, the Subsidiary that made the applicable investment) in respect of any such investments, which amount shall not exceed the amount of such investment valued at cost at the time such investment is made) in the aggregate.

6.3 Indebtedness.

(a) No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, create, incur, assume or permit to exist any Indebtedness, except (without duplication):

(i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c),

(ii) the Loans and the other Obligations,

(iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law,

(iv) the New Subordinated Debt,

(v) other existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as reasonably determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified,

(vi) Indebtedness specifically permitted under Section 6.1,

(vii) Indebtedness specifically permitted under Section 6.6,

(viii) Indebtedness specifically permitted under Section 6.17,

(ix) Indebtedness consisting of intercompany loans and advances made by any Credit Party or Subsidiary of a Credit Party to any other Credit Party; provided, that: (A) each Credit Party shall have executed and delivered to each other Credit Party, on the Closing Date, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by such Credit Party to such other Credit Party which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and, to the extent payable to a Credit Party, shall be pledged and delivered to Agent pursuant to the applicable Collateral Documents as additional collateral security (subject to Permitted Encumbrances) for the Obligations; (B) each Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of each Credit Party under any such Intercompany Notes shall be subordinated to the Obligations of such Credit Party hereunder in a manner reasonably satisfactory to Agent; (D) at the time any such intercompany loan or advance is made by any Credit Party or Subsidiary of a Credit Party to any other Credit Party and after giving effect thereto, each such Credit Party shall be Solvent; and (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan,

(x) Indebtedness of Foreign Subsidiaries owed to Credit Parties in an aggregate outstanding amount not to exceed $55,000,000 less the amount of investments made by the Credit Parties pursuant to Section 6.2(h) and Section 6.2(g)(i),

(xi) other Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding,

(xii) other unsecured Indebtedness (including, without limitation, repurchase obligations arising in connection with financing provided by certain financial institutions to certain dealers with respect to Inventory purchased by such dealers from Credit Parties) in an aggregate amount not to exceed $20,000,000 at any time outstanding; provided, however, that any such other unsecured Indebtedness of Foreign Subsidiaries shall not exceed $10,000,000 in the aggregate at any time outstanding, and

(xiii) Indebtedness (A) incurred to finance or otherwise in contemplation of any Permitted Acquisition or investment that is unsecured Indebtedness, or (B) assumed as a result of or in connection with any Permitted Acquisition, in an aggregate amount under clauses (A) and (B) of this clause not to exceed $50,000,000, of which up to $20,000,000 of the Indebtedness permitted under clause (B) may be secured Indebtedness; provided, that all assumed Indebtedness by Foreign Subsidiaries permitted pursuant to this clause (xiii), together with the Indebtedness permitted pursuant to Section 6.3(a)(xi) and Section 6.3(a)(xii), shall not exceed $20,000,000; provided, further, that at the time of such incurrence or assumption of Indebtedness and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

(b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of, or permit any Subsidiary to, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of, any Indebtedness, other than:

(i) the Obligations;

(ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c);

(iii) Indebtedness permitted by Section 6.3(a)(v) upon any refinancing thereof in accordance with Section 6.3(a)(v);

(iv) other Indebtedness (excluding Subordinated Debt) in an aggregate amount not to exceed $1,000,000;

(v) Indebtedness permitted by Section 6.3(a)(x) and Indebtedness permitted under Section 6.3(a)(ix) that is owed to any Credit Party;

(vi) so long as no Event of Default shall have occurred and be continuing, or result from such payment, Indebtedness permitted by Section 6.3(ix) (to the extent owing by a Credit Party), (xi) and (xii); and

(vii) as otherwise permitted in Section 6.14.

6.4 Employee Loans and Affiliate Transactions.

(a) No Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party’s business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party; provided, that in no event shall a Credit Party or any Subsidiary of a Credit Party perform or provide any management, consulting, administrative or similar services to or for any Person other than (i) another Credit Party, a Subsidiary of a Credit Party or a customer who is not an Affiliate in the ordinary course of business and (ii) transitional services to or for any Person in connection with and following a divestiture permitted hereunder so long as the performance of such services shall not exceed a period of one hundred eighty (180) days following such divestiture (or such longer period as may be approved by Agent). In addition, if any Credit Party enters into a new type of material transaction with an Affiliate after the Closing Date, it shall disclose such transaction in advance to Agent and Lenders. All such material transactions (other than Inventory sales in the ordinary course of business) existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

(b) No Credit Party shall, or shall permit any Subsidiary of a Credit Party to, enter into any lending or borrowing transaction with any employees of any Credit Party or any such Subsidiaries, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $500,000 in the aggregate at any one time outstanding.

6.5 Capital Structure and Business. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, (a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) except for mergers or amalgamations among Credit Parties or such Subsidiaries, as applicable, specifically permitted under Section 6.1, make any change in its capital structure as described in Disclosure Schedule (3.8), including the issuance or sale of any shares of Stock (except Excluded Stock Issuances), warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock; provided that Holdings may issue or sell shares of its Stock for cash so long as (i) the cash proceeds thereof, if any, are applied in prepayment of the Obligations to the extent required by Section 1.3(b)(iii), and (ii) no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party’s duty or ability to repay the Obligations. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

6.6 Guaranteed Indebtedness. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party or such Subsidiary, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement and (c) for Guaranteed Indebtedness permitted under Section 6.3(a)(v) or Section 6.3(a)(xii) with respect to repurchase obligations arising in connection with financing provided by certain financial institutions to certain dealers with respect to Inventory purchased by such dealers from Credit Parties.

6.7 Liens. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for, without duplication:

(a) Permitted Encumbrances;

(b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing the Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property;

(c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $10,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 30 days following such purchase and does not exceed 100% of the purchase price of the subject assets); and

(d) Liens securing Indebtedness permitted under (A) Section 6.3(a)(xi) to the extent such Liens are solely on property of the issuer of such Indebtedness or (B) Section 6.3(a)(xiii)(B) to the extent such Liens are solely on the assets or Stock of the Target or its Subsidiaries.

In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, after the date hereof that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional Collateral for the Obligations, except operating leases, Capital Leases or Licenses, or in connection with a Permitted Acquisition with respect to properties or other assets secured by Liens permitted under Section 6.7(d)(B), which prohibit Liens upon the assets that are subject thereto.

6.8 Sale of Stock and Assets. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory, license of Intellectual Property or the use of cash or cash equivalents, in each case, in the ordinary course of business; (b) the sale, transfer, conveyance or other disposition by a Credit Party or any Foreign Subsidiary of Equipment or Fixtures that are obsolete or no longer used or useful in such Credit Party’s or such Foreign Subsidiary’s business; (c) the sale of all of the Stock or substantially all of the assets of Gear so long as (i) no Default or Event of Default exists or would be caused thereby or (ii) Requisite Lenders otherwise consent to such sale; (d) other assets having a value not exceeding $5,000,000 in the aggregate in any Fiscal Year; (e) leases and subleases of Real Estate not materially interfering with the ordinary conduct of business of the applicable Credit Parties or otherwise consented to by Agent which consent will not be unreasonably withheld; (f) the sale, transfer, conveyance or other disposition of non-core assets acquired in connection with any Permitted Acquisition or other permitted investment hereunder so long as such sale, transfer, conveyance or other disposition occurs not later than 12 months after the date of such Permitted Acquisition or other permitted investment, is for fair market value and no Default or Event of Default exists or would be caused thereby; (g) the sale, transfer, conveyance or other disposition of the Borrowers’ production facility in Milan, Tennessee so long as no Default or Event of Default shall have occurred and be continuing and such sale, transfer, conveyance or other disposition is for fair market value; (h) so long as no Default or Event of Default exists or would be caused thereby, the factoring of accounts receivable owned by the Credit Parties to any Foreign Subsidiary of Holdings on terms and conditions, including, without limitation, requirements that the payment of the applicable purchase price be paid in cash, and subject to documentation, reasonably acceptable to Agent. With respect to any disposition of assets or other properties permitted pursuant to clauses (b), (c), (d), (f), (g) or (h) above, subject to Section 1.3(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrowers, at Borrowers’ expense, appropriate UCC-3 termination statements and other releases as are reasonably requested by Borrowers.

6.9 ERISA and Benefit Plans. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA other than a Lien under Section 412 of the IRC or Section 302 of ERISA that is permitted under clause (q) of the definition of Permitted Encumbrances or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

6.10 Financial Covenants. Borrowers shall not breach or fail to comply with any of the Financial Covenants.

6.11 Hazardous Materials. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

6.12 Sale-Leasebacks. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets except for transactions during the term of this Agreement where the value of the assets subject to such sale-leaseback, synthetic lease or similar transactions does not exceed $5,000,000 in the aggregate.

6.13 Cancellation of Indebtedness. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm’s length basis and in the ordinary course of its business consistent with past practices.

6.14 Restricted Payments. No Credit Party shall, or shall permit any Subsidiary of a Credit Party to, make any Restricted Payment, except (a) intercompany loans and advances between Credit Parties to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of any Credit Party paid to a Credit Party or a Subsidiary of a Credit Party, (c) employee loans permitted under Section 6.4(b), (d) payments of principal and interest of Intercompany Notes issued in accordance with Section 6.3; (e) scheduled cash payments of interest with respect to other Subordinated Debt, provided, that (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to clause (e) above, and (ii) with respect to any Subordinated Debt created after the Closing Date, the timing of the Restricted Payments referred to in clause (e) above shall be set at dates that permit the delivery of Financial Statements necessary to determine current compliance with the Financial Covenants prior to each such payment; (f) at any time after the period of 90 days immediately following the Closing Date, redemptions of Stock of Holdings and/or dividends and distributions to the holders of the Stock of Holdings in an aggregate amount not to exceed $25,000,000 per year and $100,000,000 during the term of this Agreement, provided, that (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment under clause (f) above and (ii) after giving effect to such Restricted Payment under clause (f) above, the Leverage Ratio as reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Restricted Payment (after giving effect to such Restricted Payment and all Loans funded in connection therewith as if made on the first date of such period) was not greater than 3.50 to 1.00; (g) the redemption of the New Subordinated Notes as contemplated by Section 5.12; and (h) Restricted Payments to purchase the Stock of Holdings from present or former consultants, directors, officers or employees of Holdings or any of its Subsidiaries upon the death, disability or termination of employment of such consultant, director, officer or employee.

6.15 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, (a) change its name, corporate name or trade name as it appears in official filings in the state, province, county or other jurisdiction of its existence, incorporation or other organization, (b) change its chief executive office, registered office pursuant to its constituent documents, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state, province, county or other jurisdiction of existence, incorporation or organization, in each case without at least 30 days prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States, except that any Credit Party or any Subsidiary of any Credit Party may transfer Collateral having value not exceeding $500,000 in the aggregate from any warehouse or location at which such Collateral is held or stored to any warehouse or location in Mexico. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner that might make any financing, financing change or continuation statement or other applicable perfection filing made in connection herewith or with any other Loan Document seriously misleading within the meaning of Section 9-402(7) of the Code or materially misleading within the meaning of any other applicable law except upon prior written notice to Agent and Lenders and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent in any Collateral, has been completed or taken. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, change its Fiscal Year.

6.16 No Impairment of Intercompany Transfers. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to any Borrower or between Borrowers.

6.17 No Speculative Transactions. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

6.18 Changes Relating to Subordinated Debt; Material Contracts. No Credit Party shall, or shall permit any Subsidiary of any Credit Party to, change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (i) increase the interest rate on such Subordinated Debt; (ii) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (iii) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (iv) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (v) grant any security or collateral to secure payment of such Subordinated Debt; (vi) change or amend any subordination terms with respect thereto, including, without limitation, with respect to the New Subordinated Debt Indenture, Article 10 and Section 11.02 thereof; or (vii) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party or any such Subsidiary thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, Agent or any Lender.

6.19 OFAC; Patriot Act. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Section 3.27 and Section 3.28.

7. TERM

7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within 10 days following Agent’s demand for such reimbursement or payment of expenses.

(b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a) or 6, or any of the provisions set forth in Annexes C or G, respectively.

(c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for 5 Business Days or more.

(d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 30 days or more from the date any Credit Party knew or should have known of such failure or neglect.

(e) A default or breach occurs under any other agreement, document or instrument (including, without limitation, the New Subordinated Debt Documents) to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (A) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $5,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (B) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $5,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

(f) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(g) Assets of any Credit Party or any Foreign Subsidiary with a fair market value of $5,000,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, interim receiver, receiver and manager, trustee, custodian, liquidator, administrator, sheriff, bailiff or assignee for the benefit of creditors of any Credit Party or any such Foreign Subsidiary and such condition continues for 30 days or more.

(h) An involuntary case or proceeding (including the filing of any notice of intention thereof) is commenced against any Credit Party or any Foreign Subsidiary that is an operating company seeking a decree or order in respect of such Credit Party or such Foreign Subsidiary (i) under any Insolvency Law, or any other applicable federal, state or foreign bankruptcy or other similar law or any incorporation law, (ii) appointing a custodian, receiver, interim receiver, receiver and manager, custodian, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or such Foreign Subsidiary or for any substantial part of any such Credit Party’s or such Foreign Subsidiary’s assets, or (iii) ordering the winding-up, dissolution, suspension of general operations or liquidation of the affairs of such Credit Party or such Foreign Subsidiary, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

(i) Any Credit Party or Foreign Subsidiary that is an operating company (i) files a petition seeking relief under any Insolvency Law, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings referred to in Section 8.1(h) thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or such Foreign Subsidiary or for any substantial part of any such Credit Party’s or such Foreign Subsidiary’s assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing or described under Section 8.1(h) or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

(j) A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party or other Person party to a Loan Document shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(l) Any Change of Control occurs.

(m) Any Material Adverse Effect occurs.

8.2 Remedies.

(a) To the extent permitted under Section 1.5(e), if any Event of Default has occurred and is continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rates of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

(b) If any Event of Default has occurred and is continuing, Agent may (and at the written request of the Requisite Lenders shall) without notice: (i) terminate the Commitments to make additional Advances or incur additional Letter of Credit Obligations (but Lenders may cease funding advances under the Revolving Loan Commitment on any date that any of the conditions precedent set forth in Section 2.2 are not satisfied, whether or not Agent terminates any of the Commitments); (ii) declare all or any portion of the Obligations, including all or any portion of any Loan, to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iii) exercise all rights and remedies under the Loan Documents, applicable laws of the United States or any state thereof, including, without limitation, all remedies provided under the Code and any other applicable law of any jurisdiction; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i) with respect to any Credit Party or any Material Subsidiary (it being understood that in the case of Section 8.1(h), only upon the expiration of the sixty (60) day period mentioned therein), the Commitments to make additional Advances or incur additional Letter of Credit Obligations shall be immediately terminated and all of the Obligations, including the Loans, shall become immediately due and payable without declaration, notice or demand by any Person. Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, and if the Requisite Lenders shall not have otherwise instructed Agent to deliver Activation Notices under Annex C and to enforce Credit Parties’ covenants under Annex C, at the request of Requisite Revolving Lenders, Agent shall, without notice, deliver Activation Notices under Annex C and enforce Credit Parties’ covenants under Annex C.

8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement, each Credit Party waives, to the fullest extent permitted by law (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws. Each Credit Party acknowledges that in the event such Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to Agent and the Lenders; therefore, such Credit Party agrees, except as otherwise provided in this Agreement or by applicable law, that Agent and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1 Assignments and Participations.

(a) Intentionally Omitted.

(b) Right to Assign. Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans and Letters of Credit) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent, and with respect to any assignment of the Revolving Loan or Revolving Loan Commitment, each L/C Issuer, and, as long as no Event of Default is continuing, Borrowers; provided, however, that (x) such sales do not have to be ratable among the Revolving Loan, the Term Loan B and the Term Loan A but must be ratable among the obligations owing to and owed by such Lender with respect to any of the Revolving Loan, the Term Loan B or the Term Loan A and (y) for any of the Revolving Loan, the Term Loan B and the Term Loan A, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment Agreement) of the Loans, Commitments and Letter of Credit Obligations subject to any such sale shall be in a minimum amount of $1,000,000, unless such sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in the Revolving Loan facility, the Term Loan B facility or the Term Loan A facility or is made with the prior consent of Borrowers and Agent; provided, further, that such sales or assignments by Non-Funding Lenders shall be subject to Agent’s prior written consent.

(c) Procedure. The parties to each sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Agent an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 9.1(c) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent, via an electronic settlement system designated by Agent (or if previously agreed with Agent, via a manual execution and delivery of the assignment) evidencing such sale, together with any existing Note subject to such sale (or any affidavit of loss therefor acceptable to Agent), any tax forms required to be delivered pursuant to Section 1.15 and payment of an assignment fee in the amount of $3,500, provided that (1) if a sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such sale, and (2) if a sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 9.1(b)(iii), upon Agent (and Borrowers, if applicable) consenting to such Assignment Agreement, such assignment will be effective from and after the effective date specified in such Assignment Agreement.

(d) Effectiveness. (i) The assignee under the Assignment Agreement shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Section 9).

(e) Grant of Security Interests. In addition to the other rights provided in this Section 9.1, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Securities by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f) Participants and SPVs. In addition to the other rights provided in this Section 9.1, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Agent or Borrowers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loan B, the Term Loan A, the Revolving Loans and the Letters of Credit); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties and the other Lenders towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 1.15 and 1.16, but only to the extent such participant or SPV delivers the tax forms such Lender is required to collect pursuant to Section 1.15 and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (iii) and (iv) of Section 11.2(c) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 11.2(c)(viii) (or amendments, consents and waivers with respect to Section 11.2(c)(v) to release all or substantially all of the Collateral). No party hereto shall institute (and each Borrower shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnified Person and each Credit Party against any Liability that may be incurred by, or asserted against, such Indemnified Person or Credit Party as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

(g) Agent shall maintain, acting solely in its capacity as agent for Borrowers, a copy of each Assignment Agreement delivered to them and a register for the recordation of the name and address and the Commitments of each Lender from time to time party hereto (the “Register”). The entries in the Register shall be conclusive, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Upon acceptance by Agent of a properly completed and executed Assignment Agreement in respect of any interest under this Agreement which has at any time been recorded in the Register, Agent shall record the name, address and percentage share of the assignee in the Register. No assignment shall be effective unless and until it has been recorded in the Register.

(h) Nothing contained in this Section 9.1 shall require the consent of any party for GE Capital to assign any of its rights in respect of any Swap Related Reimbursement Obligation.

9.2 Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders with respect to the administration of Loans made to Borrowers and to act as agent on behalf of all Lenders with respect to Collateral of Credit Parties under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and Agent does not assume or shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, nor shall it be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. None of Agent or any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable.

9.3 Agent’s Reliance, Etc. None of Agent or any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall be entitled to delegate any of its duties hereunder to one or more sub-agents.

Except for action requiring the approval of Requisite Lenders or all Lenders, as the case may be, Agent shall each be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless Agent shall have been instructed by Requisite Lenders or all Lenders, as the case may be, to exercise or refrain from exercising such rights or to take or refrain from taking such action. Agent shall not incur any liability to the Lenders under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its own gross negligence or willful misconduct. Agent shall not be liable to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of Requisite Lenders or all Lenders, as the case may be, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

9.4 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital, as a Lender, holding disproportionate interests in the Loans and GE Capital as Agent.

9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrowers hereunder), ratably according to their respective commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower Representative and, at any time that GE Capital is no longer a holder of any Loans or Commitments, Requisite Lenders may remove Agent at any time by giving not less than 30 days’ prior written notice thereof to Agent, Lenders and Borrower Representative. Upon any such resignation or removal, Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation or Requisite Lenders’ giving notice of removal, then the resigning or removed Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent or Requisite Lenders’ giving notice of removal, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation or the removed Agent’s removal, the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such Agent shall continue. After any Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrowers or Guarantors (regardless of whether such balances are then due to Borrowers or Guarantors) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrowers or Guarantors against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with any agreement among the Lenders (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Lender’s obligation under this Section 9.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 1.1. Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of the Obligations owed to it and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. If a Non-Funding Lender or Impacted Lender receives any such payment as described in this Section 9.8, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in Section 9.9(a).

9.9 Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

(a) Advances; Payments.

(i) Lenders with Revolving Loan Commitments shall refund or participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Lenders with Revolving Loan Commitments, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 2:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Lender with Revolving Loan Commitments shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 12:00 noon (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii) On the 2nd Business Day of each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Agent shall be entitled to set off the funding short-fall against any Non-Funding Lender’s Pro Rata Share of all payments received from Borrowers and hold, in a non-interest bearing account, all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement as cash collateral for any unfunded reimbursement obligations of such Non-Funding Lender until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated, and upon such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Index Rate Loans. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(b) Availability of Lender’s Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Loan available to Agent on each funding date unless Agent has received prior written notice from such Lender that it does not intend to make its Pro Rata Share of a Loan because all or any of the conditions set forth in Section 2.2 have not been satisfied. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. Unless Agent has received prior written notice from a Lender that it does not intend to make its Pro Rata Share of each Loan available to Agent because all or any of the conditions set forth in Section 2.2 have not been satisfied to the extent that Agent advances funds to any Borrower on behalf of such Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall, without limiting the provisions of Section 9.9(a)(ii), be entitled to retain for its account all interest accrued on such Advance until reimbursed by such Lender.

(c) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Advance, reimbursement of any Letter of Credit Obligation or any other payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but none of Agent or any Other Lender, other than as expressly set forth herein, shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or “Lender” (or be, or have its Loans and Commitments, included in the determination of “Requisite Lenders”, “Requisite Revolving Lenders” or “Lenders directly affected” in Section 11.2) for any voting or consent rights under or with respect to any Loan Document. Moreover, for the purposes of determining Requisite Lenders and Requisite Revolving Lenders, the Loans and the Commitments held by any Non-Funding Lender shall be excluded from the total Loans and Commitments outstanding. At Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender that is a Lender, and each such Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed

Assignment Agreement. In the event that a Non-Funding Lender does not execute an Assignment Agreement pursuant to Section 9.1 within five (5) Business Days after receipt by such Non-Funding Lender of notice of replacement pursuant to this Section 9.9(d) and presentation to such Non-Funding Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 9.9(d), the Borrowers shall be entitled (but not obligated) to execute such an Assignment Agreement on behalf of such Non-Funding Lender, and any such Assignment Agreement so executed by the Borrowers, the replacement Lender and Agent, shall be effective for purposes of this Section 9.9(d) and Section 9.1.

(e) Dissemination of Information. Agent shall use reasonable efforts to provide the Lenders with any notice of Default or Event of Default received by it from, or delivered by it to, any Credit Party, with notice of any Event of Default of which it has actually become aware and with notice of any action taken by it following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall not have any duty to provide the same to Lenders.

(f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders; provided, however, that (i) each Lender shall be entitled to file a proof of claim in any proceeding under any Insolvency Law to the extent such Lender disagrees with Agent’s composite proof of claim filed on behalf of all Lenders, (ii) each Lender shall be entitled to vote its claim with respect to any plan of reorganization in any proceeding under any Insolvency Law and (iii) each Lender shall be entitled to pursue its deficiency claim after liquidation of all or substantially all of the Collateral and application of the proceeds therefrom.

(g) Procedures. Agent is hereby authorized by each Credit Party and each other Person to whom any Obligations are owed to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems. The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete except as expressly noted in such communication or otherwise on such E-System.

9.10 Collateral Matters.

(a) Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Liens upon any Collateral (i) upon the Termination Date; (ii) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with Section 6.8 (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Credit Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Credit Parties under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any of its Liens without the prior written authorization of the Lenders; provided that Agent may (so long as (x) no Default or Event of Default has occurred and is continuing, or would result therefrom and (y) Credit Parties have provided evidence to Agent (in form and substance satisfactory to Agent) that EBITDA of Holdings and its Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters, exclusive of the amount of such EBITDA which is attributable to the assets of Credit Parties so released from the Collateral, would not be less than $85,000,000), in its discretion, release its Liens on Collateral valued in the aggregate for all such releases from and after the Closing Date not in excess of $2,500,000 during each Fiscal Year without the prior written authorization of any Lenders and Agent may (so long as (x) no Default or Event of Default has occurred and is continuing, or would result therefrom and (y) Credit Parties have provided evidence to Agent (in form and substance satisfactory to Agent) that EBITDA of Holdings and its Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters, exclusive of the amount of such EBITDA which is attributable to the assets of Credit Parties so released from the Collateral, would not be less than $85,000,000), in its discretion, release its Liens on Collateral valued in the aggregate for all such releases from and after the Closing Date greater than $2,500,000 but not in excess of 10% of the aggregate Commitments as of the Closing Date with the prior written authorization of Requisite Lenders. Upon request by Agent or Borrowers at any time, Lenders will confirm in writing Agent’s authority to release any Liens upon particular types or items of Collateral pursuant to this Section 9.10.

(b) Upon receipt by Agent of any authorization required pursuant to Section 9.10 from Lenders of Agent’s authority to release any Liens upon particular types or items of Collateral, and upon at least five Business Days’ prior written request by Borrowers, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of its Liens upon such Collateral; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Credit Parties in respect of) all interests retained by Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

9.11 Additional Agents. None of the Lenders or other entities identified on the facing page of this Agreement as an “arranger” or “syndication agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other entities so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder.

9.12 Distribution of Materials to Lenders and L/C Issuers.

(a) Each Borrower acknowledges and agrees that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Borrowers hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders and the L/C Issuers by posting such Borrower Materials on Intralinks® or a similar E-System (the “Borrower Workspace”). Each Borrower authorizes Agent to download copies of its logos from its website and post copies thereof on the Borrower Workspace.

(b) Each Borrower hereby agrees that if either it or Holdings or any Subsidiary of Holdings has publicly traded equity or debt securities in the United States of America, it shall (and shall cause any such Person, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that do not contain any information that is (x) not publicly available with respect to the Borrowers (or Holdings or any Subsidiary of Holdings, as the case may be) and (y) is material with respect to the Borrowers (or Holdings or any Subsidiary of Holdings, as the case may be) or their securities for purposes of U.S. federal and state securities laws as “PUBLIC”. Each Borrower agrees that by identifying such Borrower Materials pursuant to clause (i) of the preceding sentence and/or marking the Borrower Materials as “PUBLIC” pursuant to clause (ii) of the preceding sentence and/or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agent, the Lenders and the L/C Issuers shall be entitled to treat such Borrower Materials as not containing any material non-public information (“MNPI”) with respect to the Borrowers (or Holdings or any Subsidiary of Holdings, as the case may be) for purposes of U.S. federal and state securities laws. Each Borrower further represents, warrants, acknowledges and agrees that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Borrowers or Agent (including, notice of borrowings or conversions, L/C and swingline requests). Before distribution of any Borrower Materials to prospective Lenders and at the request of Agent, each Borrower agrees (and agrees to cause Holdings or any Subsidiary of Holdings, as the case may be) to execute and deliver to Agent a letter in which you authorize distribution of the evaluation materials to prospective Lenders and their employees willing to receive material non-public information, and a separate letter in which you authorize distribution of evaluation material that does not contain material non-public information and represent that no material non-public information is contained therein.

(c) Each Lender and L/C Issuer represents, warrants, acknowledges and agrees that (i) the Borrower Materials may contain MNPI concerning the Borrowers, their Affiliates or their securities, (ii) it has developed compliance policies and procedures regarding the handling and use of MNPI, and (iii) it shall use all such Borrower Materials in accordance with Section 11.8 and any applicable laws and regulations, including federal and state securities laws and regulations.

(d) If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning the Borrowers, their Affiliates or their securities, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or the Borrowers will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering, the credit facilities, including this Agreement and the other Loan Documents, to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any even within one Business Day) provide such a contact to Agent and the Borrowers upon oral or written request therefor by Agent or Borrowers. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Borrowers, their Affiliates or their securities.

10. SUCCESSORS AND ASSIGNS

10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lender and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

11.1 Complete Agreement; Modification of Agreement. This Agreement shall become effective when it shall have been executed by Borrowers, the other Credit Parties signatory hereto, the Lenders and Agent. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Borrowers, the other Credit Parties hereto, Agent, each Lender and each L/C Issuer receiving the benefits of the Loan Documents, their respective successors and permitted assigns. Except as expressly provided in any Loan Document, none of any Borrower, any other Credit Party, any L/C Issuer, any Lender or Agent shall have the right to assign any rights or obligations hereunder or any interest herein. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter or fee letter (other than the GE Capital Fee Letter) or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

11.2 Amendments and Waivers.

(a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers and by Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable, and delivered to Agent. Except as set forth in clause (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b) Intentionally Omitted.

(c) No amendment, modification, termination or waiver shall, unless in writing and signed by each Lender and Borrowers affected thereby and delivered to Agent: (i) increase the principal amount of any Lender’s Commitment; (ii) reduce the principal of, rate of interest on, composition of interest on (i.e. cash pay or payment-in-kind) or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.3(b)(ii)-(iv)) or final maturity date of the principal amount of any Loan of any Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any Lender; (v) release any Credit Party or Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release or subordinate the Lien of Agent in, any Collateral with an aggregate value for all such releases and subordinations from and after the Closing Date exceeding 10% of the aggregate Commitments as of the Closing Date; (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) amend or waive Section 9.10; (viii) amend or waive this Section 11.2 or the definitions of the terms “Commitment Termination Date”, “Obligations”, “Default Rate”, “Requisite Lenders” or “Requisite Revolving Lenders” insofar as such definitions affect the substance of this Section 11.2 or (ix) amend the allocations and waterfalls in Section 1.11(a), Section 1.11(b) and Section 1.11(c). Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer, or of GE Capital in respect of any Swap Related Reimbursement Obligations, under this Agreement or any other Loan Document, including any release of any Guaranty or Collateral requiring a writing signed by all Lenders, shall be effective unless in writing and signed by Agent or L/C Issuer or GE Capital, as the case may be, in addition to Lenders required hereinabove to take such action. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Obligations at the time outstanding and each future holder of the Obligations.

(d) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all affected Lenders, the consent of any Lender or Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”) then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative’s request, Agent or another Person reasonably acceptable to Agent and Borrower Representative (and, with respect to any Person replacing a Revolving Lender, reasonably acceptable to each L/C Issuer) shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or another Person reasonably acceptable to Agent and Borrower Representative (and, with respect to any Person replacing a Revolving Lender, reasonably acceptable to each L/C Issuer), all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement. In the event that a Non-Consenting Lender does not execute an Assignment Agreement pursuant to Section 9.1 within five (5) Business Days after receipt by such Non-Consenting Lender of notice of replacement pursuant to this Section 11.2(d) and presentation to such Non-Consenting Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 11.2(d), the Borrowers shall be entitled (but not obligated) to execute such an Assignment Agreement on behalf of such Non-Consenting Lender, and any such Assignment Agreement so executed by the Borrowers, the replacement Lender and Agent, shall be effective for purposes of this Section 11.2(d) and Section 9.1.

(e) Upon all Letter of Credit Obligations being cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, the payment in full in cash and performance of all of the other Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3 Fees and Expenses. Borrowers shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (c), (d) and (e) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

(a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer);

(b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for Lenders; provided, further, that no Person shall be entitled to reimbursement under clauses (c), (d) and (e) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct;

(d) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for Lenders;

(e) any waiver, amendment, forbearance, workout or restructuring of the Loans during the pendency of one or more Defaults or Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for Lenders; and

(f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management, financial, turnaround and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

If at any time Lenders are entitled to receive reimbursement from Borrowers of fees and expenses of counsel for Lenders and Lenders are not able to mutually agree on what counsel to engage to represent Lenders, Requisite Lenders shall be entitled to select counsel to represent Lenders.

11.4 No Waiver. Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

11.5 Remedies. Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8 Confidentiality. Each Lender, each L/C Issuer and Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices and for a period of two years following the termination of this Agreement, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with the Borrower Representative’s consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, or to any Person that any L/C Issuer causes to issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 11.8 or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, SPVs (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Hedge Agreement and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.8 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 11.8 and those of any other contractual obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 11.8 shall govern.

Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied to the federal tax treatment and federal tax structure of the Loans (the “Transactions”) (and any related transactions or arrangements) from the commencement of discussions between the parties, and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the federal tax treatment and federal tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. Subject to the proviso with respect to disclosure in the first sentence of this paragraph, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the transaction contemplated by this Agreement or any federal tax matter or federal tax idea related to the Transaction.

11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK

APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT, AND CREDIT PARTIES MAY MAKE ANY COUNTERCLAIMS RELATING TO THE SAME MATTER, REQUESTS FOR EQUITABLE RELIEF RELATING TO THE SAME MATTER OR AFFIRMATIVE DEFENSES IN CONNECTION THEREWITH. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

11.10 Notices.

(a) Addresses. All notices and other communications required or expressly authorized to be made by this Agreement shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on Annex I, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-code fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to Agent prior to such posting, (iii) posted to any other E-System approved by or set up by or at the direction of Agent or (iv) addressed to such other address as shall be notified in writing (A) in the case of Borrowers, Agent and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrower Representative and

Agent. Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower Representative, and (z) if receipt of such transmission is acknowledged by Agent.

(b) Effectiveness. (i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, however, that no communications to Agent pursuant to Section 1 shall be effective until received by Agent.

(ii) The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete (to the extent required under the Loan Documents) except as expressly noted in such communication or E-System.

(c) Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its lending office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

11.13 WAIVER OF JURY TRIAL. THE PARTIES HERETO KNOWINGLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least 2 Business Days’ prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver, interim receiver, receiver and manager or trustee be appointed for all or any significant part of any Borrower’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.18 Currency Equivalent Generally. For the purposes of making valuations or computations under this Agreement (but not for the purposes of the preparation of any financial statements delivered pursuant hereto), and in particular, without limitation, for purposes of valuations or computations under Sections 1.3(b), 3, 5, 6 and 8, unless expressly provided otherwise, where a reference is made to a dollar amount the amount is to be considered as the amount in Dollars and, therefor, each other currency shall be converted into the equivalent amount thereof in Dollars in accordance with GAAP.

11.19 Judgment Currency.

(a) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 11.19 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 11.19 being hereinafter in this Section 11.19 referred to as the “Judgment Conversion Date”).

(b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 11.19(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Credit Party under this Section 11.19(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c) The term “rate of exchange” in this Section 11.19 means the rate of exchange at which Agent would, on the relevant date at or about 1:00 p.m.(New York time), be prepared to sell the Obligation Currency against the Judgment Currency.

11.20 Electronic Transmissions.

(a) Authorization. Subject to the provisions of subsection 11.10(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Borrower and each Lender party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) Signatures. Subject to the provisions of subsection 11.10(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural applicable law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Lender and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 11.10 and this Section 11.20, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related contractual obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(d) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of each Borrower, each other Credit Party executing this Agreement and each Lender agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

11.21 Amendment and Restatement. Each Credit Party acknowledges and agrees that the security interest granted to Agent, for the benefit of Prior Lender Group, or any of them, pursuant to the Loan Documents (as defined in the Prior Credit Agreement), shall remain outstanding and in full force and effect in accordance with the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement), as modified herein and in the other Loan Documents, and shall continue to secure the Obligations. Credit Parties and Lenders acknowledge and confirm that (i) the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Credit Agreement) arising in connection with the Prior Credit Agreement and other Loan Documents (as defined in the Prior Credit Agreement); (ii) the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Obligations (as defined in the Prior Credit Agreement) under the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) as amended, restated, renewed, extended, consolidated or modified hereunder and under the other Loan Documents, together with all other

Obligations hereunder; (iii) all Liens evidenced by the Loan Documents (as defined in the Prior Credit Agreement) are hereby ratified, confirmed and continued as modified, amended or restated under the Loan Documents; and (iv) this Agreement is intended to restate, renew, extend, consolidate, amend and modify the Prior Credit Agreement in its entirety. Borrowers and Lenders intend that (i) the provisions of the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement), to the extent restated, renewed, extended, consolidated, amended or modified hereby and by the other Loan Documents, be hereby superseded and replaced by the provisions hereof and of the other Loan Documents; and (ii) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation and shall in no way adversely affect or impair the priority of Liens granted by the Loan Documents (as defined in the Prior Credit Agreement).

11.22 Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

11.23 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Borrowers, the Lenders, the L/C Issuers party hereto, Agent and each other Lender, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither Agent nor any Lender nor any Credit Party (except as otherwise specifically provided under the Loan Documents) shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

12. CROSS-GUARANTY

12.1 Cross-Guaranty.

(a) Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(ii) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(iii) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

(iv) the insolvency of any Credit Party; or

(v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

(b) Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by Lenders, or any of them, to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers.

12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

12.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5 Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

12.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 12 shall be limited to an amount not to exceed as of any date of determination the greater of:

(a) the amount of all Loans advanced to such Borrower;

(b) the net amount of all Loans advanced to another Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

(c) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar foreign or domestic statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.7.

12.7 Contribution with Respect to Guaranty Obligations.

(a) To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b) As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

12.8 Liability Cumulative. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

12.9 USA Patriot Act Notice. Each of Lenders and Agent hereby notifies Borrowers that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or Agent, as applicable, to identify such Borrower in accordance with the Patriot Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWERS

BLOUNT, INC., a Delaware corporation

By:	/s/ Calvin E. Jenness

Name:	CALVIN E. JENNESS
Title:	Senior Vice President and Chief Financial Officer

GEAR PRODUCTS, INC., an Oklahoma corporation

By:	/s/ Calvin E. Jenness

Name:	CALVIN E. JENNESS
Title:	Vice President and Chief Financial Officer

OMARK PROPERTIES, INC., an Oregon corporation

By:	/s/ Calvin E. Jenness

Name:	CALVIN E. JENNESS
Title:	Vice President and Chief Financial Officer

WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company

By: Blount, Inc., its sole member

By:	/s/ Calvin E. Jenness

Name:	CALVIN E. JENNESS
Title:	Senior Vice President and Chief Financial Officer

CREDIT AGREEMENT

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and Lender

By:	/s/ Judith Langan

Name:	JUDITH LANGAN
Title:	Duly Authorized Signatory

CREDIT AGREEMENT

GE CAPITAL FINANCIAL INC., as a Lender

By:	/s/ Woodrow Broaders Jr.

Name: WOODROW BROADERS JR.
Title: Duly Authorized Signatory

Address for notices:

GE Capital Financial Inc. c/o General Electric Capital Corporation
201 Merritt 7
Norwalk, Connecticut 06856-5201
Attention: Blount, Inc. Account Manager
Telecopier No.: (513) 770-5460
Telephone No.: (203) 229-1489

With a copy to:

GE Capital Financial Inc.
6510 Millrock Drive
Suite 200
Salt Lake City, Utah 84121
Attn: Chief Financial Officer

Lending Office
GE Capital Financial Inc. c/o General Electric Capital Corporation
201 Merritt Seven
Norwalk, CT 06851
Attn: Blount, Inc. Account Manager
Telecopier No.: (513) 770-5460
Telephone No.: (203) 229-1489

With a copy to:

GE Capital Financial Inc.
6510 Millrock Drive Suite 200
Salt Lake City, Utah 84121
Attn: Chief Financial Officer

CREDIT AGREEMENT

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

CREDIT PARTIES:

BLOUNT INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Calvin E. Jenness

Name:	CALVIN E. JENNESS
Title:	Senior Vice President and Chief Financial Officer

BI, L.L.C., a Delaware limited liability company

By: Blount, Inc., its managing member

By:	/s/ Calvin E. Jenness

Name:	CALVIN E. JENNESS
Title:	Vice President

4520 CORP., INC., a Delaware corporation

By:	/s/ Calvin E. Jenness

Name:	CALVIN E. JENNESS
Title:	Vice President

CREDIT AGREEMENT

ANNEX A (RECITALS)

TO

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to this Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Accounting Changes” has the meaning ascribed thereto in Annex G.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or any other Person with respect to any of the foregoing.

“Acquisition Pro Forma” has the meaning ascribed thereto in Section 6.1(b)(ix)(1).

“Activation Event” and “Activation Notice” have the meanings ascribed thereto in Annex C.

“Advance” means the amount of the Loans advanced under Section 1.1 of this Agreement on the occasion of any borrowing thereunder.

“Affected Lender” has the meaning ascribed thereto in Section 1.16(d).

“Affiliate” means, with respect to any Person, (a) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary,

10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each other Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.

“Agent” means GE Capital, as agent hereunder and under the other Loan Documents, and its successor appointed pursuant to Section 9.7.

“Agreement” means this Third Amended and Restated Credit Agreement, dated as of August 9, 2010, by and among Borrowers, the other Credit Parties party thereto, GE Capital, as Agent and Lender, and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Appendices” has the meaning ascribed to it in the recitals to this Agreement.

“Applicable Margins” means collectively the Applicable Revolver Unused Line Fee Margin, the Applicable Revolver Index Margin, the Applicable Term Loan B Index Margin, the Applicable Term Loan A Index Margin, the Applicable Revolver LIBOR Margin, the Applicable Term Loan B LIBOR Margin and the Applicable Term Loan A LIBOR Margin.

“Applicable Revolver Index Margin” means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

“Applicable Revolver LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

“Applicable Revolver Unused Line Fee Margin” means the per annum fee, from time to time in effect, payable in respect of Borrowers’ non-use of committed funds pursuant to Section 1.9(b), which fee is determined by reference to Section 1.5(a).

“Applicable Term Loan A Index Margin” means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan A, as determined by reference to Section 1.5(a).

“Applicable Term Loan A LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan A, as determined by reference to Section 1.5(a).

“Applicable Term Loan B Index Margin” means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan B, as determined by reference to Section 1.5(a).

“Applicable Term Loan B LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan B, as determined by reference to Section 1.5(a).

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than a natural Person) or any Affiliate of any Person (other than a natural Person) that administers or manages such Lender.

“Assignment Agreement” has the meaning ascribed to it in Section 9.1(c).

“Auction Manager” has the meaning ascribed to it in Section 1.18(a).

“Auction Notice” means an auction notice given by Borrowers in accordance with the Auction Procedures with respect to a Purchase Offer.

“Auction Procedures” means the auction procedures with respect to Purchase Offers set forth in Annex K hereto.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Blocked Accounts” has the meaning ascribed to it in Annex C.

“Blount China” means Blount (Fuzhou) Industries Co. Limited, a wholly-owned subsidiary of Blount, Inc. organized under the laws of The People’s Republic of China.

“Blount, Inc.” has the meaning ascribed to it in the preamble of this Agreement.

“Borrower” and “Borrowers” have the respective meanings ascribed to them in the preamble of this Agreement.

“Borrower Representative” means Blount, Inc. in its capacity as Borrower Representative pursuant to the provisions of Section 1.1(d).

“Borrower Restricted Information” means material non-public information with respect to Holdings, Borrowers or any of their respective Subsidiaries or with respect to the securities of any such Person.

“Borrowing Availability” means as of any date of determination, the Maximum Amount, less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral Account” has the meaning ascribed to it in Annex B.

“Cash Equivalents” has the meaning ascribed to it in Annex B.

“Cash Management Systems” has the meaning ascribed to it in Section 1.8.

“CERCLA” has the meaning ascribed to it in this Annex under the definition of “Environmental Laws”.

“Change of Control” means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the issued and outstanding shares of capital Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the Stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Blount, Inc.; (d) except for minority interests in certain Foreign Subsidiaries as of the Closing Date and except as specifically permitted under Section 6.8(c), Blount, Inc. ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries; or (e) any “change of control” as defined in the New Subordinated Debt Documents.

“Charges” means all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances owed by any Credit Party and upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income, capital or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

“Class”, when used in reference to any Term Loan, refers to whether such Term Loan is a Term Loan B or a Term Loan A.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

“Closing Date” means August 9, 2010.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that if such foreign personal property security laws do not contain a definition that is used in another Loan Document, the definition that is used in such other Loan Document shall have the meaning given to it in the Code as though the references to the words “ or such foreign personal property security laws” in the second proviso of this definition do not exist.

“Collateral” means the property covered by the Security Agreement, the Pledge Agreements, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations, or any portion thereof as specified therein.

“Collateral Documents” means the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreements, the Trademark Security Agreements, the Copyright Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Collateral Reports” means the reports with respect to the Collateral referred to in Annex F.

“Collection Account” means that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the “Collection Account.”

“Commitment Termination Date” means the earliest of (a)(i) with respect to the Revolving Loan Commitment (inclusive of the Swing Line Commitment), the Revolving Loans, the Swing Line Loans, the Term Loan A and the Term Loan A Commitment, August 9, 2015 and (ii) with respect to the Term Loan B and the Term Loan B Commitment, August 9, 2016, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0).

“Commitments” means, (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment (including without duplication, the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment), Term Loan B Commitment and Term Loan A Commitment as set forth on Annex J to this Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments (including, without duplication, the Swing Line Lender’s Swing Line Commitment as a subset of its Revolving Loan Commitment), Term Loan B Commitment and Term Loan A Commitment which aggregate commitments shall be Four Hundred Twenty-Five Million Dollars and 00/100 ($425,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with this Agreement.

“Compliance Certificate” has the meaning ascribed to it in Annex E.

“Concentration Accounts” has the meaning ascribed to it in Annex C.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Control Letter” means a letter agreement between Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any

Credit Party, or (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Credit Agreement Joinder Agreement” has the meaning ascribed to it in Section 5.13 of this Agreement.

“Credit Parties” means, collectively, Holdings, each Borrower and each other Person (a) which executes a Guaranty of the Obligations, (b) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (c) all of the Stock of which is pledged to Agent for the benefit of the Lenders, but in no event shall “Credit Parties” include any direct or indirect Foreign Subsidiaries; and “Credit Party” means any one of the foregoing Credit Parties.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.5(e).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

“Design” means the following now owned or hereafter acquired by any Credit Party: (a) all industrial designs, design patents, other designs and intangibles of like nature (whether registered or unregistered) now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Industrial Designs Office or any similar office in any country and all records thereof and (b) all reissues, extensions or renewals thereof.

“Design License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Design.

“Disbursement Accounts” has the meaning ascribed to it in Annex C.

“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to this Agreement.

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means the lawful currency of the United States.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during any four quarter period exceeding $1,000,000 (and only to the extent that such net gain exceeds $1,000,000, so that the first $1,000,000 of such net gain is not deducted pursuant to this clause (iv)) in the aggregate arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income (except to the extent cash was received by such Person in respect of such non-cash gain in a prior period and provided that, if any cash is received by such Person in respect of such non-cash gain in a subsequent period, EBITDA shall be increased in such subsequent period by the amount of cash so received, but in each case subject to the limitations contained in clause (iv) above), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense plus fees and expenses associated with the Related Transactions that are not capitalized, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization of tangible and intangible assets) for such period (except to the extent cash was paid by such Person in respect of such non-cash charge in a prior period and provided that, if any cash is paid by such Person in respect of such non-cash charge in a subsequent period, EBITDA shall be decreased in such subsequent period by the amount of cash so paid), (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to, or exercise by, any members of the management of such Person of any Stock, (vii) cash expenses incurred during any four quarter period in connection with discontinued operations up to $3,000,000 in the aggregate, (viii) any aggregate net loss (but not any aggregate net gain) during any four quarter period not to exceed $1,000,000 in the aggregate arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all Inventory sold in conjunction with the disposition of fixed assets and all securities), (ix) expenses incurred in connection with the consolidation of the Credit Parties’ and their Subsidiaries’ warehouses and the curtailment of Credit Parties’ logistics arrangements in an aggregate amount not to exceed $5,000,000 during the term of this Agreement, (x) any non-cash charges accrued in connection with the acceleration of scheduled amortization with respect to the liabilities of one or more of Borrowers’ benefit plans due to the alteration of any such benefit plan or the termination or transfer thereof, in each case to the extent that such non-cash charges have been confirmed by the Credit Parties’ outside auditors as non-cash charges and such non-cash charges are included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, (xi) Intentionally Omitted, (xii) cash restructuring charges paid during the Fiscal Year ending December 31, 2009 in an aggregate amount not to exceed $3,500,000, (xiii) cash expenses incurred in connection with the transition of such Person’s chief executive officer or chief executive officer designate incurred between January 1, 2009 throughout the term of this Agreement in an aggregate amount not to exceed $3,000,000 and (xiv) non-recurring charges in respect of restructurings, plant closings, headcount reductions or similar actions, including severance charges in respect of employee terminations, in an aggregate amount not to exceed $5,000,000 during the term of this Agreement. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) Intentionally Omitted; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies obtained after the Closing Date; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service acceptable to Agent.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means all applicable federal, state, provincial, local and foreign laws, statutes, ordinances, codes, rules, standards, orders-in-council, regulations and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, soil vapor, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization

Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local, provincial and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes relating to the protection of human health, safety, or the environment.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or as a result of any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded Software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan (other than an event for which the thirty (30) day notice period is waived); (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (h) the loss of a Qualified Plan’s qualification or tax exempt status; or (i) the termination of a Plan described in Section 4064 of ERISA.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Euro” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Excess Cash Flow” means, without duplication, with respect to any Fiscal Year of Holdings and its Subsidiaries, consolidated net income plus (a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, minus (b) Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to clause (a) of Annex G), minus (c) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled and voluntary principal payments paid or payable in respect of Funded Debt (provided that payments of Revolving Credit Advances shall only be included as a reduction in the calculation of “Excess Cash Flow” under this subclause (c) to the extent that the total outstanding Revolving Credit Advances as of the last day of the applicable Fiscal Year are less than the sum of (i) the total outstanding Revolving Credit Advances as of the first day of such Fiscal Year plus (ii) any Revolving Credit Advances made during such Fiscal Year that were used to fund Permitted Acquisitions), or minus (as the case may be), (d) extraordinary gains or losses which are cash items not included in the calculation of consolidated net income, minus (e) mandatory prepayments paid in cash pursuant to Section 1.3 other than mandatory prepayments made pursuant to Sections 1.3(b)(i), 1.3(b)(ii), 1.3(b)(iv) or 5.4(c), plus (f) taxes deducted in determining consolidated net income to the extent not paid for in cash.

“Excluded Proceeds” means:

(a) the proceeds of asset dispositions under Section 6.8(a) and (h),

(b) the proceeds of asset dispositions under Sections 6.8(b) and (d) in an aggregate amount not to exceed $3,000,000 per year so long as no Default or Event of Default has occurred and is continuing as of the time of such disposition,

(c) the proceeds of assets dispositions under Section 6.8(g) in an aggregate amount not to exceed $1,000,000 so long as no Default or Event of Default has occurred and is continuing as of the time of such disposition, and

(d) to the extent the aggregate amount of proceeds of asset dispositions under Sections 6.8(b) and (d) exceed $3,000,000 in any year, the proceeds of each asset disposition, or series of related asset dispositions, under Section 6.8(b) or (d) after meeting such threshold if the gross proceeds with respect thereto are less than $100,000 per asset disposition, or series of related asset dispositions, in each case, so long as no Default or Event of Default exists as of the time of such disposition.

“Excluded Stock Issuances” means (a) issuances of Stock by Holdings (i) under any employee benefit plan of Holdings, Borrowers or any of their Subsidiaries that is approved by the board of directors of Holdings, Borrowers or such Subsidiary, as applicable, or (ii) in connection with the exercise of options by any current or former employee or director, (b) issuances of Stock by Holdings to current or former employees in the form of restricted stock awards in the ordinary course of business, (c) issuances of Stock by Holdings to sellers in connection with, and as the purchase price for, Permitted Acquisitions or other permitted investments and (d) issuances of Stock, the net proceeds of which are used within 180 days of the issuance thereof in connection with, and as the purchase price for, Permitted Acquisitions or other permitted investments, so long as no later than the Business Day following receipt of the proceeds thereof Borrower Representative delivers to Agent a certificate (a “Notice of Stock Issuance for Permitted Acquisition”) confirming that (A) the Credit Parties intend to invest such net proceeds in a Permitted Acquisition or other permitted investment within 180 days (the “Investment Period”) of the issuance of such Stock and (B) such net proceeds have been (x) deposited into an account that is subject to a Control Letter or a control agreement meeting the requirements of Annex C, which net proceeds when so deposited (1) shall constitute Collateral, securing the payment of the Obligations then outstanding and (2) may be withdrawn by the applicable Credit Party solely to make a Permitted Acquisition or other permitted investment within 180 days of the date of the issuance of such Stock or (y) used to repay the Revolving Loan (in whole or in part) on a temporary basis and if so used to repay the Revolving Loan and notwithstanding anything herein to the contrary such amount may be reborrowed only for the purpose of funding such Permitted Acquisition or other permitted investment or if the Investment Period has expired and such amount has not been used to make a Permitted Acquisition or another permitted investment to make the mandatory prepayment required by Section 1.3(b)(iii); provided, that upon the occurrence and during the continuance of an Event of Default or upon the expiration of such 180 day Investment Period without such net proceeds being used to fund a Permitted Acquisition or other permitted investment, an amount equal to such net proceeds shall be applied to the repayment of the Obligations as set forth in Section 1.3(b)(iii) and such net proceeds shall not be deemed to be “Excluded Stock Proceeds.

“Existing Letters of Credit” means the letters of credit outstanding under the Prior Credit Agreement and listed on Schedule E-1.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“FATCA” means Sections 1471 through 1474 of the IRC as of the date of this Agreement.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to Agent or any Lender pursuant to this Agreement or any of the other Loan Documents.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Financial Covenants” means the financial covenants set forth in Annex G.

“Financial Statements” means the consolidated and, as applicable, separate income statements, statements of cash flows and balance sheets of Holdings and its Subsidiaries delivered in accordance with Section 3.4 and Annex E.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Fiscal Month” means any of the monthly accounting periods of Credit Parties.

“Fiscal Quarter” means any of the quarterly accounting periods of Credit Parties, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Credit Parties ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means as of any date of determination, with respect to Holdings and its Subsidiaries, on a consolidated basis, the ratio of (a) EBITDA for the four (4) Fiscal Quarter periods ending on such date of determination to (b) Fixed Charges for such four (4) Fiscal Quarter period.

“Fixed Charges” means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid during such period (excluding all non-cash Interest Expense), plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period (excluding the financed portion thereof), plus (d) the greater of (i) cash payments of income taxes and capital taxes (net of tax refunds received during such period), and (ii) zero, plus (e) Restricted Payments made pursuant to Section 6.14(f).

“Fixtures” means all “fixtures” as such term is defined in the Code and all fixtures, facilities and equipment howsoever affixed or attached to real property, now owned or hereafter acquired by any Credit Party.

“Flood Insurance” means, for any Mortgaged Property located in a Special Flood Hazard Area, private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines. Flood Insurance shall be in an amount equal to the least of (i) the full, unpaid balance of the Loans and any prior liens on the Real Estate, (ii) the maximum amount of coverage available under the National Flood Insurance Program for the particular type of building, or (iii) the full insurable value of the building and/or its contents, in each case with deductibles customarily carried by businesses of the size, character and credit worthiness of the business of the Credit Parties.

“Foreign Lender” has the meaning ascribed to it in Section 1.15(d) of this Agreement.

“Foreign Pledge Agreements” means, collectively, (i) that certain Commercial Pledge Agreement over Shares executed by Blount, Inc. in favor of Agent, on behalf of itself and Lenders, pledging 65% of all of the Stock of Blount Europe, S.A., a company formed under the laws of Belgium, (ii) that certain Quota Pledge Agreement executed by Blount, Inc. in favor of Agent, on behalf of itself and Lenders, pledging 65% of all of the Stock of Blount Industrial, Ltda., a company formed under the laws of Brazil, (iii) that certain Share Pledge Agreement executed by Blount, Inc. in favor of Agent, on behalf of itself and Lenders, pledging 65% of all of the Stock of Svenska Blount Aktiebolag, a company formed under the laws of Sweden, (iv) that certain Agreement on the Pledge of Shares executed by Blount, Inc. in favor of Agent, on behalf of itself and Lenders, pledging 65% of all of the Stock of Blount GmbH, a company formed under the laws of Germany, and (v) that certain Pledge Over Interests executed by Blount, Inc. in favor of Agent, on behalf of itself and Lenders, pledging 65% of all of the Stock of Blount China.

“Foreign Subsidiary” means any Subsidiary of a Credit Party that is not formed under the laws of the United States or any state thereof.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof (but only to the extent borrowed thereunder), and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Credit Parties, the Obligations (other than Obligations under Hedge Agreements that are not yet due and payable) and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to this Agreement.

“Gear” has the meaning ascribed to it in the preamble of this Agreement.

“GE Capital” has the meaning ascribed to it in the preamble of this Agreement.

“GE Capital Fee Letter” has the meaning ascribed to it in Section 1.9(a) of this Agreement.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded Software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof except for such indemnifications created in the ordinary course of business pursuant to transactions that are not otherwise prohibited hereunder or under the other Loan Documents. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, collectively, the Guaranty and any other guaranty executed by any Guarantor in favor of Agent in respect of the Obligations.

“Guarantors” means Holdings and each domestic Subsidiary of any Credit Party and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by this Agreement and the other Loan Documents.

“Guaranty” means that certain Guaranty dated as of May 15, 2003 from each Credit Party signatory thereto in favor of Agent, on behalf of itself and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Material” means any substance, material or waste that is regulated or otherwise gives rise to liability under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) (42 U.S.C. §9601 et seq.

(1980)), any contaminant, pollutant, petroleum or any fraction thereof, asbestos, asbestos containing material, polychlorinated biphenyls, toxic mold, mycotoxins, toxic microbial matter (naturally occurring or otherwise), infectious waste and radioactive substances or any other substance that is regulated under Environmental Law due to its toxic, ignitable, reactive, corrosive, caustic, or dangerous properties.

“Hedge Agreement” shall mean any and all transactions, agreements or documents now existing or hereafter entered into between or among any Credit Party, on the one hand, and a Lender (or an Affiliate of a Lender), on the other hand, which provides for an interest rate, credit or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Credit Party’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations.

“Holdings” means Blount International, Inc., a Delaware corporation.

“Impacted Lender” means any Lender that fails to promptly provide any Borrower or Agent, upon such Person’s request, reasonably satisfactory assurance that such Lender will not become a Non-Funding Lender.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary of Holdings that (i) contributed less than fifteen percent (15%) of Holdings’ and its Subsidiaries’ consolidated earnings before interest, taxes, depreciation and amortization during the Fiscal Year ended immediately prior to such date of determination, (ii) holds less than fifteen percent (15%) of Holdings’ and its Subsidiaries’ consolidated assets calculated as of the fiscal quarter ended immediately prior to such date of determination and (iii) does not own any fee interest in any Real Estate or any leasehold interest in any manufacturing facility as of such date of determination.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.13(a).

“Indemnified Person” has the meaning ascribed to it in Section 1.13(a).

“Index Rate” means:

(a) with respect to any Revolving Loan bearing interest at the Index Rate, for any day, a rate per annum equal to the highest of (i) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate, or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by Agent) or in any similar release by the Federal Reserve Board (as reasonably determined by Agent), (ii) the sum of (A) the Federal Funds Rate, plus (B) 3.00% per annum and (iii) the sum of (A) the LIBOR Rate with respect to Revolving Loans calculated for each day based on a LIBOR Period of one (1) month determined two (2) Business Days prior to such day, plus (B) the excess of the Applicable Revolver LIBOR Margin over the Applicable Revolver Index Margin, in each instance, as of such day;

(b) with respect to any Term Loan B bearing interest at the Index Rate, for any day, a rate per annum equal to the highest of (i) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate, or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by Agent) or in any similar release by the Federal Reserve Board (as reasonably determined by Agent), (ii) the sum of (A) the Federal Funds Rate, plus (B) 3.00% per annum and (iii) the sum of (A) the LIBOR Rate with respect to the Term Loan B calculated for each day based on a LIBOR Period of one (1) month determined two (2) Business Days prior to such day, plus (B) the excess of the Applicable Term Loan B LIBOR Margin over the Applicable Term Loan B Index Margin, in each instance, as of such day; and

(c) with respect to any Term Loan A bearing interest at the Index Rate, for any day, a rate per annum equal to the highest of (i) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate, or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by Agent) or in any similar release by the Federal Reserve Board (as reasonably determined by Agent), (ii) the sum of (A) the Federal Funds Rate, plus (B) 3.00% per annum and (iii) the sum of (A) the LIBOR Rate with respect to the Term Loan A calculated for each day based on a LIBOR Period of one (1) month determined two (2) Business Days prior to such day, plus (B)

the excess of the Applicable Term Loan A LIBOR Margin over the Applicable Term Loan A Index Margin, in each instance, as of such day.

Each change in any interest rate provided for in this Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

“Index Rate Loan” means a Loan denominated in Dollars or portion thereof bearing interest by reference to the Index Rate.

“Insolvency Laws” means any of the Bankruptcy Code, as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Designs, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists.

“Intercompany Notes” has the meaning ascribed to it in Section 6.3(a)(ix).

“Interest Expense” means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

“Interest Payment Date” means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under this Agreement.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded Software.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“L/C Issuer” has the meaning ascribed to it in Annex B.

“L/C Sublimit” has the meaning ascribed to it in Annex B.

“Lender-Related Distress Event” means, with respect to any Lender or any Person that directly or indirectly controls such Lender (each a “Distressed Person”), a voluntary or involuntary case with respect to such Distressed Person under the Bankruptcy Code or any similar bankruptcy laws of its jurisdiction of formation, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, merger, sale or other change of majority control supported in whole or in part by guaranties or other support (including, without limitation, the nationalization or assumption of majority ownership or operating control) by the U.S. government or other Governmental Authority, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent, bankrupt, or deficient in meeting any capital adequacy or liquidity standard of any such Governmental Authority. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of “Affiliate”.

“Lenders” means GE Capital and the other Lenders named on the signature pages of this Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations owing to, or Commitments of, such Lender, such term shall include any assignee of such Lender.

“Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Revolving Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Revolving Lenders thereupon or pursuant thereto.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including rights to payment or performance under a letter of credit, whether or not such Credit Party, as beneficiary, has demanded or is entitled to demand payment or performance.

“Letters of Credit” means (i) documentary or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers’ acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations (ii) the Existing Letters of Credit. The term does not include a Swap Related L/C.

“Leverage Ratio” means, as of any date of determination, with respect to Holdings and its Subsidiaries, on a consolidated basis, the ratio of (a) Funded Debt (minus the collected balance in the New Subordinated Debt Escrow Account) as of such date of determination to (b) the sum of EBITDA for the twelve months ending on such date of determination.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to this Agreement and ending one, two or three months thereafter, as selected by Borrower Representative’s irrevocable notice to Agent as set forth in Section 1.5(f); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

(e) Borrower Representative shall select LIBOR Periods so that there shall be no more than 5 separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:

(a) with respect to each Revolving Loan bearing interest at the LIBOR Rate, for each LIBOR Period, a rate of interest per annum determined by Agent equal to (i) the offered rate for deposits of Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such LIBOR Period; divided by (ii) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System. If no such offered rate exists with respect to any Revolving Loan, such rate shall be the rate of interest per annum, as determined by Agent and Borrower Representative (rounded upwards, if necessary, to the nearest 1/100 of 1.00%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in the applicable LIBOR Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for the applicable LIBOR Period and for an amount equal or comparable to the principal amount of the Revolving Loans to be borrowed, converted or continued as a LIBOR Loan on such date of determination;

(b) with respect to the Term Loan B bearing interest at the LIBOR Rate, for each LIBOR Period, a rate of interest per annum determined by Agent equal to the greater of (i)(A) the offered rate for deposits of Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such LIBOR Period; divided by (B) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System; and (ii) 1.50%. If no such offered rate exists with respect to any loans comprising the Term Loan B, such rate shall be the rate of interest per annum, as determined by Agent and Borrower Representative (rounded upwards, if necessary, to the nearest 1/100 of 1.00%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in the applicable LIBOR Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for the applicable LIBOR Period and for an amount equal or comparable to the principal amount of the Term Loan B to be borrowed, converted or continued as a LIBOR Loan on such date of determination; or

(c) with respect to the Term Loan A bearing interest at the LIBOR Rate, for each LIBOR Period, a rate of interest per annum determined by Agent equal to (i) the offered rate for deposits of Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such LIBOR Period; divided by (ii) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System. If no such offered rate exists with respect to any loans comprising the Term Loan A, such rate shall be the rate of interest per annum, as determined by Agent and Borrower Representative (rounded upwards, if necessary, to the nearest 1/100 of 1.00%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in the applicable LIBOR Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for the applicable LIBOR Period and for an amount equal or comparable to the principal amount of the Term Loan A to be borrowed, converted or continued as a LIBOR Loan on such date of determination.

“License” means any Copyright License, Patent License, Design License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 3.13.

“Loan Account” has the meaning ascribed to it in Section 1.12.

“Loan Documents” means this Agreement, any Notes, the Collateral Documents, the Master Standby Agreement, the Master Documentary Agreement, and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative. Notwithstanding the foregoing, none of the Hedge Agreements shall constitute Loan Documents.

“Loans” means the Revolving Loan, the Swing Line Loan, the Term Loan B and the Term Loan A; and “Loan” means any one of the foregoing Loans.

“Lock Boxes” has the meaning ascribed to it in Annex C.

“Margin Stock” has the meaning ascribed to in Section 3.10.

“Master Documentary Agreement” means the Master Agreement for Documentary Letters of Credit dated as of May 15, 2003 among Borrowers, as Applicant(s), and GE Capital, as amended, restated, supplemented or otherwise modified from time to time.

“Master Standby Agreement” means the Master Agreement for Standby Letters of Credit dated as of May 15, 2003 among Borrowers, as Applicant(s), and GE Capital, as issuer, as amended, restated, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) any Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of this Agreement, (c) the Collateral or Agent’s Liens, on behalf of itself and Lenders on the Collateral or the priority of such Liens, or (d) Agent’s or any Lender’s rights and remedies under this Agreement and the other Loan Documents.

“Material Subsidiary” means any Subsidiary of Holdings that is not an Immaterial Subsidiary.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

“Maximum Lawful Rate” has the meaning ascribed to it in Section 1.5(g).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgaged Properties” has the meaning assigned to it in Annex D.

“Mortgages” means each of the mortgages, debentures, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent, on behalf of itself and Lenders with respect to the Mortgaged Properties, as amended, restated, supplemented or otherwise modified from time to time, all in form and substance reasonably satisfactory to Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities when such real property improvements are granted as security for a loan and provides protection to property owners through a Federal insurance program.

“New Subordinated Debt” means the Indebtedness evidenced by the New Subordinated Debt Documents.

“New Subordinated Debt Documents” means the New Subordinated Notes, the New Subordinated Debt Indenture, and all other documents executed in connection therewith.

“New Subordinated Debt Escrow Account” means the account in which Agent shall fund a portion of the Term Loan B on the Closing Date in an aggregate principal amount equal to the New Subordinated Debt Payoff Amount, which such account shall comply with the requirements of Annex C subsection (h).

“New Subordinated Debt Indenture” means that certain Indenture dated as of August 9, 2004 among Blount, Inc., as issuer, the “Guarantors” (as defined therein) and The Bank of New York as trustee.

“New Subordinated Debt Payoff Amount” means $175,000,000.

“New Subordinated Debt Repayment Date” means September 23, 2010.

“New Subordinated Notes” means those certain 8.875% Senior Subordinated Notes due 2012 issued by Blount, Inc. in an aggregate original principal amount of $175,000,000.

“Non-Funding Lender” means any Lender (a) that has failed to fund any payments required to be made by it within three (3) Business Days after any such payment is due, (b) that has given verbal or written notice to a Borrower, Agent or any Lender or has otherwise publicly announced that such Lender believes it will fail to fund all payments required to be made by it or fund all purchases of participations required to be funded by it under this Agreement and the other Loan Documents as of any Settlement Date, (c) as to which Agent or any L/C Issuer has a good faith belief that such Lender has defaulted in fulfilling its obligations (as a lender, agent or letter of credit issuer) under one or more other syndicated credit facilities or (d) with respect to which one or more Lender-Related Distress Events has occurred with respect to such Lender or any Person that directly or indirectly controls such Lender and Agent has determined that such Lender may become a Non-Funding Lender. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Notes” means, collectively, the Revolving Notes, the Swing Line Notes, the Term Loan B Notes and the Term Loan A Notes; and “Note” means any one of the foregoing Notes.

“Notice of Conversion/Continuation-LIBOR Rate” has the meaning ascribed to it in Section 1.5(f).

“Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under this Agreement or any of the other Loan Documents. This term includes all principal, interest, Fees, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under this Agreement or any of the other Loan Documents (including all interest, Fees and expenses that accrue after the commencement of any case or proceeding by or against any Credit Party in bankruptcy or any similar proceeding, whether or not allowed in such case or proceeding) and all Swap Related Reimbursement Obligations and all debts, liabilities and obligations of any kind or nature, present or future, of any Credit Party to any Lender (or any Affiliate of any Lender) arising in connection with any Hedge Agreement and if any Person ceases to be a Lender hereunder, any debts, liabilities and obligations of any kind or nature, present or future, of any Credit Party to such Person (or an Affiliate of such Person) arising in connection with any Hedge Agreement entered into at a time when such Person was a Lender hereunder.

“OFAC” has the meaning ascribed to it in Section 3.27.

“Omark” has the meaning ascribed to it in the preamble of this Agreement.

“Other Taxes” has the meaning ascribed to it in Section 1.15(b).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Patriot Act” has the meaning ascribed to it in Section 12.9.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Acquisition” has the meaning ascribed to it in Section 6.1(b).

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar Liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory Liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment Lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of itself and Lenders; (j) Liens expressly permitted under clauses (b), (c) and (d) of Section 6.7 of this Agreement; (k) [Reserved]; (l) Liens or other encumbrances for which exceptions are included in the title insurance policies accepted by Agent involving the Mortgages; (m) any interest or title of a lessor under any lease entered into by any Credit Party or Subsidiary of a Credit Party in the ordinary course of business and covering only the assets so leased; (n) Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements entered into by any Credit Party or any Subsidiary of any Credit Party in the ordinary course of business and only covering the assets so leased or consigned; (o) subject to the requirements of Annex C, Liens in favor of any banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; (p) leases and subleases of Real Estate not materially interfering with the ordinary conduct of business of the applicable Credit Parties and otherwise consented to by Agent which consent will not be unreasonably withheld; and (q) Liens under Section 412 of the IRC or Section 302 of ERISA so long as such Liens secure liabilities not in excess of $250,000 and so long as the PBGC has not taken any affirmative action to perfect such Liens.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan”, as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past seven (7) years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

“Pledge Agreement” means, collectively, the US Pledge Agreement, the Foreign Pledge Agreements and any other pledge agreements entered into after the Closing Date by any Credit Party (as required by this Agreement or any other Loan Document).

“Prior Credit Agreement” has the meaning ascribed to it in the recitals hereof.

“Prior Lender Group” has the meaning ascribed to it in the recitals hereof.

“Pro Forma” means the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of June 2010 after giving pro forma effect to the Related Transactions.

“Pro Rata Share” means with respect to all matters relating to any Lender, (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (b) with respect to the Term Loan B, the percentage obtained by dividing (i) the Term Loan B Commitment of that Lender by (ii) the aggregate Term Loan B Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to the Term Loan A, the percentage obtained by dividing (i) the Term Loan A Commitment of that Lender by (ii) the aggregate Term Loan A Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (d) with respect to all Loans prior to the applicable Commitment Termination Date, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (e) with respect to all Loans on and after the applicable Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the

Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Designs, Design Licenses, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Projections” means Holdings’ forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Holdings, together with appropriate supporting details and a statement of underlying assumptions.

“Purchase Offer” has the meaning ascribed to it in Section 1.18(a).

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the Closing Date, entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party.

“Real Estate” has the meaning ascribed to it in Section 3.6.

“Refinancing” means (a) the amendment and restatement of the Prior Credit Agreement pursuant to the terms and conditions herein, including, the repayment in full of the Revolving Loans, the Existing Term Loans and the Extending Term Loans (in each case, as such terms are defined in the Prior Credit Agreement) and (b) payment in full of the New Subordinated Debt which shall be funded into the New Subordinated Debt Escrow Account and disbursed in accordance with Annex C, subjection (h) or paid to the trustee under the New Subordinated Debt Indenture on the Closing Date.

“Refunded Swing Line Loan” has the meaning ascribed to it in Section 1.1(c)(iii).

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Section 2) and other consultants and agents of or to such Person or any of its Affiliates.

“Related Transactions” means the borrowing of Revolving Credit Advances, the Term Loan A and the Term Loan B on the Closing Date, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Replacement Lender” has the meaning ascribed to it in Section 1.16(d).

“Requisite Lenders” means Lenders holding 50.1% or more of the unutilized Commitments (unless such Commitments have been terminated), participations in Swing Line Loans and Letters of Credit, the Revolving Loans, the Term Loan B and the Term Loan A.

“Requisite Revolving Lenders” means Lenders having (a) 50.1% or more of the Revolving Loan Commitments, or (b) if the Revolving Loan Commitments have been terminated, 50.1% or more of the aggregate outstanding amount of the Revolving Loan and participation interests in Swing Line Loans.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

“Revolving Credit Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“Revolving Lender” means, as of any date of determination, a Lender having a Revolving Loan Commitment.

“Revolving Loan” and “Revolving Loans” means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to this Agreement or, if such Lender enters into an Assignment Agreement after the Closing Date, in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Seventy-Five Million Dollars ($75,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

“Revolving Note” and “Revolving Notes” have the respective meanings ascribed to them in Section 1.1(a)(ii).

“Settlement Date” has the meaning ascribed to it in Section 9.9(a)(ii).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“SND List” has the meaning ascribed to it in Section 3.27.

“Security Agreement” means the Security Agreement dated as of May 15, 2003 entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person organized under the laws of the United States or any state thereof, on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Sterling” means the lawful money of the United Kingdom.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subordinated Debt” means the Indebtedness evidenced by the New Subordinated Debt Documents and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Swap Related L/C” means a letter of credit or other credit enhancement provided by GE Capital to the extent supporting the payment obligations of any Borrower under an interest rate protection or hedging agreement or transaction (including, but not limited to, interest rate swaps, caps, collars, floors and similar transactions) designed to protect or manage exposure to the fluctuations in the interest rates applicable to any of the Loans, and which agreement or transaction Borrower entered into as the result of a specific referral pursuant to which GE

Capital, GE Corporate Financial Services, Inc. or any other Affiliate of GE Capital had arranged for any Borrower to enter into such agreement or transaction. The term includes a Swap Related L/C as it may be increased from time to time fully to support any Borrower’s payment obligations under any and all such interest rate protection or hedging agreements or transactions.”

“Swap Related Reimbursement Obligation” has the meaning ascribed to it in Section 1.2A(a).

“Swing Line Advance” has the meaning ascribed to it in Section 1.1(c)(i).

“Swing Line Availability” has the meaning ascribed to it in Section 1.1(c)(i).

“Swing Line Commitment” means, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex J to this Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

“Swing Line Lender” means GE Capital.

“Swing Line Loan” means, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to Borrowers.

“Swing Line Note” has the meaning ascribed to it in Section 1.1(c)(ii).

“Target” has the meaning ascribed to it in Section 6.1(b).

“Taxes” means present and future taxes (including, but not limited to, income, corporate, capital, excise, property, ad valorem, sales, use, payroll, value added and franchise taxes, deductions, withholdings and custom duties), charges, fees, imposts, levies, deductions or withholdings and all liabilities with respect thereto, imposed by any Governmental Authority excluding, in the case of Section 1.15 only, (a) taxes imposed on or measured by the net income or capital of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Lender is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrowers under Section 1.16(d)), any withholding tax that is imposed on amounts payable to such Foreign Lender and is the result of any law in effect (including FATCA) on (and, in the case of FATCA, including any regulations or official interpretations thereof issued after) the date such Foreign Lender becomes a party to this Agreement (or designates a new lending office, unless such designation is at the request of Borrowers) or is attributable to such Foreign Lender’s failure to comply with Section 1.15(d), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax pursuant to Section 1.15(a).

“Term Loan A” has the meaning ascribed to it in Section 1.1(b)(ii)(1).

“Term Loan A Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Term Loan A as set forth on Annex J to this Agreement on the Closing Date, and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan A on the Closing Date, which aggregate commitment shall be Seventy-Five Million Dollars ($75,000,000) on the Closing Date.

“Term Loan A Lender” means, as of any date of determination, a Lender having a Term Loan A Commitment.

“Term Loan A Note” and “Term Loan A Notes” have the respective meanings ascribed to them in Section 1.1(b)(ii)(1).

“Term Loan B” has the meaning assigned to it in Section 1.1(b)(i)(1).

“Term Loan B Commitment” means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Term Loan B as set forth on Annex J to this Agreement on the Closing Date and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan B, which aggregate commitment shall be Two Hundred Seventy-Five Million Dollars (275,000,000) on the Closing Date.

“Term Loan B Lender” means, as of any date of determination, a Lender having a Term Loan B Commitment.

“Term Loan B Note” and “Term Loan B Notes” have the respective meanings ascribed to it in Section 1.1(b)(i)(1).

“Term Loan Commitments” means, collectively, the Term Loan B Commitment and the Term Loan A Commitment.

“Term Loans” means, collectively, the Term Loan B and the Term Loan A.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) except as set forth in clause (c) below, all other Obligations under this Agreement and the other Loan Documents have been completely discharged (other than contingent indemnification obligations so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses and liabilities that are Indemnified Liabilities), (c) all Letter of Credit Obligations have been cash collateralized, cancelled or backed by standby letters of credit in accordance with Annex B, and (d) none of Borrowers shall have any further right to borrow any monies under this Agreement.

“Title IV Plan” means a Pension Plan, that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademark Security Agreements” means the Trademark Security Agreements made in favor of Agent, on behalf of itself, by each applicable Credit Party.

“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“United States” and “U.S.” each means the United States of America.

“US Pledge Agreement” means the Amended and Restated Pledge Agreement dated as of August 9, 2004 executed by the Credit Parties in favor of Agent, on behalf of itself and the Lenders pledging all Stock of their domestic Subsidiaries and 65% of the stock of their direct Foreign Subsidiaries, if any, and all indebtedness for money borrowed of a Subsidiary of Holdings, as amended, restated, supplemented or otherwise modified from time to time.

“Windsor” has the meaning ascribed to it in the preamble of this Agreement.

Rules of construction with respect to accounting terms used in this Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in this Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in this Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement or any such Annex, Exhibit or Schedule. An Event of Default shall “exist”, “continue” or be “continuing” until such Event of Default is waived in writing in accordance with Section 11.2 of this Agreement.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B (SECTION 1.2)

TO

CREDIT AGREEMENT

LETTERS OF CREDIT

(a) Issuance. Subject to the terms and conditions of this Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of Borrowers and for Borrowers’ account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (except that where GE Capital or any Subsidiary thereof issues Letters of Credit in its own name and any such Letter of Credit is not accepted by the appropriate beneficiary, including an insurance company, then the Lenders shall permit Letters of Credit to be issued on terms and conditions acceptable to Agent and Borrowers by a bank or other legally authorized Person selected by or acceptable to Borrower Representative in its sole discretion) (each, an “L/C Issuer”) for Borrowers’ account and guaranteed by Agent; provided, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (i) Fifteen Million Dollars ($15,000,000) (the “L/C Sublimit”) and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances and the Swing Line Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, but may contain provisions for automatic renewal thereof, unless otherwise determined by Agent, in its sole discretion, and neither Agent nor Lenders with Revolving Loan Commitments shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the date set forth in clause (a) of the definition of Commitment Termination Date. Notwithstanding anything to the contrary contained herein, (A) GE Capital or any Subsidiary thereof, as L/C Issuer, may elect only to issue Letters of Credit in its own name and may only issue Letters of Credit to the extent permitted by law, and such Letters of Credit may not be accepted by certain beneficiaries such as insurance companies and (B) outstanding Letters of Credit issued under the Prior Credit Agreement shall remain outstanding in accordance with the terms hereof but should any such Letter of Credit need to be replaced or renewed, any such new Letter of Credit issued hereunder shall be subject to clause (A) above. If (i) any Revolving Lender is a Non-Funding Lender or Agent determines that any of the Revolving Lenders is an Impacted Lender and (ii) the reallocation of that Non-Funding Lender’s or Impacted Lender’s Letter of Credit Obligations to the other Revolving Lenders would reasonably be expected to cause the Letter of Credit Obligations and Revolving Loans of any Revolving Lender to exceed its Revolving Loan Commitment (an “Affected L/C Issuer”), taking into account the amount of outstanding Revolving Loans and expected advances of Revolving Loans as determined by Agent, then no Affected L/C Issuer shall have a duty to issue or renew any Letter of Credit unless the Non-Funding Lender or Impacted Lender has been replaced, the Letter of Credit Obligations have been cash collateralized, or the Revolving Loan Commitment of the other Revolving Lenders have been increased by an amount sufficient to satisfy Agent that all future Letter of Credit Obligations will be covered by all Revolving Lenders who are not Non-Funding Lenders or Impacted Lenders.

(b)(i) Advances Automatic; Participations. If no Revolving Lender is a Non-Funding Lender, in the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 1.1(a)(i) of this Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding any Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and, if no Revolving Lender is a Non-Funding Lender (or if the only Non-Funding Lender is the L/C Issuer that issued such Letter of Credit), each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with this Agreement. If any Revolving Lender is a Non-Funding Lender, that Non-Funding Lender’s Letter of Credit Obligations shall be reallocated to and assumed by the other Revolving Lenders pro rata in accordance with their Pro Rata Share of the Revolving Loan (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Revolving Lender’s Pro Rata Share had been increased proportionately). If any Revolving Lender is a Non-Funding Lender, each Revolving Lender that is not a Non-Funding Lender shall pay to Agent for the account of such L/C Issuer its Pro Rata Share (increased as described above) of the Letter of Credit Obligations that from time to time remain outstanding; provided that no Revolving Lender shall be required to fund any amount in excess of its Revolving Loan Commitment. The failure of any Revolving Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof.

(ii) If it shall be illegal or unlawful for Borrowers to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in this Agreement with respect to Revolving Credit Advances.

(c) Cash Collateral.

(i) If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement prior to the Commitment Termination Date, Borrowers will pay to Agent for the ratable benefit of itself and the Revolving Lenders cash or cash equivalents acceptable to Agent (“Cash Equivalents”) in an amount equal to 105% of the maximum amount then available to be drawn under each Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Borrowers and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. This Agreement, including this Annex B, shall constitute a security agreement under applicable law.

(ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

(iii) From time to time after funds are deposited in the Cash Collateral Account by any Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to Agent and Lenders with respect to such Letter of Credit Obligations and, upon the satisfaction in full of all Letter of Credit Obligations, to any other Obligations of any Borrower then due and payable.

(iv) No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of Agent.

(d) Fees and Expenses. Borrowers agree to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Revolving Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit

Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the Applicable Revolver LIBOR Margin multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Lenders with Revolving Loan Commitments in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrowers shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent and the L/C Issuer at least two (2) Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit or Application for Documentary Letter of Credit (as applicable) in the form of Exhibit B-1 or B-2 attached hereto. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

(f) Obligation Absolute. The joint and several obligation of Borrowers to reimburse Agent and Lenders with Revolving Loan Commitments for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Lenders with Revolving Loan Commitments shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

(ii) the existence of any claim, setoff, defense or other right that any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi) the fact that a Default or an Event of Default has occurred and is continuing.

(g) Indemnification; Nature of Lenders’ Duties.

(i) In addition to amounts payable as elsewhere provided in this Agreement, Borrowers jointly and severally hereby agree to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

(ii) As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, none of Agent or any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under this Agreement.

(iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrowers and such L/C Issuer, including a Master Documentary Agreement and a Master Standby Agreement entered into with Agent.

(h) Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide Agent, in form and substance satisfactory to Agent, each of the following on the following dates: (i) (A) on or prior to any issuance of any Letter of Credit by such L/C Issuer, (B) immediately after any drawing under any such Letter of Credit or (C) immediately after any payment (or failure to pay when due) by Borrowers of any related Letter of Credit Obligation, notice thereof, which shall contain a reasonably detailed description of such issuance, drawing or payment, and Agent shall provide copies of such notices to each Revolving Lender reasonably promptly after receipt thereof; (ii) upon the request of Agent (or any Revolving Lender through Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related Letter of Credit reimbursement agreement and such other documents and information as may reasonably be requested by Agent; and (iii) on the first Business Day of each calendar week, a schedule of the Letters of Credit issued by such L/C Issuer, in form and substance reasonably satisfactory to Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

ANNEX C (SECTION 1.8)

TO

CREDIT AGREEMENT

CASH MANAGEMENT SYSTEM

Each Credit Party shall establish and maintain the Cash Management Systems described below:

(a) On or before the Closing Date and until the Termination Date, each Credit Party shall (i) establish lock boxes (“Lock Boxes”) or at Agent’s discretion, blocked accounts (“Blocked Accounts”) at one or more of the banks set forth in Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in such Credit Party’s name and at a bank identified in Disclosure Schedule (3.19) (each, a “Relationship Bank”). On or before the Closing Date, each Credit Party shall have established a concentration account in its name (each a “Concentration Account” and collectively, the “Concentration Accounts”) at the bank or banks that shall be designated as the Concentration Account bank for each such Credit Party in Disclosure Schedule (3.19) (each a “Concentration Account Bank” and collectively, the “Concentration Account Banks”), which banks shall be reasonably satisfactory to Agent.

(b) Each Borrower may maintain, in its name, an account (each a “Disbursement Account” and collectively, the “Disbursement Accounts”) at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Loans made to such Borrower pursuant to Section 1.1 for use by such Borrower solely in accordance with the provisions of Section 1.4.

(c) On or before the Closing Date (or such later date as Agent shall consent to in writing), each Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and the applicable Credit Party with respect to all such accounts of a Credit Party, in form and substance reasonably acceptable to Agent which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Agent, with respect to all accounts of Credit Parties, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice (an “Activation Notice”) from Agent (which Activation Notice may be given by Agent at any time at which (1) a Default or Event of Default has occurred and is continuing or (2) the Leverage Ratio is greater than the ratio that is 0.25 to 1.00 below the covenant level then in effect under Section (d) of Annex G (any of the foregoing being referred to herein as an “Activation Event”)), to forward immediately all amounts in each Blocked Account to such Credit Party’s Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the applicable Concentration Account and (B) with respect to each Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Agent, upon the occurrence of an Activation Event, to immediately forward all amounts received in the applicable Concentration Account to the Collection Account, in the case of any account of a Credit Party through daily sweeps from such Concentration Account into the Collection Account. From and after the date Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s), no Credit Party shall accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

(d) So long as no Default or Event of Default has occurred and is continuing, Credit Parties may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank and (ii) prior to the time of the opening of such account or Lock Box, the applicable Credit Party and such bank shall have executed and delivered to Agent, with respect to any account of a Credit Party, a tri-party blocked account agreement, in form and substance reasonably satisfactory to Agent. Credit Parties shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent’s liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent’s reasonable judgment.

(e) The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of with respect to the Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Accounts of the Credit Parties, the Loans and all other Obligations and in which each Credit Party shall have granted a Lien to Agent, on behalf of itself and Lenders, with respect to any such account of the Credit Parties, pursuant to the Security Agreement.

(f) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with any agreement among the Lenders. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g) Each Credit Party shall and shall cause its Related Persons to (i) hold in trust for with respect to all Credit Parties, Agent, for the benefit of itself and Lenders, and (ii) within 1 Business Day after receipt by such Credit Party or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Credit Party. Each Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral shall be deposited directly into the applicable Blocked Accounts unless wire transferred directly to Agent and applied towards prepayment of Loans pursuant to Section 1.3(c) of this Agreement.

(h) Notwithstanding anything to the contrary contained herein, on the Closing Date, Agent shall, at the election of Borrowers, (i) deposit a portion of the proceeds of the Term Loan B in an amount equal to the New Subordinated Debt Payoff Amount into the New Subordinated Debt Escrow Account which such account shall be subject to a full dominion tri-party blocked account agreement with Agent, for the benefit of itself and the Lenders, the applicable financial institution and Blount, Inc., in form and substance satisfactory to Agent or (ii) transfer the new Subordinated Debt Payoff Amount to the trustee under the New Subordinated Note Indenture. If any funds are deposited into the New Subordinated Debt Escrow Account, then no Credit Party shall be entitled to withdraw the funds in the New Subordinated Debt Escrow Account except on the New Subordinated Debt Repayment Date solely to repay the outstanding New Subordinated Notes in full in cash, with any amount in excess of the New Subordinated Debt Payoff Amount being returned to Borrowers. In the event that Blount, Inc. fails to comply with Section 5.12 on the New Subordinated Debt Repayment Date, Agent shall be entitled to withdraw the funds in the New Subordinated Debt Escrow Account for purposes of making such repayment on the New Subordinated Debt on behalf of Borrowers.

ANNEX D (SECTION 2.1(A))

TO

CREDIT AGREEMENT

CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1 of this Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to this Agreement):

[see attached]

D-1

ANNEX E (SECTION 4.1(A))

TO

CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS — REPORTING

Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a) Monthly Financials. To Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Holdings and its Subsidiaries, certified by the Chief Financial Officer of Holdings, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month; provided, however, Holdings and its Subsidiaries shall not be required to deliver such monthly financial reports unless EBITDA for the four (4) Fiscal Quarter period ended as of the last Fiscal Quarter for which financial statements have been delivered pursuant to clause (b) of this Annex E is less than $75,000,000. If required, such financial information shall be accompanied by the certification of the Chief Financial Officer of Holdings that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Holdings and its Subsidiaries, on a consolidated basis as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, such financial information shall be accompanied by the information and reports required by clause (a) of Annex F.

(b) Quarterly Financials. To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, consolidated financial information regarding Holdings and its Subsidiaries, certified by the Chief Financial Officer of Holdings, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Holdings that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments and the absence of footnotes) the financial position, results of operations and statements of cash flows of Holdings and its Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, such financial information shall be accompanied by the information and reports required by clause (a) of Annex F.

(c) Operating Plan. To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Holdings and its Subsidiaries, on a consolidated basis, approved by the Board of Directors of Holdings, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(d) Annual Audited Financials. To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Holdings and its Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) if available, a letter addressed to Agent, on behalf of itself, and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications required by nationally recognized accounting firms, signed by such accounting firm acknowledging that Agent and Lenders are entitled to rely upon such accounting firm’s certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Holdings and its Subsidiaries that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Holdings and its Subsidiaries on a consolidated basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(e) Management Letters. To Agent and Lenders, within a reasonable period of time (in no event in excess of thirty (30) days) after delivery thereof to any Credit Party or the audit committee of Holdings for review, copies of all management letters, exception reports or similar letters or reports received by such audit committee or Credit Party from its independent certified public accountants.

(f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default or Event of Default, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(g) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

(h) Subordinated Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

(i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

(j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party or any Subsidiary of any Credit Party that (i) could reasonably be likely to result in damages in excess of $1,000,000 (net of insurance coverages for such damages), (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or any Subsidiary of any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party or any Subsidiary of any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities to the extent such Litigation is commenced by a Governmental Authority or any other Person, or otherwise, to the extent such Litigation seeks damages in excess of $1,000,000, or (vi) involves any product recall.

(k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

(l) Lease Default Notices. To Agent, within two (2) Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request.

(m) Lease Amendments. To Agent, within two (2) Business Days after receipt thereof, copies of all material amendments to real estate leases with respect to real property located in Clackamas, Oregon and Kansas City, Missouri.

(n) Indemnification Agreements. To Agent, within two (2) Business Days after receipt of any claim, Blount, Inc. shall provide to Agent a report of any claims, individually or in the aggregate, in excess of $1,000,000 (and any payments made by any Credit Party in connection therewith) pursuant to any indemnification obligations with respect to any sale or purchase documents executed by any Credit Party or any Subsidiary of any Credit Party.

(o) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party’s or any Subsidiary of any Credit Party’s business or financial condition as Agent or any Lender shall from time to time reasonably request.

ANNEX F (SECTION 4.1(B))

TO

CREDIT AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

(a) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to clause (a) of Annex E, or if such Financial Statements are not required, then along with the quarterly Financial Statements delivered pursuant to clause (b) of Annex E, a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement for the period then ended provided by Agent to Borrowers’ general ledger and monthly or quarterly, as the case may be, Financial Statements delivered pursuant to Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

(b) To Agent, at the time of delivery of each of the quarterly Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Intellectual Property filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

(c) To Agent (at each Borrower’s own expense) the results of each physical verification, if any, that such Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any substantial portion of their Inventory if and to the extent such inventory count indicates that Inventory at any location of such Borrower or Subsidiary is more than $100,000 less than the amount of Inventory recorded on the books and records of such Borrower or Subsidiary for that location (and, if a Default or an Event of Default has occurred and is continuing, each Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

(d) To Agent (at each Borrower’s own expense) such appraisals of its assets on an annual basis if requested by Agent or more frequently as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default or less frequently in Agent’s discretion so long as no Default or Event of Default has occurred and is continuing, such appraisals to be conducted by an appraiser, and in form and substance reasonably satisfactory to Agent;

(e) To Agent (at each Borrower’s own expense), from time to time, if Agent reasonably determines that obtaining appraisals is necessary in order for Agent or any Lender to comply with applicable laws or regulations (including any appraisals required to comply with FIRREA), and at any time if a Default or an Event of Default shall have occurred and be continuing, appraisals in form and substance and from appraisers reasonably satisfactory to Agent stating the then current fair market value of all or any portion of the personal property of

F-1

any Credit Party or any Subsidiary of any Credit Party and the fair market value or such other value as reasonably determined by Agent (for example, replacement cost for purposes of Flood Insurance) of any Real Estate of any Credit Party or any Subsidiary of any Credit Party; and

(f) Such other reports, statements and reconciliations with respect to the Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

F-2

ANNEX G (SECTION 6.10)

TO

CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a) Maximum Capital Expenditures. Holdings and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during any Fiscal Year that exceed in the aggregate amount set forth in the table below for such Fiscal Year:

Fiscal Year Ending:	Maximum Capital Expenditures:
December 31, 2010 and each Fiscal Year thereafter	$42,500,000

provided, however, in the event Holdings and its Subsidiaries do not expend the entire Capital Expenditure limitation in any Fiscal Year, then Holdings and its Subsidiaries may carry forward to the immediately succeeding Fiscal Year the unutilized portion of such limitation. All Capital Expenditures in that subsequent Fiscal Year shall first be applied to reduce the applicable Capital Expenditure limitation for such Fiscal Year and then to reduce the carry-forward from the previous Fiscal Year, if any.

(b) Minimum Fixed Charge Coverage Ratio. Holdings and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter a Fixed Charge Coverage Ratio for the four (4) Fiscal Quarter period then ended of not less than the following:

Fiscal Quarters Ending:	Minimum Fixed Charge Coverage Ratio:
September 30, 2010 and each Fiscal Quarter thereafter	1.15 to 1.00

(c) Intentionally Omitted.

(d) Maximum Leverage. Holdings and its Subsidiaries shall not permit the Leverage Ratio at the end of each Fiscal Quarter to exceed the applicable amount set forth below:

Period:	Maximum Leverage Ratio:
For the fiscal quarters ending on September 30, 2010 and December 31, 2010	4.25 to 1.00
For the fiscal quarter ending on March 31, 2011 and June 30, 2011	4.00 to 1.00
For the fiscal quarters ending on September 30, 2011 and December 31, 2011	3.75 to 1.00
For the fiscal quarters ending on March 31, 2012, June 30, 2012 and September 30, 2012	3.50 to 1.00
For the fiscal quarters ending on December 31, 2012 and March 31, 2013	3.25 to 1.00
For the fiscal quarters ending on June 30, 2013 and each fiscal quarter thereafter	3.00 to 1.00

Unless otherwise specifically provided herein, any accounting term used in this Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Holdings’ and its Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. Any amendments to the Financial Covenants or the definitions used therein pursuant to the foregoing (including the proviso) or otherwise shall not be deemed to result in a reduction in the rate of interest for purposes of Section 11.2(c)(ii) of the Credit Agreement. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Credit Party’s certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with this Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G (other than clause (a) of this Annex G) shall be deemed to have occurred as of any date of reasonable determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Accounting Standard Codification having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”, as defined therein.

Notwithstanding anything to the contrary contained herein, solely with respect to the Leverage Ratio calculations, such calculation shall be made by giving pro forma effect to any Permitted Acquisition, as if each such Permitted Acquisition had been consummated on the first day of such period, based on historical results of such acquired assets accounted for in accordance with GAAP.

ANNEX H (SECTION 9.9(A))

TO

CREDIT AGREEMENT

WIRE TRANSFER INFORMATION

GENERAL ELECTRIC CAPITAL CORPORATION:

Name:	General Electric Capital Corporation
Bank:	DeutscheBank Trust Company Americas
New York, New York
ABA #:	021001033
Account #:	50 286 174
Account Name:	GECC/CAF Depository
Reference:	CFN8532 – Blount, Inc.

H-1

ANNEX I (SECTION 11.10)

TO

CREDIT AGREEMENT

NOTICE ADDRESSES

(A)

If to Agent or GE Capital, at

General Electric Capital Corporation

(or, as applicable, c/o General Electrical Capital Corporation)

201 Merritt 7

Norwalk, Connecticut 06856-5201

Attention: Blount, Inc. Account Manager

Telecopier No.: (513) 770-5460

Telephone No.: (203) 229-1489

and

General Electric Capital Corporation

201 Merritt 7

Norwalk, Connecticut 06856-5201

Attention: Corporate Counsel - Commercial Finance

Telecopier No.: (513) 770-5460

Telephone No.: (770) 999-4929

and

Paul, Hastings, Janofsky & Walker LLP

600 Peachtree Street, N.E.

Suite 2400

Atlanta, Georgia 30308

Attention: Jesse H. Austin, III, Esq.

Telecopier No.: (404) 815-2424

Telephone No.: (404) 815-2208

(B)	If to any Borrower, to Borrower Representative, at

Blount, Inc.

4909 S.E. International Way

Portland, Oregon 97222

Attention: Calvin E. Jenness and Richard H. Irving, III

Telecopier No.: (503) 653-4612

Telephone No.: (503) 653-4573

with copies to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Attention: George E. Zobitz, Esq.

Telecopier No.: (212) 474-1996

Telephone No.: (212) 474-3700

ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)

TO

CREDIT AGREEMENT

On file with Agent.

Exhibit 1.1(a)(i)
BLOUNT, INC., and the other Borrowers
Notice of Revolving Credit Advance

Capitalized terms used herein which are defined in the Third Amended and Restated Credit Agreement, dated as of August August 9, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Blount, Inc., a Delaware corporation (“Borrower Representative”), and the other Persons named therein as Borrowers (collectively, “Borrowers”), the other Credit Parties signatory thereto, the Persons signatory thereto from time to time as Lenders (“Lenders”) and General Electric Capital Corporation, as agent (in such capacity, “Agent”) for itself and all Lenders. Borrower Representative hereby certifies, on behalf of Borrowers, that on the date hereof and on the borrowing date set forth below: (i) all representations and warranties made by Borrowers contained in the Credit Agreement and the other Loan Documents are and will be true and correct (with respect to any representation or warranty that is not qualified as to materiality, in any material respect), both before and after giving effect to the Revolving Credit Advance and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct (with respect to any representation or warranty that is not qualified as to materiality, in any material respect) as of such earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement; (ii) no event or circumstance having a Material Adverse Effect has occurred since the Closing Date; (iii) no Default or Event of Default exists, or would result from such Revolving Credit Advance or from the application of the proceeds thereof; and (iv) after giving effect to the Revolving Credit Advance, the outstanding principal amount of the Revolving Loan will not exceed the Maximum Amount less the then outstanding principal amount of the Swing Line Loan.

Client and Address	Blount, Inc.	Name of Contact	Phone	(###)###-####
			Fax	(###)###-####
Bank		Wire Information	ABA#
Address			Acct#

Bank Contact

Request Date

Index Rate Loan Amount $

LIBOR Loan Amount $

LIBOR Period:                      months

Borrowing Availability
1. Maximum Amount

2. Less: Outstanding Revolving Credit Advances	$-

3. Less: Letter of Credit Obligations	$-

4. Less: Outstanding Swing Line Loans	$-

5. Borrowing Availability		$

Loan Balance
6. Revolver Balance (Lines 2 and 3)		$—

7. Plus: Current Amount Requested (from above)	+	$—

8. Revolver Balance After Advance			$-

Borrower Representative has caused this Request to be executed by its duly authorized officer as of the date and year first written above.

Authorizations	Blount, Inc.	Phone	Fax
Requested by:		(###)###-####	(###)###-####
Duly Authorized Signatory

Fax to:	GE Capital (###) ###-#### ; Phone: (###) ###-####

EXHIBIT 1.1(a)(ii)

to

CREDIT AGREEMENT

FORM OF REVOLVING NOTE

New York, New York

$	, 20

FOR VALUE RECEIVED, the undersigned, BLOUNT, INC., a Delaware corporation, GEAR PRODUCTS, INC., an Oklahoma corporation, OMARK PROPERTIES, INC, an Oregon corporation, and WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company (collectively, “Borrowers”), HEREBY, JOINTLY AND SEVERALLY, PROMISE TO PAY to the order of                              (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for itself and all Lenders (“Agent”), at its address at 201 Merritt 7, Norwalk, Connecticut 06856-5201, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                      DOLLARS AND              CENTS ($        ,        ,        ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Third Amended and Restated Credit Agreement dated as of August 9, 2010 by and among Borrowers, the other Persons named therein as Credit Parties, Agent and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lender to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Lender to Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

[THIS REVOLVING NOTE, TOGETHER WITH THE OTHER REVOLVING NOTES OF EVEN DATE HEREWITH, ARE MADE AND GIVEN IN REPLACEMENT OF THOSE CERTAIN “REVOLVING NOTES”, ISSUED BY BORROWERS IN CONNECTION WITH THE PRIOR CREDIT AGREEMENT, AND IS NOT INTENDED TO BE A NOVATION.]1

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

[SIGNATURE PAGES FOLLOW]

[1]	Include this reference to the extent applicable.

2

IN WITNESS WHEREOF, each of the parties hereto have caused this Revolving Note to be executed and delivered by its duly authorized officer as of the date first set forth above.

BLOUNT, INC., a Delaware corporation

By:
Name:
Title:

GEAR PRODUCTS, INC., an Oklahoma corporation

By:
Name:
Title:

WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company

By: Blount, Inc., its sole member

By:
Name:
Title:

OMARK PROPERTIES, INC., an Oregon corporation

By:
Name:
Title:

REVOLVING NOTE

EXHIBIT 1.1(b)(i)

to

CREDIT AGREEMENT

FORM OF TERM LOAN B NOTE

New York, New York

$	, 20

FOR VALUE RECEIVED, the undersigned, BLOUNT, INC., a Delaware corporation, GEAR PRODUCTS, INC., an Oklahoma corporation, OMARK PROPERTIES, INC., an Oregon corporation, and WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company (collectively, “Borrowers”), HEREBY, JOINTLY AND SEVERALLY, PROMISE TO PAY to the order of                              (“Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for itself and all Lenders (“Agent”), at its address at 201 Merritt 7, Norwalk, Connecticut 06856-5201, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                      DOLLARS AND              CENTS ($        ,        ,        ). All capitalized terms used but not otherwise defined herein have the meanings given to them in the “Credit Agreement” (as hereinafter defined).

This Term Loan B Note is one of the Term Loan B Notes issued pursuant to that certain Third Amended and Restated Credit Agreement dated as of August 9, 2010 by and among Borrowers, the other Persons named therein as Credit Parties, Agent and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan B, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof shall be recorded by Agent on its books; provided, however, that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Term Loan B Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates at such times and pursuant to such calculations as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Term Loan B Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Term Loan B Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Term Loan B Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

Except as provided in the Credit Agreement, this Term Loan B Note may not be assigned by Lender to any Person.

THIS TERM LOAN B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, each of the parties hereto have caused this Term Loan B Note to be executed and delivered by its duly authorized officer as of the date first set forth above.

BLOUNT, INC., a Delaware corporation

By:
Name:
Title:

GEAR PRODUCTS, INC., an Oklahoma corporation

By:
Name:
Title:

WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company

By:	Blount, Inc., its sole member

By:
Name:
Title:

OMARK PROPERTIES, INC., an Oregon corporation

By:
Name:
Title:

TERM LOAN B NOTE

S-1

EXHIBIT 1.1(b)(ii)

to

CREDIT AGREEMENT

FORM OF TERM LOAN A NOTE

New York, New York

$	, 20

FOR VALUE RECEIVED, the undersigned, BLOUNT, INC., a Delaware corporation, GEAR PRODUCTS, INC., an Oklahoma corporation, OMARK PROPERTIES, INC., an Oregon corporation, and WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company (collectively, “Borrowers”), HEREBY, JOINTLY AND SEVERALLY, PROMISE TO PAY to the order of                             (“Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent for itself and all Lenders (“Agent”), at its address at 201 Merritt 7, Norwalk, Connecticut 06856-5201, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                      DOLLARS AND              CENTS ($        ,        ,        ). All capitalized terms used but not otherwise defined herein have the meanings given to them in the “Credit Agreement” (as hereinafter defined).

This Term Loan A Note is one of the Term Loan A Notes issued pursuant to that certain Third Amended and Restated Credit Agreement dated as of August 9, 2010 by and among Borrowers, the other Persons named therein as Credit Parties, Agent and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan A, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof shall be recorded by Agent on its books; provided, however, that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Term Loan A Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates at such times and pursuant to such calculations as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Term Loan A Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Term Loan A Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Term Loan A Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

Except as provided in the Credit Agreement, this Term Loan A Note may not be assigned by Lender to any Person.

THIS TERM LOAN A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, each of the parties hereto have caused this Term Loan A Note to be executed and delivered by its duly authorized officer as of the date first set forth above.

BLOUNT, INC., a Delaware corporation

By:
Name:
Title:

GEAR PRODUCTS, INC., an Oklahoma corporation

By:
Name:
Title:

WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company

By:	Blount, Inc., its sole member

By:
Name:
Title:

OMARK PROPERTIES, INC., an Oregon corporation

By:
Name:
Title:

TERM LOAN A NOTE

S-1

EXHIBIT 1.1(c)(ii)

to

CREDIT AGREEMENT

FORM OF SWING LINE NOTE

New York, New York

$	, 20

FOR VALUE RECEIVED, the undersigned, BLOUNT, INC., a Delaware corporation, GEAR PRODUCTS, INC., an Oklahoma corporation, OMARK PROPERTIES, INC., an Oregon corporation, and WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company (collectively, “Borrowers”), HEREBY, JOINTLY AND SEVERALLY, PROMISE TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Swing Line Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent (in such capacity, the “Agent”) at the Agent’s address at 201 Merritt 7, Norwalk, Connecticut 06856-5201, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                     DOLLARS AND NO CENTS ($        ,        ,        ) or, if less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

This Swing Line Note is issued pursuant to that certain Third Amended and Restated Credit Agreement dated as of August 9, 2010 by and among Borrowers, the other Persons named therein as Credit Parties, Agent and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and this Swing Line Note is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Swing Line Advance made by Swing Line Lender to Borrowers, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Swing Line Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

THIS SWING LINE NOTE IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, each of the parties hereto have caused this Swing Line Note to be executed and delivered by its duly authorized officer as of the date first set forth above.

BLOUNT, INC., a Delaware corporation

By:
Name:
Title:

GEAR PRODUCTS, INC., an Oklahoma corporation

By:
Name:
Title:

WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company

By:	Blount, Inc., its sole member

By:
Name:
Title:

OMARK PROPERTIES, INC., an Oregon corporation

By:
Name:
Title:

SWING LINE NOTE

S-1

EXHIBIT 1.5(f)(i)

to

CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION-LIBOR

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of August 9, 2010 by and among the undersigned (“Borrower Representative”), the other Persons named therein as Credit Parties, General Electric Capital Corporation (“Agent”) and the other Persons signatory thereto from time to time as lenders (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower Representative hereby gives irrevocable notice, pursuant to Section 1.5(f) of the Credit Agreement, of its request to:

(a) on [ date ] convert $[        ]of the aggregate outstanding principal amount of the [                    ] Loan [A/B], bearing interest at the [                    ] Rate, into a(n) [                    ] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [            ] month(s)];

[(b) on [ date ] continue $[        ]of the aggregate outstanding principal amount of the [            ] Loan [A/B], bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [            ] month(s)].

Borrower Representative hereby represents and warrants as of the date of the [conversion of $[        ] of the aggregate outstanding principal amount of the [Index Rate Loan] into a LIBOR Loan] [continuation of $[        ] of the aggregate outstanding principal amount of the [LIBOR Loan] as a LIBOR Loan] no Default or Event of Default has occurred and is continuing and] reaffirms the cross-guaranty provisions set forth in Section 12 of the Credit Agreement and the guaranty and continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Borrower Representative has caused this Notice of Conversion/Continuation to be executed and delivered on behalf of the Borrowers specified above by its duly authorized officer as of the date first set forth above.

BLOUNT, INC., a Delaware corporation, as Borrower representative

By:
Name:
Title:

NOTICE OF CONVERSION/CONTINUATION-LIBOR

EXHIBIT 5.13 TO CREDIT AGREEMENT

FORM OF CREDIT AGREEMENT JOINDER AGREEMENT

THIS CREDIT AGREEMENT JOINDER AGREEMENT (this “Agreement”), is entered into as of             , 20    , by and between                     , a                      (“Subsidiary”) and General Electric Capital Corporation, in its capacity as agent (“Agent”) for the benefit of itself and all Lenders pursuant to the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement dated as of August 9, 2010 by and among Blount, Inc., a Delaware corporation, the other Credit Parties signatory thereto, Agent and the other Persons signatory thereto from time to time as lenders (“Lenders”) (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed to make the Loans to, and to incur Letter of Credit Obligations on behalf of Borrowers; and

WHEREAS, Subsidiary is a newly formed United States domestic Subsidiary of a Credit Party, and consequently, pursuant to Section 5.13 of the Credit Agreement, Credit Parties are required to cause Subsidiary to become a “Credit Party” under the Credit Agreement, and the same may be accomplished by the execution and delivery of this Agreement to Agent; and

WHEREAS, concurrent with the execution and delivery of this Agreement to Agent, Subsidiary hereby unconditionally and expressly assumes all of the Obligations of a Credit Party pursuant to the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subsidiary hereby agrees with Agent, for the benefit of itself and Lenders, as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined herein have the meanings given to them in Annex A to the Credit Agreement.

2. Assumption. Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Subsidiary will be deemed to be a party to the Credit Agreement and a “Credit Party” for all purposes of the Credit Agreement and the other Loan Documents with the same force and effect as if originally named therein as a Credit Party, and shall have assumed all of the Obligations of a Credit Party thereunder.

3. Covenants. Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including, without limitation, (i) all of the representations and warranties set forth in Article 3 of the Credit Agreement as they relate to such Subsidiary, (ii) all of the affirmative and negative covenants set forth in Articles 4, 5 and 6 of the Credit Agreement and (iii) all of the undertakings set forth in Article 2 of the Credit Agreement. Each such representation, warranty, covenant and undertaking are incorporated by reference herein in their entirety.

4. Representations and Warranties. Subsidiary (i) is a corporation, a limited liability company or a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as applicable; (ii) is duly qualified to conduct business and is in good standing under the laws of each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) has the requisite power and authority and the legal right to own and operate in all material respects its properties, to lease the property it operates under lease, and to conduct its business in all material aspects as now, heretofore and proposed to be conducted and has the requisite power and authority and the legal right to pledge, mortgage, hypothecate or otherwise encumber the Collateral; (iv) subject to specific representations regarding Environmental Laws contained in the Credit Agreement, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction to the extent required for such ownership, operation and conduct; (v) is in compliance with its charter, constating documents and bylaws or partnership or operating agreement, as applicable; and (vi) subject to specific representations set forth in the Credit Agreement regarding ERISA, Environmental Laws, Taxes and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5. Additional Documents. Upon the execution of this Agreement, Subsidiary shall promptly execute and deliver to Agent such documents, certificates and instruments as Agent shall reasonably request (including any opinions of counsel and each of the documents required by Section 5.13 of the Credit Agreement), in each case, in form and substance satisfactory to Agent.

6. Binding Effect. This Agreement shall be binding upon Subsidiary and shall inure to the benefit of Agent and Lenders, together with their respective successors and assigns.

7. Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER

2

LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT, AND CREDIT PARTIES MAY MAKE ANY COUNTERCLAIMS RELATING TO THE SAME MATTER, REQUESTS FOR EQUITABLE RELIEF RELATING TO THE SAME MATTER OR AFFIRMATIVE DEFENSES IN CONNECTION THEREWITH. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by other electronic transmission shall be deemed an original signature hereto.

[remainder of this page intentionally left blank]

3

IN WITNESS WHEREOF, Subsidiary has caused this Agreement to be duly executed by its authorized officers as of the day and year first above written.

[SUBSIDIARY], a [ ]

By:
Name:
Title:

ACKNOWLEDGED THIS DAY OF , 20

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title: Duly Authorized Signatory

CREDIT AGREEMENT JOINDER AGREEMENT

EXHIBIT 9.1(c) TO CREDIT AGREEMENT

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of                     ,              by and between                                          (“Assignor Lender”) and                      (“Assignee Lender”) and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent (“Agent”). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS:

WHEREAS, BLOUNT, INC., a Delaware corporation, the other Persons named therein as Credit Parties, Agent and the other Persons signatory thereto from time to time as Lenders (“Lenders”) are parties to that certain Third Amended and Restated Credit Agreement dated as of August 9, 2010 (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, certain Borrowers;

WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral securing such Obligations and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral securing such Obligations;

WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement, and a Lender under the Lender Agreement and to accept such assignment and delegation from Assignor Lender; and

WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1. ASSIGNMENT, DELEGATION, AND ACCEPTANCE

1.1 Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender’s right, title, and interest in [the Revolving Loan], [the Term Loan A], [the Term Loan B], [the Letter of Credit Obligations], the Loan Documents and the Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender’s Loans	Principal Amount	Pro Rata Share
Revolving Loan	$	%
Term Loan A	$	%
Term Loan B	$	%

1.2 Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to

[100%/ %] of Assignor Lender’s Revolving Loan Commitment	Such percentage of the Revolving Loan Commitment representing a commitment of $
[100%/ %] of Assignor Lender’s Term Loan A Commitment	Such percentage of the Term Loan A Commitment representing a commitment of $
[100%/ %] of Assignor Lender’s Term Loan B Commitment	Such percentage of the Term Loan B Commitment representing a commitment of $

1.3 Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4 Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement] (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.

2. INITIAL PAYMENT AND DELIVERY OF NOTES

2.1 Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [together with accrued interest, fees and other amounts as set forth on Schedule 2.1] (the “Assigned Amount”).

2.2 Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”) as required pursuant to Section 9.1(c) of the Credit Agreement.

2.3 Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent any Notes previously delivered to Assignor Lender for redelivery to the applicable Borrower and upon the request of such Assignee Lender, such Borrowers will execute new Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share of the applicable Commitment after giving effect to the assignment described in Section 1. Each new Note, as requested, will be issued in the aggregate maximum principal amount of the applicable Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

3. REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 Assignee Lender’s Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

(a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

(b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party’s creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account, for investment purposes, and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control;

(f) No future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, Agent or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

(g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

(h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

(i) As of the Effective Date, Assignee Lender [(i) is not subject to capital adequacy or similar requirements under Section 1.16(a) of the Credit Agreement, (ii) does not require the payment of any increased costs under Section 1.16(b) of the Credit Agreement, (iii) is not unable to fund LIBOR Loans under Section 1.16(c) of the Credit Agreement, or (iv) is not subject to withholding taxes in accordance with Section 1.15(a) of the Credit Agreement, and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender’s failure to fulfill its obligations under the terms of Section 1.15(d) of the Credit Agreement or from any other inaccuracy in the foregoing.]1

3.2 Assignor Lender’s Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

(a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

(c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

[1]	Delete bracketed language if an Event of Default exists at the time of the assignment.

4. LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5. FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6. NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7. AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8. SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9. SECTION TITLES

Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10. SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. APPLICABLE LAW

THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by other electronic transmission shall be deemed an original signature hereto.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:
Name:	Name:
Title:	Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title: Duly Authorized Signatory

ASSIGNMENT AGREEMENT

[IF NO EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING:

AGREED AND CONSENTED:

BLOUNT, INC., as Borrower Representative

By:
Name:
Title:]

ASSIGNMENT AGREEMENT

SCHEDULE 2.1

Assignor Lender’s Loans

Principal Amount

Revolving Loan	$

Term Loan A	$

Term Loan B	$

Subtotal	$

Accrued Interest	$

Unused Line Fee	$

Other + or -	$

Total	$

All determined as of the Effective Date.

Exhibit B-1

Application For Irrevocable Standby Letter of Credit

TO: General Electric Capital Corporation

Date
L/C No. (Bank Use Only)

The undersigned Applicant hereby requests General Electric Capital Corporation (“GE Capital”) to issue and transmit by:

☐  Teletransmission     ☐  Mail     ☐  Overnight Courier     ☐  Other, Explain                                                       the Standby Letter of Credit (the “Credit”) substantially as set forth below. In issuing the Credit, GE Capital is expressly authorized to make such changes from the terms herein below set forth as GE Capital, in its sole discretion, may deem advisable.

Applicant (Full Name and Address)

Advising Bank:    Wachovia Bank, National Association

                                  401 Linden Street, 1st Floor

                                  Winston-Salem, North Carolina 27101

                                  Attention: GE Capital Corporation Standby

                                          Letter of Credit Team

(DO NOT CHANGE THIS BLOCK)

Beneficiary (Full Name and Address)	[ USD unless otherwise specified ] Currency and Amount in Figures: Currency and Amount in Words:
Expiration Date:

* Special Instructions

Is EVERGREEN language required?    ☐  Yes    ☐  No

If yes, what is the number of days notification required for customary non-renewal notice?

☐  Thirty days    ☐  Sixty Days    ☐  Ninety days    ☐  Other

** IF AUTO, list the “final” or “cap” date, if any:                    **

Charges: GE Capital’s charges are for our account; all other charges are to be paid by beneficiary.

Credit to be available to payment against Beneficiary’s draft(s) at sight drawn on GE Capital or its correspondent at GE Capital’s option accompanied by the following documents:

☐ Statement, purportedly signed by the Beneficiary, reading as follows (please state below exact wording to appear on the statement):

☐ Other Documents

☐ Special Conditions

☐ Issue substantially in form of attached specimen. (Specimen must also be signed by applicant)

Complete only when the Beneficiary (Foreign Bank, or other Financial Institution) is to issue its undertaking based on this Credit.
☐	Request Beneficiary to issue and deliver their (specify the type of undertaking) in favor of for an amount not exceeding the amount specified above, effective immediately relative to (specify contract number or other pertinent reference) to expire on . (This date must be at least 15 days prior to the expiry date indicated above). It is understood that if the Credit is issued in favor of any bank or other financial or commercial entity which has issued or is to issue an undertaking on behalf of the Applicant of the Credit in connection with the Credit, the Applicant hereby agrees to remain liable under the Master Agreement and this Application in respect of the Credit (even after its expiry date) until GE Capital is released by such bank or entity.

Each Applicant signing below affirms that it has fully read and agrees to this Application. In consideration of GE Capital’s issuance of the Credit, the Applicant agrees to be bound by the Master Agreement for Standby Letters of Credit between Applicant and GE Capital (the “Master Agreement”), the terms of which are incorporated by reference. All actions to be taken by GE Capital hereunder or in connection with any Credit may be taken by Wachovia Bank, National Association1, or another bank designated by GE Capital as GE Capital’s agent.

(Note: If a bank, trust company, or other financial institution signs as Applicant for its customer, or if two Applicants jointly apply, both parties should sign below). Documents may be forwarded to you by the Beneficiary, or the negotiating bank, in one mail. You may forward documents to us or our customhouse broker, if specified below, in one mail. We understand and agree that this Credit will be subject to the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce currently in effect, and in use by Bank (“UCP”) or the International Standby Practices, International Chamber of Commerce Publication No. 590 or any subsequent version currently in effect and in use by Bank (“ISP98”).

(Print or type name of Applicant)	(Print or type name of Applicant)
(Address)	(Address)

Authorized Signature (Title)	Authorized Signature (Title)
Authorized Signature (Title)	Authorized Signature (Title)
Customer Contact

GE CAPITAL USE ONLY

(NOTE: Application will NOT be processed if this section is not complete.)

Approved:	City:	Date:
Telephone:
(Print name and title)

GE BUSINESS CODE: (CHECK ONE)

CFS X HFS EFS REF FFC	ML-CFS ML-HFS ML-EFS ML-REF ML-FFC

GE CONTACT: (A COPY OF THE COMPLETED LETTER OF CREDIT WILL BE SENT TO THIS GE CONTACT)

NAME: WALTER WOODS  PHONE: 312-441-6937 FAX: 866-930-6411 EMAIL: walter.woods@ge.com

[1]	Confirm with GECC that references to Wachovia Bank National Association should be updated to reflect merger with Wells Fargo.

.

APPLICATION AND AGREEMENT FOR
DOCUMENTARY LETTER OF CREDIT

Dear Sir/Madam:

The undersigned hereby requests General Electric Capital Corporation (“GE Capital”) to arrange for GE Capital Trade Services, Ltd. (the “Issuer”), to open (as the undersigned’s agent) the irrevocable Letter of Credit.

Please TYPE information in the fields below. We reserve the right to return illegible applications for clarification.

Date:	Please issue an Irrevocable Commercial Letter of Credit substantially as set forth below and forward same through a selected correspondent by: ☐  Teletransmission ☐  Overnight Carrier
☐ Mail ☐ Other If Other, explain
L/C #:		Advising Bank Name (optional):
(Bank Use Only)

Applicant (Full Name & Address)	Currency and Amount in Figures:
Tolerance Amount (if applicable): %
Currency and Amount in Words:
Beneficiary (Full Name & Address)	Expiration Date:
Latest Shipment Date:

Draft Tenor:	☐Sight;	OR	Days from ☐ Sight or from ☐ Bill of Lading Date; OR ☐ Other

Draft for:	☐100%	OR	☐ % of the invoice value, drawn at the Issuer’s option, on the Issuer or its correspondent.

Charges:	GE Capital Trade Services, Ltd.’s charges are for the: ☐ Applicant ☐ Beneficiary

Shipment From (Port of Loading):	Shipment To (Port of Discharge):
Brief Merchandise Description: (PLEASE MENTION COMMODITY ONLY, OMITTING DETAILS ON PRICE, GRADE, QUALITY, ETC.)

Terms of Shipment:	☐	FOB ☐ C&F(CFR) ☐ CIF ☐ FAS ☐ Other

Letter of Credit to be:	☐	Transferable	☐	Non-Transferable

Partial Shipments are:	☐	Permitted	☐	Non-Permitted

Transhipments are:	☐	Permitted	☐	Non-Permitted

DOCUMENTS REQUIRED
Transport Document (select one)	Freight	Notify Party:
☐ Full Set Clean Multi Modal Transport	☐ Collect	Company Name:
Bill of Lading consigned to:	☐ Prepaid	Contact Name:
☐ Full Set Clean on Board Marine		Address:
Bill of Lading
☐ Air Waybill
☐ Other
NOTE:
Transportation documents should be consigned to		Phone: ( ) -
the order of Wachovia Bank, National Association.		Fax #: ( ) -
Insurance (select one)
☐ Insurance effected by Applicant. No insurance document is required.
☐ Air or Marine/War Insurance Policy or Certificate Covering “All Risks” for 110% Invoice cost.
Specify other risks as needed:

1

Other Commercial Documents (in duplicate, unless otherwise specified):

☐ Commercial Invoice –	☐ Packing List -
☐ Certificate of Origin –	☐ Other Documents, specify:

Special Instructions and/or Conditions (including, if Applicant has a preference, selection of UCP as herein defined as rules governing the Credit):

Documents must be presented to negotiating bank within days of shipment. (If blank, 21 days will apply.)

Please forward documents for customhouse entry to:

Please call:	at for questions at time of issuance and/or approval of
discrepancies.

Documents may be forwarded to Bank by the beneficiary, or the negotiating bank, in one mail. Bank may forward documents to

Applicant or its customhouse broker, if specified above, in one mail. Applicant understands and agrees that unless it specifies otherwise in writing prior to issue, at Bank’s option this Credit will be subject to the Uniform Customs and Practice of Documentary Credits of the International Chamber of Commerce currently in effect, and in use by Bank (“UCP”) or any subsequent revision currently in effect and in use by Bank.

The negotiating bank, if any, is to be authorized to forward all documents in one registered airmail.

PLEASE DATE AND OFFICIALLY SIGN THIS APPLICATION.

APPLICANT WARRANTS THAT NO SHIPMENT INVOLVED IN THIS APPLICATION IS IN VIOLATION OF

U.S. TREASURY FOREIGN ASSETS CONTROL REGULATIONS.

Each Applicant signing below affirms that it has fully read and agrees to this Application and the Continuing Letter of Credit Agreement attached. In consideration of GE Capital’s issuance of the Credit, each Applicant agrees to be bound by the Agreement as set forth in this and in the following pages (even if the following pages are not attached to the Application) delivered to Bank. (Note: If a bank, trust company, or other financial institution signs as Applicant or joint and several Applicant for its customer, or if two Applicants jointly and severally apply, both parties sign below.)

The terms, conditions, and covenants attached and initialed by each party form a part of the agreement and have been read and are a part hereof.

Print or type name of Applicant	Print or type name of GE Approver
Address	GE Approver’s Unit/Region
Authorized Signature (Title)	GE Approver’s Title
Authorized Signature (Title) If dual applicant signatures are required	Authorized Signature of GE Approver

In consideration of the Issuer issuing its Documentary Letter of Credit (“Credit”), substantially according to the foregoing instructions, the Applicant intending to be legally bound, agrees as follows:

2

ATTACHED ARE THE IRREVOCABLE COMMERCIAL LETTER OF CREDIT AGREEMENT TERMS AND CONDITIONS CONTINUING LETTER OF CREDIT AGREEMENT

1. To pay to GE Capital on demand: (i) each amount drawn under the Credit in Dollars or in the event that drafts under the Credit are payable in a currency other than U.S. dollars, the dollar equivalent of each amount so drawn; (ii) interest on each amount (or the dollar equivalent thereof) so drawn for each day from the date of payment of the relevant draft to and including the date of payment in full of such amount by Applicant to GE Capital, at the rate per annum specified in the Credit Agreement (defined below); and (iii) any and all commissions and charges of, and any and all costs and expenses incurred by, GE Capital, the Issuer and each of their correspondents in relation to the Credit and all drafts thereunder.

2. To secure the payment and performance of all Obligations, the Applicant hereby grants to GE Capital an absolute security interest in and unqualified right to the possession and disposal of all property shipped under or in connection with the Credit, whether released to the Applicant under security agreements or otherwise, and also in and to all shipping documents, documents of title, or drafts drawn under the Credit and in and to all other property owned by the Applicant, in or coming into GE Capital's possessions or custody, and in any deposit balances now or hereafter held by GE Capital for the Applicant's account, together with the proceeds of each and all of the foregoing, until such time as all the obligations and liabilities of the Applicant to GE Capital now or hereafter incurred have been fully paid and discharged. This grant is in addition to all grants under the Loan Documents. Subject to the terms of the Credit Agreement, the undersigned agrees to make such cash deposits with GE Capital as GE Capital may require to further secure the undersigned's Obligations. GE Capital is subrogated to all claims of Applicant and Beneficiary arising with respect to the Credit.

3. To promptly examine the copy of the Credit (and any amendments thereof) sent to Applicant, as well as all other instruments and documents delivered to Applicant from time to time in connection with the Credit, and, in the event Applicant has any claim of non-compliance with the instructions or of any discrepancy or other irregularity, Applicant will immediately notify GE Capital thereof in writing, and Applicant will conclusively be deemed to have waived any such claim against GE Capital, Issuer and their agents and subcontractors unless such immediate notice is given as aforesaid. Neither Issuer, GE Capital nor any of their agents and subcontractors shall be responsible for, and neither Issuer’s and GE Capital's powers and rights hereunder nor Applicant's Obligations shall be affected by: (i) any act or omission pursuant to Applicant's instructions; (ii) any other act or omission of Issuer, GE Capital or their agents and subcontractors or their respective agents or employees other than any such arising from its or their gross negligence or wilful misconduct; (iii) the validity, accuracy or genuineness of drafts, documents or required statements, even if such drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Applicant shall have notified Issuer or GE Capital thereof); (iv) failure of any draft to bear any reference or adequate reference to the Credit; (v) errors, omissions, interruptions or delays in transmission of delivery of any messages however sent and whether or not in code or otherwise; (vi) any act, default, omission, insolvency or failure in business of any other person (including any agent or subcontractor) or any consequences arising from causes beyond Issuer’s or GE Capital's control; or (vii) any acts or omissions of any Beneficiary of the Credit or transferee of the Credit, if transferable; (viii) any act or omission of GE Capital or Issuer required or permitted under any (1) law or practice to which a Credit is subject, (2) applicable order, ruling or decree of any court, arbitrator or governmental agency, or (3) published statement or interpretation on a matter of law or practice; (ix) honor or other recognition of a presentation or demand that includes forged or fraudulent documents or that is otherwise affected by the fraudulent or illegal conduct of the Beneficiary or other person (excluding GE Capital’s and Issuer’s employees), or (x) dishonor of any presentation that does not strictly comply with the terms of the applicable Credit or that is fraudulent, forged or otherwise not entitled to be honored. GE Capital may appoint any of its other subsidiaries as "Issuer" at any time and any Issuer may assign all or any portion of its rights under this Agreement or the Credit to any subsidiary of GE Capital, in each case without prior notice to Applicant.

4. GE Capital, acting through the Issuer may at any time and from time to time, in its discretion, by agreement with one or more other applicants: (a) further finance or refinance any transaction under the Credit; (b) renew, extend or change the time of payment or the manner, place or terms of payment of any of the Obligations; (c) settle or compromise any of the Obligations or subordinate the payment thereof to the payment of any other debts of or claims against any Applicant which may at the time be due or owing to the Issuer; or (d) release any Applicant or any guarantor or any Collateral, or modify the terms under which such Collateral is held, or forego any right of setoff, or modify or amend in any way this Agreement or the Credit, or give any waiver of consent under this Agreement; all in such manner and on such terms as Issuer may deem proper and without notice or further assent from such Applicant. In any such event, such Applicant shall remain bound by this Agreement after giving effect to such event, and the Obligations under this Agreement shall be continuing obligations in respect of any transaction so financed or refinanced and, in either case, if the Obligations are contingent, may be treated by GE Capital as due and payable for their maximum face amount.

5. If Issuer is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, Issuer, or any other condition is imposed upon Issuer which imposes a cost upon Issuer, and the result, in the determination of Issuer is to increase the cost to Issuer of maintaining the Credit or paying or funding the payment of any draft thereunder, or to reduce the amount of any sum received or receivable, directly or indirectly, by Issuer hereunder, Applicant will pay to Issuer upon demand such amounts required to compensate Issuer for such increased cost or reduction. In making the determinations contemplated hereunder, Issuer may make such estimates, assumptions, allocations and the like which Issuer in good faith determines to be appropriate, but Issuer’s selection thereof, and Issuer’s determinations based thereon, shall be final and binding and conclusive upon Applicant.

6. If the Applicant obtains possession of goods or documents covered by the Credit, prior to the Issuer’s receipt of documents, then all discrepancies and other irregularities of said documents are deemed waived by Applicant, and Issuer is authorized to pay any drafts drawn or purporting to be drawn upon the Credit.

7. Applicant shall indemnify and hold GE Capital, Issuer and their agents, subcontractors and servicers harmless from and against all claims, liabilities, losses, costs and expenses, including attorneys' fees and disbursements, incurred or suffered by GE Capital and/or Issuer in connection with the Credit. None of GE Capital, Issuer or any of their subcontractors, agents or servicers shall be liable to Applicant for any special, indirect, consequential or punitive damages. Applicant shall mitigate any damages claimed against any of the foregoing.

8. The Applicant shall procure or cause the beneficiaries of the Credit to procure promptly any necessary import and export or other licenses for import or export or shipping of any goods referred to in or pursuant to the Credit and to comply and to cause the beneficiaries to comply with all foreign and domestic governmental regulations in regard to the shipment and warehousing of such goods or otherwise relating to or affecting the Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as GE Capital may at any time require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be satisfactory to GE Capital, and to cause GE Capital's interest to be endorsed thereon, and to furnish GE Capital on demand with evidence thereof. Should the insurance upon said goods for any reason be unsatisfactory to GE Capital, GE Capital may, at its expense, obtain insurance satisfactory to it.

9. No delay by GE Capital or Issuer in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver or amendment of any provision hereof shall be enforceable against GE Capital or Issuer unless in writing and signed by an officer of GE Capital, and unless it expressly refers to the provision affected, any such waiver shall be limited solely to the specific event waived. All rights granted GE Capital or Issuer hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to GE Capital or Issuer under applicable law and nothing herein shall be construed as limiting any such other right.

10. Notwithstanding any provision to the contrary herein, GE Capital reserves the right to decline any instruction provided if, in its discretion, GE Capital determines that the carrying out of such instruction contravenes GE Capital's customary procedures or policy or any applicable law, rule or regulation.

11. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, and GE Capital and Issuer shall have the rights and remedies of a secured party under applicable law, including but not limited to the Uniform Commercial Code of New York. Applicant agrees that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated only in courts located within the State of New York or elsewhere as GE Capital may select and that such courts are convenient forums therefor and submits to the personal jurisdiction of such courts. Applicant waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Applicant at its address last specified for notices hereunder, and service so made shall be deemed completed two (2) days after the same shall have been so mailed. Applicant waives the right to a trial by jury in any action or proceeding between it and GE Capital or the Issuer and waives the right to assert in any action or proceeding with regard to this Agreement or any of the Obligations any offsets or counterclaims which it may have. The Credit and this Agreement shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, the terms of which are incorporated herein.

12. Applicant hereby acknowledges that Issuer is a third party beneficiary under this Agreement and may enforce its rights under this Agreement directly against the Applicant as if Issuer were named herein as a party. This Agreement is entered into pursuant to a Credit Agreement or factoring arrangement in which GE Capital or a subsidiary thereof is a lender or factor or an agent for lenders or factors and Applicant or a corporate affiliate of Applicant is a borrower or seller of accounts (the “Credit Agreement”). Unless otherwise defined herein, all defined terms herein shall have the meanings ascribed to them in the Credit Agreement. This Agreement is a “Loan Document” as such term is defined in the Credit Agreement, and is subject to the remedies referred to in the Loan Documents upon the occurrence of an Event of Default.

3

Initial Authorized Applicant	Initial Authorized GE Approver

4

INSTRUCTIONS FOR COMPLETION OF GE CAPITAL TRADE SERVICES, LTD.

APPLICATION AND AGREEMENT FOR IRREVOCABLE COMMERCIAL LETTER OF CREDIT

Following are instructions to assist you in completing the GE Capital Trade Services, Ltd. Application and Agreement for an Irrevocable Commercial Letter of Credit.

NOTE: To properly complete this document the “TAB” key must be used to navigate to and from all form fields.

1.	Enter today’s date.

2.	Check the box to indicate the method of delivery to the beneficiary. If Other, enter alternate method of delivery.

3.	Leave blank. For entry by GE Capital Trade Services, Ltd.’s International Department.

4.	Advising Bank – enter the name and address of your beneficiary’s choice of advising bank.

•	If no bank is designated, GE Capital Trade Services, Ltd. will choose a bank for you from our global network of correspondent banks.

•

If the bank named is not a correspondent of GE Capital Trade Services, Ltd., we will advise the Letter of Credit through one of our correspondents in that country, and request them to further advise the beneficiary’s bank.

5.	Enter the Applicant’s (buyer) complete company name and address.

6.	Enter the dollar amount of the Letter of Credit in figures (ex. $2,000,000.00).

•	If you indicate “about” or “approximately,” the credit will be issued with a value of plus or minus 10 percent

•	Indicate tolerance percentage, if applicable (ex. $2,000,000.00 +/- 5%).

7.	Enter the dollar amount of the Letter of Credit in words (ex. Two Million U. S. Dollars).

8.	Enter the Beneficiary’s (seller) complete company name and address.

9.	Enter the date the Letter of Credit will expire.

10.	Enter the last date in which the beneficiary can place the goods on transport.

•	Note: if multiple dates are allowed due to a specific shipment schedule, you may indicate this in the merchandise description and/or in special instructions.

11.	Indicate payment terms (draft tenor).

•	Sight - payment to be made upon presentation of documents.

•	Days from - time payment to be made at a future date, (i.e., 60 days from bill of lading date or 90 days from sight).

•	Other – enter description or date (ex. fixed maturity date 12/01/01)

12.	Indicate “Draft for 100% of invoice value, or for the tolerance value, if any.

13.	Indicate who will pay GE Capital Trade Services, Ltd.’s banking charges.

14.	Enter the Port of Loading location where the goods will board transportation.

15.	Enter the Port of Discharge location where the ultimate delivery of the goods will be.

16.	Enter the actual description of the goods which will be recorded on the Letter of Credit. This information must appear on the commercial invoice and should be brief. (Please mention commodity only, omitting details on price, grade, quality, etc.) 17. Check a box to indicate terms of shipment (as outlined in your agreement with the beneficiary of the Letter of Credit).

•	FOB (Free on Board)

•	C&F (CFR) (Cost and Freight)

•	CIF (Cost, Insurance, Freight)

•	FAS (Free Alongside Ship)

•	Other - Enter other shipment terms.

18.	Check a box to indicate whether beneficiary may, or may not, transfer the Letter of Credit to another party.

•	If no selection is made, the Letter of Credit will default to non-transferable.

19.	Check a box to indicate whether beneficiary must ship the goods in one shipment or multiple shipments.

20.	Check a box to indicate whether goods can be moved from one mode of transportation to another during shipment. 21. Check a box to indicate the transport document (applies to the mode of transportation)

•	If the merchandise is to travel by more than one mode of transportation under the terms of the Letter of Credit, check “Full Set Clean Multi Modal Transport Bill of Lading” (ex. ship to truck)

•	List transport documents for other modes of transportation in the “Other” field (ex. Truck Bill of Lading).

Note: Transportation documents should be consigned to the order of Wachovia Bank, National Association. 22. Check a box to indicate method of payment for freight charges.

23.	Enter the party to be notified when the shipment comes in. Include company name, contact name, address, telephone number and fax number.

24.	Check a box to indicate who pays for the insurance on the merchandise while it is being transported.

•	If seller covers insurance, the insurance policy will be a required document under the Letter of Credit.

25.	Check all applicable boxes needed to process the merchandise (in duplicate, unless otherwise specified). If Other, enter any additional required documentation to be presented under the Letter of Credit.

26.	Provide any special instructions for the beneficiary (seller) which relate to the Letter of Credit.

27.	Indicate how many days after the shipment date the documents must be presented to the bank for negotiation.

•	The presentation period should be determined by the amount of days between the Latest Shipment Date (No. 10) and the Expiration Date (No. 9)

1

**The following points – Nos. 28 and 29 – are for internal use only and will not appear in terms and conditions of Letter of Credit.**

28.	If you are using a freight forwarder or customhouse broker to clear your goods, provide full name and address.

•	One full set of documents will be sent to the broker/forwarder for customs clearance.

•	The remaining documents will be sent to your company.

29.	Provide the name and telephone number of the person at your company to be contacted regarding any questions relating to the issuance of the Letter of Credit, as well as approval of payment and/or discrepancies on the documents.

30.	Provide the full name and address of your company, and the signature(s) of authorized person(s) of your company.

31.	Provide the full name, Unit/Region, Title and signature(s) of the authorized GE Capital Approver.

32.	Enter Applicant’s initials signing Agreement Clause.

33.	Enter GE Capital Approver’s initials acknowledging the Applicant’s initials to the Agreement Clause.

NOTE: In the event that your data content exceeds the spaces available for input on the application form, you may attach additional documentation to the printed application form. If you attach additional documentation, please sign and date each additional page of documentation.

GE Capital Representative: Kindly forward the completed Application and Agreement as follows:

Attn:	GE LC Dept.
Fax:	877-868-7082
Phone:	877-799-0052

See Attached Example Below.

2

APPLICATION AND AGREEMENT FOR
DOCUMENTARY LETTER OF CREDIT

Dear Sir/Madam:

The undersigned hereby requests General Electric Capital Corporation (“GE Capital”) to arrange for GE Capital Trade Services, Ltd. (the “Issuer”), to open (as the undersigned’s agent) the irrevocable Letter of Credit.

Please TYPE information in the fields below. We reserve the right to return illegible applications for clarification.

Date:	(1)	Please issue an Irrevocable Commercial Letter of Credit substantially as set forth below and forward same through a selected correspondent by: ☐ Teletransmission ☐ Overnight Carrier ☐ Mail ☐ Other If Other, explain (2)
L/C #:	(3) (Bank Use Only)	Advising Bank Name (optional): (4)

Applicant (Full Name & Address) (5)	Currency and Amount in Figures: (6)
Tolerance Amount (if applicable): (6) %
Currency and Amount in Words: (7)
Beneficiary (Full Name & Address) (8)	Expiration Date: (9)
Latest Shipment Date: (10)

Draft Tenor:	☐Sight;	OR	Days from ☐ Sight or from ☐ Bill of Lading Date ; OR ☐ Other (11)

Draft for:	☐100%	OR	% of the invoice value, drawn at the Bank’s option, on the Bank or its correspondent. (12)

Charges:	GE Capital Trade Services, Ltd’s charges are for the: ☐ Applicant ☐ Beneficiary (13)

Shipment From (Port of Loading): (14)	Shipment To (Port of Discharge): (15)
Brief Merchandise Description: (PLEASE MENTION COMMODITY ONLY, OMITTING DETAILS ON PRICE, GRADE, QUALITY, ETC.)(16)

Terms of Shipment:	☐	FOB ☐ C&F(CFR) ☐ CIF ☐ FAS ☐ Other (17)

Letter of Credit to be:	☐	Transferable	☐	Non-Transferable (18)

Partial Shipments are:	☐	Permitted	☐	Non-Permitted (19)

Transhipments are:	☐	Permitted	☐	Non-Permitted (20)

DOCUMENTS REQUIRED
Transport Document (select one) (21)	Freight (22)	Notify Party: (23)
☐ Full Set Clean Multi Modal Transport	☐ Collect	Company Name:
Bill of Lading	☐ Prepaid	Contact Name:
☐ Full Set Clean on Board Marine		Address:
Bill of Lading
☐ Air Waybill
☐ Other		Phone: ( ) -

Fax #: ( ) -
NOTE:

Transportation documents should be consigned to the order of Wachovia Bank, National Association.
Insurance (select one) (24)
☐ Insurance effected by Applicant. No insurance document is required.
☐ Air or Marine/War Insurance Policy or Certificate Covering “All Risks” for 110% Invoice cost.
Specify other risks as needed:

3

INSTRUCTIONS FOR COMPLETION OF GE CAPITAL TRADE SERVICES, LTD.’S

APPLICATION AND AGREEMENT FOR IRREVOCABLE COMMERCIAL LETTER OF CREDIT

Other Commercial Documents (in duplicate, unless otherwise specified):

☐ Commercial Invoice –	☐ Packing List -
☐ Certificate of Origin –	☐ Other Documents, specify: (25)

Special Instructions and/or Conditions (including, if Applicant has a preference, selection of UCP as herein defined as rules governing the Credit): (26)

Documents must be presented to negotiating bank within days of shipment. (If blank, 21 days will apply.) (27)

Please forward documents for customhouse entry to: (28)

Please call: (29)	at for questions at time of issuance and/or approval of
discrepancies.

Documents may be forwarded to Bank by the beneficiary, or the negotiating bank, in one mail. Bank may forward documents to

Applicant or its customhouse broker, if specified above, in one mail. Applicant understands and agrees that unless it specifies otherwise in writing prior to issue, at Bank’s option this Credit will be subject to the Uniform Customs and Practice of Documentary Credits of the International Chamber of Commerce currently in effect, and in use by Bank (“UCP”) or any subsequent revision currently in effect and in use by Bank.

The negotiating bank, if any, is to be authorized to forward all documents in one registered airmail.

PLEASE DATE AND OFFICIALLY SIGN THIS APPLICATION.

APPLICANT WARRANTS THAT NO SHIPMENT INVOLVED IN THIS APPLICATION IS IN VIOLATION OF

U.S. TREASURY FOREIGN ASSETS CONTROL REGULATIONS.

Each Applicant signing below affirms that it has fully read and agrees to this Application and the Continuing Letter of Credit Agreement attached. In consideration of Bank’s issuance of the Credit, each Applicant agrees to be bound by the Agreement as set forth in this and in the following pages (even if the following pages are not attached to the Application) delivered to Bank. (Note: If a bank, trust company, or other financial institution signs as Applicant or joint and several Applicant for its customer, or if two Applicants jointly and severally apply, both parties sign below.)

The terms, conditions, and covenants attached and initialed by each party form a part of the agreement and have been read and are a part hereof.

Print or type name of Applicant (30)	Print or type name of GE Approver (31)
Address	GE Approver’s Unit/Region
Authorized Signature (Title)	GE Approver’s Title
Authorized Signature (Title) If dual applicant signatures are required	Authorized Signature of GE Approver

4

INSTRUCTIONS FOR COMPLETION OF GE CAPITAL TRADE SERVICES, LTD.’S

APPLICATION AND AGREEMENT FOR IRREVOCABLE COMMERCIAL LETTER OF CREDIT

CONTINUING LETTER OF CREDIT AGREEMENT

1. To pay to GE Capital on demand: (i) each amount drawn under the Credit in Dollars or in the event that drafts under the Credit are payable in a currency other than U.S. dollars, the dollar equivalent of each amount so drawn; (ii) interest on each amount (or the dollar equivalent thereof) so drawn for each day from the date of payment of the relevant draft to and including the date of payment in full of such amount by Applicant to GE Capital, at the rate per annum specified in the Credit Agreement (defined below); and (iii) any and all commissions and charges of, and any and all costs and expenses incurred by, GE Capital, the Issuer and each of their correspondents in relation to the Credit and all drafts thereunder.

2. To secure the payment and performance of all Obligations, the Applicant hereby grants to GE Capital an absolute security interest in and unqualified right to the possession and disposal of all property shipped under or in connection with the Credit, whether released to the Applicant under security agreements or otherwise, and also in and to all shipping documents, documents of title, or drafts drawn under the Credit and in and to all other property owned by the Applicant, in or coming into GE Capital’s possessions or custody, and in any deposit balances now or hereafter held by GE Capital for the Applicant’s account, together with the proceeds of each and all of the foregoing, until such time as all the obligations and liabilities of the Applicant to GE Capital now or hereafter incurred have been fully paid and discharged. This grant is in addition to all grants under the Loan Documents. Subject to the terms of the Credit Agreement, the undersigned agrees to make such cash deposits with GE Capital as GE Capital may require to further secure the undersigned’s Obligations. GE Capital is subrogated to all claims of Applicant and Beneficiary arising with respect to the Credit.

3. To promptly examine the copy of the Credit (and any amendments thereof) sent to Applicant, as well as all other instruments and documents delivered to Applicant from time to time in connection with the Credit, and, in the event Applicant has any claim of non-compliance with the instructions or of any discrepancy or other irregularity, Applicant will immediately notify GE Capital thereof in writing, and Applicant will conclusively be deemed to have waived any such claim against GE Capital, Issuer and their agents and subcontractors unless such immediate notice is given as aforesaid. Neither Issuer, GE Capital nor any of their agents and subcontractors shall be responsible for, and neither Issuer’s and GE Capital’s powers and rights hereunder nor Applicant’s Obligations shall be affected by: (i) any act or omission pursuant to Applicant’s instructions; (ii) any other act or omission of Issuer, GE Capital or their agents and subcontractors or their respective agents or employees other than any such arising from its or their gross negligence or wilful misconduct; (iii) the validity, accuracy or genuineness of drafts, documents or required statements, even if such drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Applicant shall have notified Issuer or GE Capital thereof); (iv) failure of any draft to bear any reference or adequate reference to the Credit; (v) errors, omissions, interruptions or delays in transmission of delivery of any messages however sent and whether or not in code or otherwise; (vi) any act, default, omission, insolvency or failure in business of any other person (including any agent or subcontractor) or any consequences arising from causes beyond Issuer’s or GE Capital’s control; or (vii) any acts or omissions of any Beneficiary of the Credit or transferee of the Credit, if transferable; (viii) any act or omission of GE Capital or Issuer required or permitted under any (1) law or practice to which a Credit is subject, (2) applicable order, ruling or decree of any court, arbitrator or governmental agency, or (3) published statement or interpretation on a matter of law or practice; (ix) honor or other recognition of a presentation or demand that includes forged or fraudulent documents or that is otherwise affected by the fraudulent or illegal conduct of the Beneficiary or other person (excluding GE Capital’s and Issuer’s employees), or (x) dishonor of any presentation that does not strictly comply with the terms of the applicable Credit or that is fraudulent, forged or otherwise not entitled to be honored. GE Capital may appoint any of its other subsidiaries as “Issuer” at any time and any Issuer may assign all or any portion of its rights under this Agreement or the Credit to any subsidiary of GE Capital, in each case without prior notice to Applicant.

4. GE Capital, acting through the Issuer may at any time and from time to time, in its discretion, by agreement with one or more other applicants: (e) further finance or refinance any transaction under the Credit; (f) renew, extend or change the time of payment or the manner, place or terms of payment of any of the Obligations; (g) settle or compromise any of the Obligations or subordinate the payment thereof to the payment of any other debts of or claims against any Applicant which may at the time be due or owing to the Issuer; or (h) release any Applicant or any guarantor or any Collateral, or modify the terms under which such Collateral is held, or forego any right of setoff, or modify or amend in any way this Agreement or the Credit, or give any waiver of consent under this Agreement; all in such manner and on such terms as Issuer may deem proper and without notice or further assent from such Applicant. In any such event, such Applicant shall remain bound by this Agreement after giving effect to such event, and the Obligations under this Agreement shall be continuing obligations in respect of any transaction so financed or refinanced and, in either case, if the Obligations are contingent, may be treated by GE Capital as due and payable for their maximum face amount.

5. If Issuer is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, Issuer, or any other condition is imposed upon Issuer which imposes a cost upon Issuer, and the result, in the determination of Issuer is to increase the cost to Issuer of maintaining the Credit or paying or funding the payment of any draft thereunder, or to reduce the amount of any sum received or receivable, directly or indirectly, by Issuer hereunder, Applicant will pay to Issuer upon demand such amounts required to compensate Issuer for such increased cost or reduction. In making the determinations contemplated hereunder, Issuer may make such estimates, assumptions, allocations and the like which Issuer in good faith determines to be appropriate, but Issuer’s selection thereof, and Issuer’s determinations based thereon, shall be final and binding and conclusive upon Applicant.

6. If the Applicant obtains possession of goods or documents covered by the Credit, prior to the Issuer’s receipt of documents, then all discrepancies and other irregularities of said documents are deemed waived by Applicant, and Issuer is authorized to pay any drafts drawn or purporting to be drawn upon the Credit.

7. Applicant shall indemnify and hold GE Capital, Issuer and their agents, subcontractors and servicers harmless from and against all claims, liabilities, losses, costs and expenses, including attorneys’ fees and disbursements, incurred or suffered by GE Capital and/or Issuer in connection with the Credit. None of GE Capital, Issuer or any of their subcontractors, agents or servicers shall be liable to Applicant for any special, indirect, consequential or punitive damages. Applicant shall mitigate any damages claimed against any of the foregoing.

8. The Applicant shall procure or cause the beneficiaries of the Credit to procure promptly any necessary import and export or other licenses for import or export or shipping of any goods referred to in or pursuant to the Credit and to comply and to cause the beneficiaries to comply with all foreign and domestic governmental regulations in regard to the shipment and warehousing of such goods or otherwise relating to or affecting the Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as GE Capital may at any time require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be satisfactory to GE Capital, and to cause GE Capital’s interest to be endorsed thereon, and to furnish GE Capital on demand with evidence thereof. Should the insurance upon said goods for any reason be unsatisfactory to GE Capital, GE Capital may, at its expense, obtain insurance satisfactory to it.

9. No delay by GE Capital or Issuer in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver or amendment of any provision hereof shall be enforceable against GE Capital or Issuer unless in writing and signed by an officer of GE Capital, and unless it expressly refers to the provision affected, any such waiver shall be limited solely to the specific event waived. All rights granted GE Capital or Issuer hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to GE Capital or Issuer under applicable law and nothing herein shall be construed as limiting any such other right.

10. Notwithstanding any provision to the contrary herein, GE Capital reserves the right to decline any instruction provided if, in its discretion, GE Capital determines that the carrying out of such instruction contravenes GE Capital’s customary procedures or policy or any applicable law, rule or regulation.

11. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, and GE Capital and Issuer shall have the rights and remedies of a secured party under applicable law, including but not limited to the Uniform Commercial Code of New York. Applicant agrees that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated only in courts located within the State of New York or elsewhere as GE Capital may select and that such courts are convenient forums therefor and submits to the personal jurisdiction of such courts. Applicant waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Applicant at its address last specified for notices hereunder, and service so made shall be deemed completed two (2) days after the same shall have been so mailed. Applicant waives the right to a trial by jury in any action or proceeding between it and GE Capital or the Issuer and waives the right to assert in any action or proceeding with regard to this Agreement or any of the Obligations any offsets or counterclaims which it may have. The Credit and this Agreement shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, the terms of which are incorporated herein.

12. Applicant hereby acknowledges that Issuer is a third party beneficiary under this Agreement and may enforce its rights under this Agreement directly against the Applicant as if Issuer were named herein as a party. This Agreement is entered into pursuant to a Credit Agreement or factoring arrangement in which GE Capital or a subsidiary thereof is a lender or factor or an agent for lenders or factors and Applicant or a corporate affiliate of Applicant is a borrower or seller of accounts (the “Credit Agreement”). Unless otherwise defined herein, all defined terms herein shall have the meanings ascribed to them in the Credit Agreement. This Agreement is a “Loan Document” as such term is defined in the Credit Agreement, and is subject to the remedies referred to in the Loan Documents upon the occurrence of an Event of Default.

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(Initials of Authorized Applicant) (32)	(Initials of Authorized GE Approver) (33)

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REAFFIRMATION AGREEMENT

THIS REAFFIRMATION AGREEMENT (this “Agreement”) is entered into as of August 9, 2010, by each of BLOUNT, INC., a Delaware corporation (“Blount, Inc.”), GEAR PRODUCTS, INC., an Oklahoma corporation (“Gear”), OMARK PROPERTIES, INC., an Oregon corporation (“Omark”), WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company (“Windsor”; and together with Blount, Inc., Gear and Omark, referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), BLOUNT INTERNATIONAL, INC., a Delaware corporation (“Holdings”), BI, L.L.C., a Delaware limited liability company (“BI”), and 4520 CORP., INC., a Delaware corporation (“4520”; together with Borrowers, Holdings and BI, are referred to hereinafter each individually as a “Credit Party”, and individually and collectively, jointly and severally, as “Credit Parties”), in favor of GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as agent for the lenders party from time to time to the below defined Credit Agreement (together with its successors in such capacity, “Agent”).

This Agreement is made with reference to the following understandings, which are a part hereof:

A. Credit Parties, the lenders party thereto from time to time (“Prior Lenders”) and Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of December 4, 2009 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Prior Credit Agreement”); and

B. In connection with the Prior Credit Agreement, Credit Parties executed the documents listed on Schedule 1 attached hereto (the “Prior Loan Documents”); and

C. Concurrently herewith, Borrowers, Agent, Prior Lenders and the other lenders party thereto (collectively, “Lenders”) are entering into that certain Third Amended and Restated Credit Agreement, dated as of even date herewith (the “Credit Agreement”), in order to amend certain terms and provisions of the Prior Credit Agreement; and

D. In order to induce Agent and Lenders to execute and deliver the Credit Agreement, each Credit Party desires to enter into this Agreement in favor of Agent, for the benefit of Agent and Lenders; and

E. Capitalized terms used herein shall have the meaning ascribed to them in the Credit Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

1. Reaffirmation. Each Credit Party hereby (i) acknowledges and agrees that (a) its obligations owing to Agent and Lenders under each Prior Loan Document to which it is a party and (b) the prior grant or grants of security interests in favor of Agent in its properties and assets under any Prior Loan Document to which it is a party, shall continue to secure the Obligations, in each case, on the terms and conditions set forth in the applicable Prior Loan

Documents; (ii) reaffirms (a) all of its obligations owing to Agent and Lenders under each Prior Loan Document to which it is a party and (b) all prior grants of security interests in favor of Agent under any Prior Loan Document to which it is a party; (iii) anything to the contrary notwithstanding in any other Loan Document or other agreement executed on or prior to the date hereof, agrees that each of the Prior Loan Documents to which it is a party is and shall remain in full force and effect and (iv) continues to pledge and grant to Agent a security interest in and to all of the rights, title and interest of such Credit Party in, to and under the Collateral to secure the prompt payment and performance of all the Obligations.

2. Representations and Warranties. Each Credit Party represents and warrants as follows:

(a) the execution, delivery and performance by such Credit Party of this Agreement (i) are within such Person’s power, (ii) have been duly authorized by all necessary corporate or limited liability company action, (iii) do not contravene any provision of such Person’s charter, bylaws or operating agreement, as applicable, (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority, (v) except as set forth on Disclosure Schedule 3.3(e) of the Credit Agreement, do not conflict with or result in the breach or termination of, constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with prior to the Closing Date;

(b) this Agreement has been duly executed and delivered by such Credit Party, and constitutes the legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except, in each case, as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether enforcement is being sought in equity or at law);

(d) any representation or warranty by such Credit Party set forth in this Agreement is true and correct (with respect to any representation or warranty that is not otherwise qualified as to materiality, in any material respect) on and as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date; and

(e) immediately after giving effect hereto, no event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

3. Reference. Each Credit Party hereby acknowledges that all references to the “Credit Agreement” contained in any of the Prior Loan Documents and other agreements to which it is a party shall be references to the Credit Agreement, as amended and restated as of the date hereof.

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4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

5. Further Assurances. The parties agree to do such further acts and to execute and deliver such additional agreements and documents as Agent may reasonably request to consummate, evidence, or confirm the agreements contained herein in the manner contemplated hereby.

6. Loan Document. This Agreement shall constitute a Loan Document for all purposes.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT, AND CREDIT PARTIES MAY MAKE ANY COUNTERCLAIMS RELATING TO THE SAME MATTER, REQUESTS FOR EQUITABLE RELIEF RELATING TO THE SAME MATTER OR AFFIRMATIVE DEFENSES IN CONNECTION THEREWITH. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH

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CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

[remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CREDIT PARTIES:

BLOUNT, INC., a Delaware corporation

By:	/s/ Calvin E. Jenness
	Name:	CALVIN E. JENNESS
	Title:	Senior Vice President and Chief Financial
Officer

GEAR PRODUCTS, INC., an Oklahoma corporation

By:	/s/ Calvin E. Jenness
	Name:	CALVIN E. JENNESS
	Title:	Vice President and Chief Financial Officer

OMARK PROPERTIES, INC., an Oregon corporation

By:	/s/ Calvin E. Jenness
	Name:	CALVIN E. JENNESS
	Title:	Vice President and Chief Financial Officer

WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company

By: Blount, Inc., its sole member

By:	/s/ Calvin E. Jenness
	Name:	CALVIN E. JENNESS
	Title:	Senior Vice President and Chief Financial
Officer

REAFFIRMATION AGREEMENT

BLOUNT INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Calvin E. Jenness
	Name:	CALVIN E. JENNESS
	Title:	Senior Vice President and Chief Financial Officer

BI, L.L.C., a Delaware limited liability company

By: Blount, Inc., its managing member

By:	/s/ Calvin E. Jenness
	Name:	CALVIN E. JENNESS
	Title:	Vice President

4520 CORP., INC., a Delaware corporation

By:	/s/ Calvin E. Jenness
	Name:	CALVIN E. JENNESS
	Title:	Vice President

REAFFIRMATION AGREEMENT

Acknowledged and agreed this 9th day of August, 2010:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:	/s/ Judith Langan
Name: JUDITH LANGAN
Title: Duly Authorized Signatory

REAFFIRMATION AGREEMENT

Schedule 1

1.	Amended and Restated US Security Agreement, dated as of August 9, 2004, among each Credit Party and Agent.

2.	Amended and Restated Copyright Security Agreement, dated as of August 9, 2004, among each Credit Party and Agent.

3.	Amended and Restated Trademark Security Agreement, dated as of August 9, 2004, among each Credit Party and Agent.

4.	Amended and Restated Patent Security Agreement, dated as of August 9, 2004, among each Credit Party and Agent.

5.	Amended and Restated Pledge Agreement, dated as of August 9, 2004, among each Credit Party and Agent.

6.	Amended and Restated Quota Pledge Agreement, dated as of August 9, 2004, among Blount, Inc., Blount Industrial Ltda. and Agent.

7.	Amended and Restated Commercial Pledge Agreement Over Shares, dated as of August 9, 2004, among Blount, Inc. and Agent.

8.	Amended and Restated Agreement on the Pledge of Shares, dated as of August 9, 2004, among Blount, Inc. and Agent.

9.	Amended and Restated Share Pledge Agreement, dated as of August 9, 2004, among Blount, Inc. and Agent.

10.	Charge Over Shares, dated as of August 9, 2004, among Blount, Inc. and Agent.

11.	US Guaranty, dated as of May 15, 2003, among each Credit Party and Agent.

12.	Lockbox Agreement, dated August 14, 2003, among Agent, Bank of America, N.A. and certain Credit Parties.

13.	Deposit Account Control Agreement, dated August 14, 2003, among Agent, Bank of America, N.A. and Blount, Inc.

14.	Deposit Account Control Agreement, dated August 14, 2003, among Agent, Bank of America, N.A. and Gear Products, Inc.

15.	Amended and Restated Mortgage, Assignment of Leases and Rents and Fixture Filings (Shared Collateral), dated August 9, 2004, among Blount, Inc. and Agent with respect to the property located at Airport Industrial Park, Coffeyville, Kansas 67337.

16.	Amended and Restated Mortgage, Assignment of Leases and Rents and Fixture Filings (Shared Collateral), dated August 9, 2004, among Windsor Forestry Tools LLC and Agent with respect to the property located at 6004 Windsor Drive, Milan, Tennessee 38358.

17.	Amended and Restated Mortgage, Assignment of Leases and Rents and Fixture Filings, dated August 9, 2004, among Gear Products, Inc. and Agent with respect to the property located at 1111 N. 161st East Avenue, Tulsa, Oklahoma 74116.

18.	Amended and Restated Mortgage, Assignment of Leases and Rents and Fixture Filings (Shared Collateral), dated August 9, 2004, Blount, Inc. and Agent with respect to the property located at Grant and Nebraska Avenues, York, Nebraska.

19.	Amended and Restated Line of Credit Trust Deed, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated August 9, 2004, among Blount, Inc., Omark Properties, Inc. and Agent for the property located at 4909 S.E. International Way, Portland, Oregon 97222.